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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                         EME Homer City Generation L.P.

             (Exact name of registrant as specified in its charter)

           Pennsylvania                            4991                             33-0826938
 (State or other jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer Identification
  incorporation or organization)       Classification Code Number)                     No.)

                                ----------------

                             1750 Power Plant Road
                      Homer City, Pennsylvania 15748-8009
                                 (724) 479-9011
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                           Steven D. Eisenberg, Esq.
                             Edison Mission Energy
                      18101 Von Karman Avenue, Suite 1700
                            Irvine, California 92612
                                 (949) 752-5588
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                                    Copy to:
                           Robert M. Chilstrom, Esq.
                             Harold F. Moore, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                ----------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
                                ----------------

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                ----------------

                     CALCULATION OF REGISTRATION FEE CHART

                                                            Proposed Maximum      Proposed Maximum     Amount of
         Title of Each Class              Amount to Be     Offering Price Per    Aggregate Offering   Registration
    of Securities to Be Registered         Registered          Share (1)             Prices (1)         Fee (2)
8.137% Senior Secured Bonds due 2019      $300,000,000            100%              $300,000,000      $ 75,000
8.734% Senior Secured Bonds due 2026      $530,000,000            100%              $530,000,000      $132,500

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) Computed in accordance with Section 6(b) of the Securities Act by multiplying 0.00025 by the proposed maximum aggregate offering price.
                                ----------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    Edison Mission Holdings Co. is currently the primary obligor on its 8.137% Senior Secured Bonds due 2019 and its 8.734% Senior Secured Bonds due 2026. We, EME Homer City Generation L.P., along with the other direct and indirect subsidiaries of Edison Mission Holdings, are currently guarantors of Edison Mission Holdings' obligations on the Senior Secured Bonds. Following the effectiveness of the amendments and waivers and the consummation of the sale-leaseback transaction, each as described in the consent solicitation statement included in this registration statement, the outstanding bonds will become pass-through bonds entitled to receive payments made in respect of newly issued secured lease obligation bonds. The pass-through bonds will technically be issued by a newly formed special purpose entity. However, based on interpretations by the staff of the Securities and Exchange Commission, as detailed in a series of no-action letters issued by the SEC to third parties, we, as the lessee in the sale-leaseback transaction, will be deemed to be the issuer of the pass-through bonds for purposes of U.S. securities laws. Edison Mission Holdings' consent solicitation statement therefore also serves as our prospectus for the pass-through bonds.

THIS PRELIMINARY CONSENT SOLICITATION STATEMENT AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY THEM BE ACCEPTED, PRIOR TO THE TIME THE CONSENT SOLICITATION STATEMENT IS DELIVERED IN FINAL FORM. UNDER NO CIRCUMSTANCES SHALL THIS PRELIMINARY CONSENT SOLICITATION STATEMENT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF, THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION, QUALIFICATION OR FILING UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2001

                         CONSENT SOLICITATION STATEMENT

                         EME Homer City Generation L.P.
                          Edison Mission Holdings Co.

               Solicitation of Consents to Amendments and Waivers
                  With Respect to the Indenture Governing the
        8.137% Senior Secured Bonds due 2019 (CUSIP No. 28102Q AC 4) and
 8.734% Senior Secured Bonds due 2026 (CUSIP No. 28102Q AF 7) of Edison Mission
                                  Holdings Co.

    Edison Mission Holdings is soliciting your consent, as holders of its 8.137% Senior Secured Bonds due 2019 and its 8.734% Senior Secured Bonds due 2026, which we collectively refer to as the outstanding bonds, to the following proposals:

    - the amendment and waiver of several provisions of the Indenture, dated as of May 27, 1999, between Edison Mission Holdings and The Bank of New York, as successor trustee to United States Trust Company of New York; and

    - the authorization of the successor trustee to permit assignments of obligations under the outstanding bonds, release the guarantees of the outstanding bonds and amend several security documents entered into in connection with the issuance of the outstanding bonds.

    We are EME Homer City Generation L.P., an indirect wholly-owned subsidiary of Edison Mission Holdings and a guarantor on the outstanding bonds. Edison Mission Holdings is soliciting your consent in order to effectuate a sale-leaseback transaction of three coal-fired electric generating units and related facilities owned by us, which we refer to collectively as the facilities. Upon receipt of consents in respect of at least a majority in aggregate principal amount of the outstanding bonds voting as a single class, which we refer to as the requisite consents, all the outstanding bonds will become pass-through bonds entitled to receive payments made in respect of secured lease obligation bonds. We would be the lessee under the sale-leaseback transaction and, through our rental payments, would continue to provide all debt service payments on the pass-through bonds. Even if you do not consent to the proposals, you will still be bound by the proposals and will hold new pass-through bonds if Edison Mission Holdings receives the requisite consents and effects the sale-leaseback transaction.

    The outstanding bonds are currently secured and unconditionally guaranteed by each subsidiary of Edison Mission Holdings, including us, pursuant to the Guarantee and Collateral Agreement, dated as of March 18, 1999, as amended. The proposed amendments and waivers and the consummation of the sale-leaseback transaction would, among other things, release Edison Mission Holdings and its subsidiaries, including us, from our respective obligations under the outstanding bonds and substitute a revised collateral package for the existing collateral package. However, we, as lessee, would continue to be subject to restrictive covenants under the sale-leaseback transaction. In addition, the facilities would be pledged, together with other collateral, to secure the secured lease obligation bonds and, indirectly, the pass-through bonds. Receipt of the requisite consents is a condition precedent to the sale-leaseback transaction.

    See "Risk Factors" beginning on page 13 for a discussion of the risks that you should consider before consenting to our entering into the sale-leaseback transaction and the related amendments and waivers to the existing indenture and security documents to enable the outstanding bonds to become pass-through bonds.

   UNDER NO CIRCUMSTANCES SHOULD YOU TENDER OR DELIVER ANY OUTSTANDING BONDS.
    IF AND WHEN EDISON MISSION HOLDINGS RECEIVES THE REQUISITE CONSENTS AND
       THE SALE-LEASEBACK TRANSACTION IS CONSUMMATED, WE WILL REPLACE ALL
          OUTSTANDING BONDS WITH A LIKE AMOUNT OF PASS-THROUGH BONDS.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this consent solicitation statement. Any representation to the contrary is a criminal offense.

           The solicitation agents for the consent solicitation are:

Credit Suisse First Boston                                       Lehman Brothers

          The date of this consent solicitation statement is   , 2001.

    This consent solicitation will expire at 5:00 p.m., New York City time, on
        , 2001, unless extended by Edison Mission Holdings. The time and date of expiration of the consent solicitation is referred to in this consent solicitation statement as the expiration date. Consents may be revoked at any time up to the consent date, which is the earlier of (a) 5:00 p.m. New York City
time on         , 2001 and (b) the time and date on which Edison Mission
Holdings receives the requisite consents with respect to the outstanding bonds. Only registered holders who validly deliver consents before the expiration date will be entitled to receive any consent payment. If the requisite consents are not received by the expiration date, the sale-leaseback transaction described in this consent solicitation will not occur, and all terms and provisions of the outstanding bonds will remain unchanged.

    If Edison Mission Holdings receives the requisite consents and the requisite consents are not revoked on or before the expiration date, we effect the sale-leaseback transaction and the other conditions described in this consent solicitation statement are satisfied or waived, Edison Mission Holdings will pay to each holder who has validly delivered and not revoked a consent on or before the expiration date a consent payment of $ for each $1,000 in principal amount of outstanding bonds in respect of which a consent has been validly delivered.

    The sale-leaseback transaction would be effectuated through a sale-leaseback structure pursuant to which a large, multi-national investor, whose senior, unsecured debt is rated "AAA" by Standard & Poor's Ratings Services and "Aaa" from Moody's Investors Service, Inc., who will not be obligated in any way on the pass-through bonds, will invest approximately $798 million of new capital, which investment would rank junior to the pass-through bonds. We refer to this investor as the equity investor. We currently generate all the revenue from the operation of the facilities and provide, directly or indirectly, all payments to meet Edison Mission Holdings' debt service obligations under the outstanding bonds. Following the sale-leaseback transaction, we would continue to operate the facilities, generate all project revenue and be obligated to pay lease rent in an aggregate amount at least sufficient to meet all debt service obligations under the secured lease obligation bonds, and, in turn, the pass-through bonds. Edison Mission Holdings intends to retire its senior secured bank debt in the amount of $250 million, which is currently secured equally and ratably with the outstanding bonds, with a portion of the proceeds of the sale-leaseback transaction. Re-affirmation of the ratings of the pass-through bonds of "BBB-" by Standard & Poor's and "Baa3" by Moody's are conditions precedent to the consummation of the sale-leaseback transaction.

    THIS CONSENT SOLICITATION STATEMENT IS FIRST BEING SENT ON OR ABOUT   ,
2001. CONSENTS SHOULD BE SENT TO THE BANK OF NEW YORK, AS SUCCESSOR TRUSTEE TO UNITED STATES TRUST COMPANY OF NEW YORK, AT THE ADDRESS AND IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT AND ON THE FRONT COVER OF THE CONSENT FORM. CONSENTS SHOULD NOT BE DELIVERED TO US, EDISON MISSION HOLDINGS, THE INDENTURE TRUSTEE, THE SOLICITATION AGENTS OR THE INFORMATION AGENT. HOWEVER, EDISON MISSION HOLDINGS RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY US, EDISON MISSION HOLDINGS, THE INDENTURE TRUSTEE, THE SOLICITATION AGENTS OR THE INFORMATION AGENT.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
OUR RELATIONSHIP WITH EDISON MISSION HOLDINGS CO............    iii

AVAILABLE INFORMATION.......................................    iii

FORWARD-LOOKING STATEMENTS..................................    iii

INCORPORATION OF DOCUMENTS BY REFERENCE.....................     iv

SUMMARY.....................................................      1

RISK FACTORS................................................     13

CAPITALIZATION..............................................     16

SELECTED FINANCIAL DATA.....................................     17

DESCRIPTION OF THE PASS-THROUGH BONDS.......................     19

DESCRIPTION OF THE PRINCIPAL SALE-LEASEBACK TRANSACTION
  DOCUMENTS                                                      29

DESCRIPTION OF THE PROPOSED WAIVERS AND PROPOSED
  AMENDMENTS................................................     68

THE CONSENT SOLICITATION....................................     77

OUR MANAGEMENT..............................................     82

INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS.........     84

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....     86

LEGAL MATTERS...............................................     87

EXPERTS.....................................................     87

MISCELLANEOUS...............................................     88

    You should read and consider carefully the information contained in this consent solicitation statement in order to determine whether to give your consent to the proposals described in "Description of the Proposed Waivers and Proposed Amendments."

    To validly give your consent, you must properly complete, execute and deliver the accompanying consent form to the trustee on or before the expiration date, at its address listed on the last page of this consent solicitation statement, by overnight courier, hand delivery, mail, first-class postage prepaid or facsimile. Consent forms delivered by facsimile will be binding only if the original consent form is subsequently physically delivered on or before the expiration date.

    The proposals will be approved if Edison Mission Holdings has received the requisite consents and the requisite consents have not been revoked on or before the expiration date. The proposals will only become effective upon receipt of the requisite consents, the consummation of the sale-leaseback transaction and the making of the consent payment. For a description of the principal sale-leaseback documents, see "Description of the Principal Sale-Leaseback Transaction Documents." If the sale-leaseback transaction has not been
consummated and the consent payment has not been made on or before         ,
2001, none of the proposals will become effective. The consent payment will not be made if the requisite consents are not received, if the consent solicitation is terminated, if the sale-leaseback transaction is not consummated or if the amended and restated indenture does not otherwise become effective for any reason. Even if you do not consent to the proposals, you will still be bound by the proposals and will hold new pass-through bonds if we receive the requisite consents and effect the sale-leaseback transaction.

    Only holders of outstanding bonds will be eligible to consent to the proposals. The term holder as used in this consent solicitation statement means:

    - persons in whose name outstanding bonds were registered as of the close of
      business on         , 2001, which date we refer to as the record date; or

    - any other person who has been authorized by proxy or in any other manner acceptable to Edison Mission Holdings or any other person claiming title by or through that person, to vote the applicable outstanding bonds on behalf of the registered holder on the record date.

    We anticipate that The Depository Trust Company, which we refer to as DTC, as nominee holder of the outstanding bonds, will execute an omnibus proxy that will authorize its participants to consent with respect to the outstanding bonds owned by those DTC participants and held in the name of Cede & Co. as specified on the DTC position listing as of the record date. In that case, all references to holders will, unless otherwise specified, include DTC participants. Edison Mission Holdings reserves the right to establish from time to time any new date as a record date and, at that time, that new date will be the record date for purposes of this consent solicitation.

    The transfer of outstanding bonds after the record date will not have the effect of revoking any consent that has already been validly given by a holder, and each properly completed and executed consent form will be counted regardless of any transfer of the outstanding bonds to which the consent form relates, unless the procedure for revoking consents described in this consent solicitation statement has been complied with.

    You are not to construe the contents of this consent solicitation statement as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this consent solicitation.

    Questions and requests for assistance or additional copies of this consent solicitation statement and the consent form may be directed to the information agent or to the solicitation agents at their respective addresses and telephone numbers set forth on the back cover of this consent solicitation statement.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, EDISON MISSION HOLDINGS, THE TRUSTEE, THE SOLICITATION AGENTS OR THE INFORMATION AGENT. THIS CONSENT SOLICITATION STATEMENT IS NOT BEING MADE TO, AND NO CONSENTS ARE BEING SOLICITED FROM, THE HOLDERS IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE A SOLICITATION OR GRANT A CONSENT. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

               OUR RELATIONSHIP WITH EDISON MISSION HOLDINGS CO.

    Edison Mission Holdings Co. is currently the primary obligor on the outstanding bonds. We, EME Homer City Generation L.P., along with the other direct and indirect subsidiaries of Edison Mission Holdings, are currently guarantors of Edison Mission Holdings' obligations on the outstanding bonds. Following the effectiveness of the amendments and waivers and the consummation of the sale-leaseback transaction, as described in this consent solicitation statement, the outstanding bonds will become pass-through bonds and will be issued by a newly formed special purpose entity. However, based on the interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we, as the lessee in the sale-leaseback transaction, will be deemed to be the issuer of the pass-through bonds for purposes of U.S. securities laws. Edison Mission Holdings' consent solicitation statement therefore also serves as our prospectus for the pass-through bonds.

                             AVAILABLE INFORMATION

    We, along with Edison Mission Holdings and its other subsidiaries, are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Exchange Act file reports and other information with the SEC. Upon consummation of the sale-leaseback transaction, we will continue to be subject to the informational requirements of the Exchange Act, but Edison Mission Holdings, along with its other subsidiaries, will no longer be subject to those requirements. The reports and other information filed with the SEC by us, Edison Mission Holdings or any of its other subsidiaries may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the material can be obtained upon written request addressed to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically. The address of that website is http://www.sec.gov.

                           FORWARD-LOOKING STATEMENTS

    This consent solicitation statement and the documents incorporated by reference in this consent solicitation statement include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon our knowledge of facts as of the date of this consent solicitation statement and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside of our control, including, among other things:

    - governmental, statutory, regulatory or administrative initiatives affecting us, the facilities or the United States electricity industry generally;

    - demand for electric capacity and energy in the markets served by the facilities;

    - competition from other power plants, including new plants that may be developed in the future;

    - operating risks, including equipment failure, dispatch levels, availability, heat rate and output; and

    - the cost and availability of fuel and fuel transportation services for the facilities.

    We use words like "believes," "expects," "anticipates," "intends," "may," "will," "should," "estimate," "projected" and similar expressions to help identify forward-looking statements in this consent solicitation statement and in the documents incorporated by reference in this consent solicitation statement.

    For additional factors that could affect the validity of our forward-looking statements, you should read "Risk Factors" beginning on page 13. In light of these and other risks, uncertainties and assumptions, actual events or results may be very different from those expressed or implied in the forward-looking statements in this consent solicitation statement or in the incorporated documents or may not occur. We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Edison Mission Holdings and its direct and indirect subsidiaries, including us, with the SEC are incorporated by reference into this consent solicitation statement:

    - Registration Statement on Form S-4 with respect to the outstanding bonds filed on June 26, 2000;

    - Annual Report on Form 10-K for the year ended December 31, 2000;

    - Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

    - Current Report on Form 8-K dated September 24, 2001 (File No. 333-92047).

    All documents filed by Edison Mission Holdings and its direct and indirect subsidiaries, including us, pursuant to the Exchange Act subsequent to the date of this consent solicitation statement and before the termination of the consent solicitation will be deemed to be incorporated in this consent solicitation statement and to be part of this consent solicitation statement from the date of these reports and documents. Edison Mission Holdings will provide without charge to each person to whom this consent solicitation statement is delivered, on the written request of the person, a copy of any of the documents incorporated in this consent solicitation statement by reference. Written requests should be directed to Edison Mission Holdings Co., 18101 Von Karman Avenue, Suite 1700, Irvine, CA 92612, Attn: General Counsel.

    IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN 5 BUSINESS DAYS BEFORE YOU MAKE YOUR DECISION CONCERNING THIS CONSENT SOLICITATION.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS CONSENT SOLICITATION STATEMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS CONSENT SOLICITATION STATEMENT OR INCORPORATED IN THIS CONSENT SOLICITATION STATEMENT BY REFERENCE. THIS CONSENT SOLICITATION STATEMENT INCLUDES SPECIFIC TERMS OF THE OUTSTANDING BONDS AND THE PASS-THROUGH BONDS. WE ENCOURAGE YOU TO READ THIS CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY. IN THIS CONSENT SOLICITATION STATEMENT, THE WORDS "WE," "OUR," "OURS" AND "US" REFER TO EME HOMER CITY GENERATION L.P. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13 OF THIS CONSENT SOLICITATION STATEMENT.

BACKGROUND

    We currently own and operate three coal-fired electric generating units and related facilities located near Pittsburgh, Pennsylvania with an aggregate capacity of 1,884 megawatts (MW), which we collectively refer to as the facilities. Edison Mission Holdings formed five subsidiaries, including us, in order to effect the acquisition, ownership, financing and operation of the facilities. Each subsidiary of Edison Mission Holdings is also a subsidiary guarantor on the outstanding bonds. Edison Mission Holdings is a wholly-owned subsidiary of Edison Mission Energy. The following chart provides a general description of our relationship to Edison Mission Energy and Edison Mission Holdings.

         OUR CORPORATE STRUCTURE BEFORE THE SALE-LEASEBACK TRANSACTION

                                     [LOGO]

    On March 18, 1999, we acquired 100% of the ownership interest in the facilities for approximately $1.8 billion. The acquisition was financed through a capital contribution of $273 million from our partners, Mission Energy Westside, Inc. and Chestnut Ridge Energy Co., and a loan from our affiliate, Edison Mission Finance Co. In connection with the acquisition, Edison Mission Holdings issued $300 million aggregate principal amount of 8.137% Senior Secured Bonds due 2019 and $530 million aggregate principal amount of 8.734% Senior Secured Bonds due 2026, which it subsequently registered with the SEC pursuant to an exchange offer in which it offered registered bonds identical in all material respects to the privately held bonds.

    Each subsidiary guarantor, including us, has guaranteed payments on the outstanding bonds and Edison Mission Holdings' other senior secured debt, which currently includes senior secured bank debt in the amount of $250 million and a letter of credit that supports obligations of Edison Mission Holdings to maintain a debt service reserve on the outstanding bonds. In addition, each subsidiary guarantor has pledged substantially all of its respective assets and cash flow as collateral for the outstanding bonds and Edison Mission Holdings' other senior secured debt. Neither Edison Mission

Holdings nor any subsidiary guarantor besides us has any substantial assets other than direct and indirect ownership interests in us and related intercompany obligations. The only income available to Edison Mission Holdings to pay the principal of, premium, if any, and interest on, the outstanding bonds consists of repayments of subordinated intercompany loans and equity distributions from its subsidiaries. In turn, the subsidiaries' ability to generate earnings and to have available cash sufficient to repay the subordinated loans and make equity distributions is dependent upon our ability to successfully operate the facilities.

    We derive our revenues from the sale of energy and capacity into the Pennsylvania-New Jersey-Maryland power market, to the New York independent system operator and from bilateral contracts with power marketers and load serving entities within the Pennsylvania-New Jersey-Maryland power market, the New York independent system operator and the surrounding markets. We have entered into a contract with Edison Mission Marketing & Trading, Inc., our marketing affiliate, for the sale of energy and capacity produced by the facilities.

    Our principal executive offices are located at 1750 Power Plant Road, Homer City, Pennsylvania 15748-8009, and our telephone number is (724) 479-9011. For a more detailed description of Edison Mission Holdings, us, the other subsidiary guarantors and the facilities, you should refer to the documents which have been incorporated by reference in this consent solicitation statement. See "Incorporation of Documents By Reference."

BENEFITS TO HOLDERS OF THE OUTSTANDING BONDS

    We believe that the primary benefits of the sale-leaseback transaction to the holders of the outstanding bonds include the following:

    - the sale-leaseback transaction will result in the repayment and retirement of $300 million of floating rate senior secured bank debt, of which $250 million is currently outstanding, which is currently secured equally and ratably with the outstanding bonds, with the proceeds of the equity investment, which will be subordinated to the pass-through bonds;

    - based on the cash flow available for debt service for the six months ended June 30, 2001, senior debt service coverages would have improved by more than 23%, calculated as if the sale-leaseback transaction had occurred on January 1, 2001. Senior debt leverage based on current book value would have improved by approximately 13% from 57% to 44% at the same date as, adjusted for and as a result of, the sale-leaseback transaction;

    - a large, multi-national investor, whose senior, unsecured debt is rated "AAA" by Standard & Poor's and "Aaa" from Moody's, who will not be obligated in any way on the pass-through bonds, will invest approximately $798 million of new capital through its purchase of the facilities in the sale-leaseback transaction, which investment will be subordinated to the pass-through bonds;

    - a ratings reaffirmation of the pass-through bonds by both Standard & Poor's and Moody's will be a condition precedent to the sale-leaseback transaction;

    - proceeds from the sale-leaseback transaction in excess of proceeds used to repay our senior secured debt will be transferred to Edison Mission Energy and will be used to, among other things, repay indebtedness of Edison Mission Energy, thus reducing not only our leverage but also Edison Mission Energy's leverage; and

    - if you consent and we consummate the sale-leaseback transaction, you will receive payment of the consent fee.

    In addition, aside from changes necessary to adapt the current collateral package to a sale-leaseback structure, the collateral related to the mortgage on the facilities will remain substantially the same after the sale-leaseback transaction as described below in "--The Sale-Leaseback Transaction--Collateral Package and Credit Support Following the Sale-Leaseback Transaction."

RATIONALE FOR THE TRANSACTION

    Following is our primary rationale for the transaction:

    - the sale-leaseback transaction will give us the ability to add substantial junior equity capital into our capital structure; and

    - the sale-leaseback transaction will give Edison Mission Energy and us the ability to reduce outstanding debt, which will contribute to an improved credit profile for us and Edison Mission Energy.

THE SALE-LEASEBACK TRANSACTION

SALE-LEASEBACK TRANSACTION STRUCTURE

    We currently generate all the revenue from the operation of the facilities and provide, directly or indirectly, all payments to meet Edison Mission Holdings' debt service obligations under the outstanding bonds. Following the sale-leaseback transaction, we would continue to operate the facilities, generate all project revenue and be obligated to pay lease rent in an aggregate amount sufficient to meet all debt service obligations under the secured lease obligation bonds and, in turn, the pass-through bonds. The sale-leaseback transaction would be structured as eight separate transactions with separate, but commercially identical, documentation.

    The equity investor has formed eight Delaware special purpose, bankruptcy remote entities, which we refer to as the owner lessors. We refer to the entities that currently hold the membership interests in and would fund the owner lessors as the owner participants. Each owner lessor would acquire an undivided interest in the facilities; the aggregate purchase price paid by the owner lessors for these interests would be $1.6 billion plus some transaction costs. The owner participants would fund the owner lessors in an amount equal to approximately $798 million. The balance of the purchase price, equal to approximately $830 million, would be satisfied through the assumption by the owner lessors of all obligations under the outstanding bonds and the indenture. These obligations, as amended by the proposals described in this consent solicitation statement, would immediately be assigned to, and assumed by, Homer City Funding, LLC, a newly formed Delaware limited liability company owned by an entity unaffiliated with either us or the owner lessors. Homer City Funding is an unaffiliated, special purpose financing vehicle and would not be permitted to engage in activities unrelated to the servicing of the pass-through bonds.

    Concurrent with the sale of the undivided interests and each owner lessor's assumption of its pro rata portion of the obligations under the outstanding bonds, as consideration for the assumption of the outstanding bonds by Homer City Funding, each owner lessor would issue lessor notes in favor of Homer City Funding in the same amount as the obligations on the outstanding bonds assumed by the owner lessor. At the same time, Homer City Funding would assume all obligations under the outstanding bonds and the indenture as amended by the proposals described in this consent solicitation statement as consideration for the lessor notes and would execute an amended and restated indenture.

    We would simultaneously lease from each owner lessor, under eight facility leases, each owner lessor's undivided interest in the facilities. We would lease to each owner lessor an interest in the parcel of land on which the facilities are located, which we refer to as a ground interest. Each owner lessor would immediately sublease its ground interest back to us. We, Edison Mission Holdings and the other subsidiary guarantors would be released from our and their respective obligations under the indenture. However, our obligation to pay rent under the facility leases would be in an aggregate amount sufficient to pay at least the secured lease obligation bonds and, in turn, the pass-through bonds. We refer to the portion of rent to pay debt service on the pass-through bonds as the debt portion of rent. We would also be obligated under the facility leases to pay rent in respect of the equity interests of the owner lessors. We refer to this portion of the total rental payments as the equity portion of rent. Payments and rights with respect to the equity portion of rent would be subordinated to obligations with respect to the lessor notes and, in turn, the pass-through bonds. The schedule of payments to be made on the outstanding bonds, which would become pass-through bonds, would not be changed as a result of the sale-leaseback transaction.

EFFECTS OF THE SALE-LEASEBACK TRANSACTION

    If the sale-leaseback transaction is consummated, in addition to the structural changes discussed above, the following will occur:

    - we will continue to be responsible for generating revenues from the operations of the facilities;

    - through the sale-leaseback transaction documents, we will become subject to restrictive covenants, including covenants limiting our ability to make restricted payments and incur indebtedness, as well as other covenants of the type currently limiting the conduct of Edison Mission Holdings and its subsidiaries under the terms of the existing indenture, as described in "Description of the Principal Sale-Leaseback Transaction Documents--The Participation Agreements;"

    - through our general partner, who will adopt changes to its organizational documents, we will become a bankruptcy remote entity;

    - we will distribute a portion of the proceeds of the sale-leaseback transaction to Edison Mission Holdings to repay and retire its outstanding $300 million senior secured bank facility of which $250 million is currently outstanding, which is currently guaranteed by the subsidiary guarantors, including us, and is currently secured equally and ratably with the outstanding bonds;

    - since a portion of the proceeds will be used to repay $250 million of senior secured bank debt that we have guaranteed, the sale-leaseback transaction, will improve our coverage ratios related to the bonds which will now be called a senior rent coverage ratio instead of a debt service coverage ratio;

    - our only debt, besides the facility leases, will consist of remaining intercompany debt owed to our general partner, Mission Energy Westside, which will be unsecured and subordinated to our obligations under the facility leases, and the payment of any rent under each facility lease in excess of the amount of the debt service on the lessor notes will be subject to the satisfaction of specified release conditions, including: the absence of any default under the facility lease and confirmation by us that the historical and projected senior debt service coverage ratios for the applicable periods are at least 1.5 to 1.0 for periods before December 31, 2001 and 1.7 to 1.0 after that date; and

    - the aggregate of the debt portions of our rent under the facility leases will equal the debt service on the pass-through bonds.

COLLATERAL PACKAGE AND CREDIT SUPPORT BEFORE THE SALE-LEASEBACK TRANSACTION

    Currently, the outstanding bonds are secured by a collateral package consisting of the following:

    - a pledge of equity interests of Edison Mission Holdings and each subsidiary guarantor;

    - a lien on the assets of Edison Mission Holdings and each subsidiary guarantor;

    - a lien on revenues and right, title and interest in the existing collateral accounts;

    - a mortgage on our property;

    - a credit support guarantee by Edison Mission Energy, which expires on December 31, 2001; and

    - a security interest in insurance proceeds received by us.

    COLLATERAL PACKAGE AND CREDIT SUPPORT FOLLOWING THE SALE-LEASEBACK
     TRANSACTION

    If the sale-leaseback transaction is consummated, in order to reflect the leveraged lease structure, the collateral package supporting the pass-through bonds will be composed of a security interest in back-to-back collateral packages as described below.

    All the existing security for the outstanding bonds will be released and, as security for our obligations under each facility lease, we will grant the following rights, which we collectively refer to as the lessee security, to each respective owner lessor, which will then grant a security interest in the lessee security in favor of the collateral agent, and through the security interest granted to the lessor notes below, to the security agent for the benefit of Homer City Funding, as the holder of the lessor notes:

    - a security interest in specified collateral accounts described in "Description of the Principal Sale-Leaseback Transaction Documents--The Amended Security Deposit Agreement" not to exceed at any time the sum of all rent due and unpaid and the average of the next two aggregate rent payments LESS $1 million;

    - a pledge by Edison Mission Holdings of the equity in Mission Energy Westside, our general partner; and

    - a security interest in our general intangibles, other than the following: emission allowances and credits, insurance policies and all our contracts, agreements, instruments and indentures.

    For more information on the lessee security, see "Description of the Principal Sale-Leaseback Transaction Documents--The Amended and Restated Guarantee and Collateral Agreement and Changes to the Collateral Package."

    As security for the lessor notes issued to Homer City Funding, each owner lessor will grant the following rights, which we collectively refer to as the lessor estate, to the security agent for the benefit of Homer City Funding as the holder of the lessor notes:

    - a security interest in all its rights under its related facility lease, including the lease rights and including an interest in the owner lessor's rights to payment of all scheduled rents;

    - a security interest in the owner lessor's undivided interest;

    - a mortgage on its ground interest; and

    - a security interest in the debt service reserve account for the benefit of the pass-through bonds, which account will be funded by a letter of credit, which we refer to as the debt service letter of credit, from an acceptable credit provider with a combined capital surplus of at least
      $1 billion and whose long term unsecured debt is rated "A" and higher by Standard & Poor's or "A2" or higher by Moody's.

    The lessor estate of each owner lessor will not include customary excepted payments, including indemnities, insurance proceeds, any part of the purchase price, fees and other amounts owed to the owner lessor, and excepted rights, including rights in connection with appraisal procedure, events of loss or insurance, all rent adjustment rights and in some instances, rights of the owner lessor to terminate or renew the facility lease.

    The security interest in the lessor estate will also secure the debt service letter of credit for the benefit of the pass-through bonds that is in the name of each owner lessor, and therefore the security interest will be granted to a security agent for both secured parties. The security agent will hold the security interest for the benefit of Homer City Funding as the holder of the lessor notes and for the issuer of the debt service letter of credit.

    Finally, as security for the pass-through bonds, which will constitute obligations of Homer City Funding, Homer City Funding will grant a security interest in its rights as the holder of the lessor notes to the trustee for the benefit of the holders of the pass-through bonds. As a result, the holders of the pass-through bonds will obtain the benefit of the collateral package described above. See "Description of the Principal Sale-Leaseback Transaction Documents--Amended and Restated Guarantee and Collateral Agreement and Changes to the Collateral Package" for a more detailed explanation of the new collateral package.

SALE-LEASEBACK CASH FLOW STRUCTURE

    We will be obligated to pay rent under each facility lease to the applicable owner lessor. However, as a result of the security assignment of each facility lease to the security agent, we will make rental payments directly to the security agent. The security agent will transfer the amount necessary to pay debt service on the lessor notes to the lease indenture trustee under the lease indentures governing the issuance of the lessor notes. From these lease rental payments, the security agent will first make payments of principal, interest and premium, if any, due on the lessor notes issued under the lease indentures and held by Homer City Funding. We refer to this portion of the total rental payments as the debt portions of lease rent. The lessor notes, in the aggregate, will be in principal amounts, bear interest rates and otherwise have financial terms consistent with the payment obligations of Homer City Funding under the pass-through bonds. After it distributes the debt portions of lease rent, the security agent will pay any remaining balance, subject to satisfaction of specified conditions, to the owner lessors for the benefit of the owner participants as the equity portion of lease rent. The equity portion of lease rent will not be payable until all debt service obligations then due under the pass-through bonds and the obligations under the lease indentures have been satisfied in full. The Bank of New York will act as lease indenture trustee and security agent under each of the lease indentures.

                                     [LOGO]

SOURCES AND USES OF FUNDS

    The following table states the approximate sources and uses of funds in connection with the sale-leaseback transaction:

                                                              (IN MILLIONS)      %
                                                              -------------   --------
SOURCES OF FUNDS TO OWNER LESSORS:
  Lessor notes (acquired by Homer City Funding).............      $  830        51.0%
  Lease equity (contributed by the owner participants)......         798        49.0%
                                                                  ------       -----
    TOTAL...................................................      $1,628       100.0%
                                                                  ======       =====
USE OF FUNDS BY OWNER LESSORS:
  Purchase of ownership interests in the facilities.........      $1,612       99.02%
  Transaction costs.........................................          16        0.98%
                                                                  ------       -----
    TOTAL...................................................      $1,628       100.0%
                                                                  ======       =====

USE OF NET PROCEEDS
FUNDS RETAINED BY US:
  Restricted cash (1).......................................      $  134

USE OF FUNDS BY EDISON MISSION HOLDINGS:
  Repayment of senior secured bank debt (2).................      $  250
  Our transaction costs.....................................           5
                                                                  ------
    TOTAL...................................................      $  255
                                                                  ======

USE OF FUNDS BY EDISON MISSION ENERGY:
  Repayment of borrowings under lines of credit.............      $  393
                                                                  ------
TOTAL USES OF NET PROCEEDS..................................      $  782
                                                                  ======

------------------------

(1) Represents the amount of sale proceeds deposited into the reserve account as described in "Description of the Principal Sale-Leaseback Transaction Documents--The Amended Security Deposit Agreement."

(2) Consists of senior bank debt which matures in March 2004.

THE AMENDED AND RESTATED INDENTURE

    In connection with the sale-leaseback transaction, if the requisite consents are received, the existing indenture will be amended and restated so that Homer City Funding will become the issuer of the pass-through bonds. The amended and restated indenture will contain covenants that limit the business activities of Homer City Funding to paying debt service on the pass-through bonds. The collateral for the pass-through bonds under the amended and restated indenture will include a pledge of the lessor notes, which pledge includes all the collateral that is security for the lessor notes. For a more detailed description of the amended and restated indenture, see "Description of the Pass-Through Bonds."

THE ACCOUNT STRUCTURE

    We will deposit all revenues into accounts established under the amended security deposit agreement between us and The Bank of New York, as successor to United States Trust Company of New York, as the collateral agent for the benefit of the owner lessors. This account structure, which will be different from the current account structure, will provide that the senior rent payment account, the account which services the lessor notes, will be funded immediately after the funding of our operating account. Following the funding of the senior rent payment account and a permitted indebtedness account established for the benefit of persons providing permitted indebtedness, a reserve account will be funded in an amount of up to $134 million, which amount will be available for payments of the equity portion of lease rent. An equity account will also be established. Funds in the equity account will be available for payments of the equity portion of lease rent, so long as specified release conditions, which we refer to as equity payment requirements, are satisfied. The equity payment requirements will include that there shall be no event of default under the relevant facility lease and confirmation by us that the historical and projected senior debt service coverage ratios for the applicable periods are at least 1.5 to 1.0 for periods before December 31, 2001 and 1.7 to 1.0 after that date. If all accrued rent has been paid and all required payments in respect of future rent have been made with respect to that facility lease, amounts remaining in the equity account allocable to that facility lease will be available for distribution to Edison Mission Holdings.

SUMMARY OF THE PROPOSALS

THE PROPOSED WAIVERS

    The existing indenture and the existing intercreditor agreement and related security documents currently contain covenants that, among other things, restrict the ability of Edison Mission Holdings and the subsidiary guarantors, including us, to enter into and consummate the sale-leaseback transaction. One purpose of this consent solicitation is to obtain the requisite consents to waive provisions of the existing agreements in order to permit the sale-leaseback transaction.

THE PROPOSED AMENDMENTS

    In the event the sale-leaseback transaction is consummated, among other things, Edison Mission Holdings and all the subsidiary guarantors, including us, will be released from our and their respective obligations under the indenture, and all outstanding bonds will become pass-through bonds. Another purpose of this consent solicitation is to obtain the requisite consents to amend the existing indenture and related security and collateral agreements to reflect the changes to the structure necessary to convert the outstanding bonds into pass-through bonds in connection with the sale-leaseback transaction. However, after the amendments have been effected, our conduct will continue to be limited by covenants of the type currently contained in the indenture, including the following:

    LIMITATION ON RESTRICTED PAYMENTS COVENANT

    Currently, this covenant limits the ability of Edison Mission Holdings to make restricted distributions if, among other things, it does not meet specified financial ratios.

    If the sale-leaseback transaction is consummated, similar covenants will limit our ability to pay rent in excess of the debt portion of lease rent in addition to limiting our ability to make other customary restricted distributions to our partners. However, we will be permitted to make distributions with respect to the equity portion of rent if, among other things:

    - we miss a payment of the equity portion of rent which results in cash balances being trapped in the equity account and these balances have been trapped for a period of 18 months or more; and

    - we meet specified reduced financial ratios.

    LIMITATION ON INCURRENCE OF INDEBTEDNESS COVENANT

    Currently, this covenant limits the ability of Edison Mission Holdings to incur additional debt, other than as specifically permitted.

    If the sale-leaseback transaction is consummated, we will be restricted by a substantially similar covenant, which will further restrict us by limiting the definition of permitted indebtedness to only allow deeply subordinated debt to our affiliates, and a total of $50 million of any combination of the following: working capital, indebtedness represented by interest rate hedging obligations (so long as the interest rate hedging obligations relate to indebtedness that does not exceed $10 million) and other ordinary course letters of credit, surety or performance bonds.

    The new covenants will be set forth in the participation agreements and the amended security deposit agreement. Homer City Funding will assume Edison Mission Holdings' obligations under the existing indenture, as it will be amended by the proposed amendments, and will become the successor obligor under the amended and restated indenture. In the amended and restated indenture, the covenants of the existing indenture will be amended to apply to Homer City Funding and reflect its special limited purpose nature. For a more detailed description of the proposed amendments, see "Description of the Proposed Waivers and Proposed Amendments." For more information about the effect of the sale-leaseback transaction, see "--Effects of the Sale-Leaseback Transaction."

THE PROPOSED AUTHORIZATION

    Finally, the purpose of this consent solicitation is to obtain the requisite consents to authorize the trustee, as your representative under the existing collateral agency and intercreditor agreement, to give its consent, in connection with the proposed sale-leaseback transaction, to amend the existing intercreditor agreement, the security deposit agreement, the guarantee and collateral agreement and other related security documents entered into in connection with the issuance of the outstanding bonds to, among other things:

    - release the guarantees made by the subsidiary guarantors, including us;

    - release the pledges of equity interests in us, Edison Mission Holdings, Edison Mission Finance Co., Homer City Property Holdings, Inc. and Chestnut Ridge Energy;

    - release the blanket lien on our assets and the assets of Edison Mission Holdings, Edison Mission Finance, Homer City Property Holdings, Chestnut Ridge Energy and Mission Energy Westside;

    - release the lien on all revenues and right, title and interest in our accounts and the accounts of Edison Mission Holdings, Edison Mission Finance, Homer City Property Holdings, Chestnut Ridge Energy and Mission Energy Westside, except as set forth below;

    - release the lien on our equity account, but only to the extent the funds on deposit in all pledged accounts exceed the sum of (1) all due and unpaid basic and renewal rent and (2) the average of the next two semi-annual rent payments, LESS $1 million;

    - release the $42 million credit support guarantee given by Edison Mission Energy, which, under the terms of the existing guarantee, would have expired on December 31, 2001;

    - amend the collateral agency and intercreditor agreement; and

    - release the existing mortgages and grant new mortgages, as further described in "Description of the Principal Sale-Leaseback Transaction Documents--Amended and Restated Guarantee and Collateral Agreement and Changes to the Collateral Package."

                            THE CONSENT SOLICITATION

Expiration Date..............  , 2001, which is the 20th business day from the date of this consent solicitation statement, unless extended by Edison Mission Holdings.

Consent Date.................  The earlier of:
                               - the expiration date; and
                               - the time and date on which Edison Mission Holdings receives the requisite consents.

Requisite Consents...........  The trustee under the existing indenture must receive consents representing at least a majority in aggregate principal amount of the outstanding bonds, voting as a single class. As of the date of this consent solicitation, $830 million aggregate principal amount of the bonds were outstanding under the terms of the existing indenture.

Consent Payment..............  Edison Mission Holdings will pay $    in cash for each $1,000 principal
                               amount of outstanding bonds for which unrevoked consents have been received on or before the expiration date. The amount of the payment by
                               Edison Mission Holdings will be reimbursed to Edison Mission Holdings by the owner participants. The consent payment will not be made if the requisite consents are not received, if the consent solicitation is terminated, if the sale-leaseback transaction is not consummated or if the amended and restated indenture, the participation agreements, the lease indentures and the facility leases are not executed or do not otherwise become effective for any reason.

Acceptance of Consents.......  Edison Mission Holdings may accept all properly completed and executed consent forms received and not revoked on or before the expiration date.
                               If the requisite consents are not received by the expiration date, Edison
                               Mission Holdings may extend this consent solicitation, and the trustee will continue to accept consent forms. Edison Mission Holdings may, however, elect at any time to terminate the consent solicitation.

Procedure for Consents.......  Consent forms, to be effective, must be properly completed and executed in accordance with the instructions contained in this consent solicitation statement and in the accompanying consent form. Only holders
                               of record of the outstanding bonds on             , 2001, or duly
                               authorized agents of those holders, are entitled to consent.

Revocation of Consents.......  Consents may not be revoked at any time after the consent date, even if the consent solicitation is extended beyond that time. Any holder of outstanding bonds desiring to revoke a consent must timely file with the trustee a written revocation of the consent.

Effectiveness of Proposals...  The proposals will become effective upon receipt of the requisite consents, the consummation of the sale-leaseback transaction and the making of the consent payment. The sale-leaseback transaction will be consummated upon satisfaction of specified conditions precedent, including reaffirmation by Standard & Poor's and Moody's of the ratings of the pass-through bonds and customary conditions precedent to similar leveraged lease transactions.

Delivery of Consents.........  Executed consent forms should be sent by mail, first class postage prepaid, overnight courier, hand delivery or by facsimile, confirmed by physical delivery, to the trustee at the address set forth below:

                               By Mail, By Hand, By Facsimile or By Courier:
                               The Bank of New York
                               c/o United States Trust Company of New York
                               114 West 47th Street
                               New York, New York 10036
                               Attention: Corporate Trust Administration
                               Phone: (212) 852-1034
                               Fax: (212) 852-1625

                               CONSENT FORMS SHOULD NOT BE DELIVERED DIRECTLY TO EDISON MISSION HOLDINGS
                               OR TO US. IN NO EVENT SHOULD YOU TENDER OR DELIVER YOUR OUTSTANDING
                               BONDS. IF AND WHEN EDISON MISSION HOLDINGS RECEIVES THE REQUISITE
                               CONSENTS AND THE SALE-LEASEBACK TRANSACTION IS CONSUMMATED, WE WILL
                               REPLACE CERTIFICATES REPRESENTING ALL OUTSTANDING BONDS WITH NEW
                               CERTIFICATES REPRESENTING A LIKE AMOUNT OF PASS-THROUGH BONDS.

Information..................  You should direct any questions or requests for assistance regarding this consent solicitation or in completing and delivering consents, or for additional copies of this consent solicitation statement and the consent form and other related documents to D.F. King & Co., Inc., the information agent, or to Credit Suisse First Boston Corporation or Lehman
                               Brothers Inc., the solicitation agents, at the addresses and numbers below.

                               D.F. King & Co., Inc.
                               77 Water Street
                               New York, New York 10005
                               Banks and Brokers:
                               (212) 269-5550 (call collect)
                               All Others:
                               (800) 290-6427 (toll free)

                               Credit Suisse First Boston Corporation
                               Eleven Madison Avenue
                               New York, New York 10010-3629
                               Phone: (212) 538-8474 (call collect)
                               (800) 820-1653 (toll free)
                               Attention: Liability Management Group

                               Lehman Brothers Inc.
                               3 World Financial Center
                               New York, NY 10285
                               Phone: (212) 528-7581 (call collect)
                               (800) 438-3242 (toll free)
                               Attention: Scott Macklin, Liability Management Group

Risk Factors.................  You should carefully consider all the information contained, or incorporated by reference, in this consent solicitation statement. See
                               "Risk Factors" for a discussion of factors that you should consider prior to consenting to the sale-leaseback transaction and the related amendments and waivers to the existing indenture and security and collateral agreements to enable the outstanding bonds to become pass-through bonds.

Material United States
  Federal Income Tax
  Considerations.............  The adoption of the proposed amendments will be treated as a taxable exchange of "old" outstanding bonds for "new" pass-through bonds for U.S.
                               federal income tax purposes. See "Material United States Federal Income
                               Tax Considerations."

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS CONSENT SOLICITATION STATEMENT, THE EXHIBITS TO THIS CONSENT SOLICITATION STATEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT, AND IN PARTICULAR THE FOLLOWING RISK FACTORS.

    IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE LESSOR NOTES AND THE PASS-THROUGH BONDS, AS THE CASE MAY BE, AND THE PROCEEDS RECEIVED FROM A SALE OF THE RESPECTIVE COLLATERAL MAY BE INSUFFICIENT TO REPAY THE LESSOR NOTES AND THE PASS-THROUGH BONDS, AS THE CASE MAY BE, SECURED BY THAT COLLATERAL.

    The lessor notes issued by each owner lessor, which will be pledged by Homer City Funding to secure the pass-through bonds, will be secured by a collateral package which will include an assignment of that owner lessor's rights and interests in the facility lease to which it is a party. For a more detailed description of the collateral securing the lessor notes, see "Description of the Principal Sale-Leaseback Transaction Documents--The Amended and Restated Guarantee and Collateral Agreement and Changes to the Collateral Package." If a default occurs with respect to the lessor notes, we cannot assure you that an exercise of remedies by the lease indenture trustee, acting on behalf of Homer City Funding, as the holder of the lessor notes, including foreclosure on the related collateral, would provide sufficient funds to repay all amounts due on the lessor notes and, accordingly, the pass-through bonds.

    If the security agent were to exercise its right to foreclose on the facilities, transferring required government approvals to, or obtaining new approvals by, a purchaser or new operator of the facilities may require governmental proceedings with consequential delays.

    In addition, as is customary in sale-leaseback transactions of the type contemplated in this consent solicitation statement, the facility leases and other operative documents do not contain cross-collateralization provisions. In order for each owner lessor to have the benefit of operating lease treatment, it cannot look to collateral other than its lessor estate. Accordingly, each security agent's security interest in the lessor estate of the respective owner lessor, which includes that owner lessor's undivided interest and the collateral pertaining to that undivided interest, are separate and secure separate amounts. The amounts secured by each lease indenture trustee's security interest in the respective lessor estate are, in the aggregate, intended to be at least equal to the aggregate amounts due under the lessor notes. If the security agent were to exercise its right to foreclose on and sell the collateral, the proceeds from the sale of each undivided interest and the collateral pertaining to the undivided interest would be separately applied against the amount secured by that particular undivided interest and could not be used to satisfy any deficiency in the proceeds from the sale of the other undivided interests and the collateral pertaining to the other undivided interests. By operation of law, any excess of sale proceeds of an undivided interest would be remitted to the applicable owner lessor. As a result, if the amount of sale proceeds from the foreclosure on the collateral related to a particular undivided interest is less than the amount required to pay all amounts payable on the lessor notes secured by that collateral, the holders of the pass-through bonds would suffer a permanent loss, even though aggregate sale proceeds from the foreclosure on the collateral related to all other undivided interests were equal to or greater than all principal, premium, if any, and interest due on the pass-through bonds.

    As described in "Summary--The Sale-Leaseback Transaction--Collateral Package and Credit Support Following the Sale-Leaseback Transaction," the pass-through bonds will be secured by a collateral package composed of security interests in back-to-back collateral packages. The collateral package supporting the pass-through bonds will not be the same as the existing collateral package, including a different account structure as described in "Description of the Principal Sale-Leaseback Documents--Amended Security Deposit Agreement" and may not be sufficient to repay the pass-through bonds secured by that collateral. In addition, because of the back-to-back nature of the collateral package, which is required by the leveraged lease structure, the trustee will need to foreclose on the lessor notes before it will be able to foreclose on any security interest in the lease rights, which may result in delays. In bankruptcy of any of the owner lessors, the trustee may be prevented by operation of law from enforcing any security interest in the lease rights for a period of time.

    BANKRUPTCY LAW CONSIDERATIONS COULD LIMIT CLAIMS AGAINST US OR THE OWNER LESSORS.

WITH RESPECT TO THE LEASES

    The pass-through bonds will not be our direct obligations. The facility leases and site leases, which we refer to as the leases, and the site subleases have been structured as "true leases." If we were to become the subject of a case under title 11 of the United States Code, 11 U.S.C. SectionSection 101-1330, as amended, which we refer to as the bankruptcy code, and the bankruptcy court were to uphold this characterization of the leases and site subleases as true leases, it would likely also hold that the leases and site subleases, including the facility leases, are leases of real property rather than of personal property. If the bankruptcy court were to hold that the leases and site subleases are true leases of real property, we, as debtor-in-possession, or a bankruptcy trustee appointed for us, would have the right to reject each lease and site sublease under section 365 of the bankruptcy code. If we or our bankruptcy trustee were to reject the leases or the site subleases, section 502(b)(6) of the bankruptcy code would limit the owner lessors' claims against us for damages resulting from the rejection or other termination, whether occurring before or after the commencement of our bankruptcy case. The owner lessors' claims for damages would be limited in this case to the greater of one year's rent under each lease and site sublease or 15% of the remaining rent due under the each facility lease and site sublease, which remaining rent could not exceed three years' rent. If we or our bankruptcy trustee were to reject the site leases, the owner lessors could elect to remain in possession of the ground interests.

    Furthermore, if we were a debtor under the bankruptcy code, we could elect to cure any defaults under the facility leases and assume and assign the facility leases to third parties. If we were to assign the leases or the site subleases, the ultimate source of payments under the leases and the site subleases, and thus on the pass-through bonds, would be an entity other than us. Although any assignee would have to demonstrate to the bankruptcy court its ability to perform under the assumed leases and site subleases, there can be no definitive assurance that an assignee would satisfy our obligations under the leases and site subleases.

    If the bankruptcy court were to hold that the leases and site subleases are not true leases, section 502(b)(6) of the bankruptcy code would not limit the owner lessors' claims against us. We would not be required to make post-petition payments to the owner lessors in respect of the site subleases and the facility leases, however, and the owner lessors' rights to exercise virtually all remedies against us would be stayed. Moreover, the owner lessors' ability to foreclose upon their security interest in the collateral securing our obligations to the owner lessors under the facility leases would be stayed. The bankruptcy court could permit us to use or dispose of collateral for purposes other than making payments on the facility leases, and could reduce the amount of, and modify the time for making, payments due under the facility leases, subject to procedural and substantive safeguards for the benefit of the owner lessors. Similarly, if the owner lessors, as a result of our non-payment, were to default in payment on the lessor notes, and Homer City Funding were to foreclose upon the owner lessors' interests in the facilities, the ground interests and the owner lessors' interests in the leases and site subleases, Homer City Funding's rights to exercise virtually all remedies against us would be stayed. Regardless of how a bankruptcy court characterizes the leases and site subleases, however, there can be no assurance as to the timing or amount of the owner lessors' ultimate recovery, if any, upon their claims against us.

WITH RESPECT TO THE LESSOR NOTES

    Similarly, if any owner lessor were to become a debtor in a case under the bankruptcy code, each owner lessor as debtor-in-possession, or its bankruptcy trustee, would have the right to reject the leases and site subleases. If an owner lessor as debtor-in-possession, or its bankruptcy trustee, were to reject its respective site sublease or facility lease, we could elect to remain in possession of the ground interest and undivided interest.

    Furthermore, if any owner lessor were a debtor under the bankruptcy code, it could elect to cure any defaults under the leases and site subleases and assume and assign the leases and site subleases to third parties. If any owner lessor were to assign its respective site lease, the ultimate source of payments under the site lease would be an entity other than the owner lessor. Although any assignee would have to demonstrate to the bankruptcy court its ability to perform under the assumed leases and site subleases, there can be no definitive assurance that an assignee would satisfy any of the owner lessors' obligations under the site leases.

    If the bankruptcy court were to hold that the leases and site subleases are not true leases, section 502(b)(6) of the bankruptcy code would not limit our claims against the owner lessors in connection with the site leases.

RATINGS OF THE PASS-THROUGH BONDS DO NOT ADDRESS MARKET PRICE OR SUITABILITY FOR
  A PARTICULAR INVESTOR; RATINGS ARE SUBJECT TO CHANGE.

    It is a condition precedent to the sale-leaseback transaction that Standard & Poor's and Moody's reaffirm the ratings of the pass-through bonds. A rating is not a recommendation to purchase, hold or sell pass-through bonds, because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 2001, on a historical basis and as adjusted to give effect to the sale-leaseback transaction and the application of proceeds as described in "Summary--Sources and Uses of Funds." The information in the table is qualified in its entirety by the more detailed information included in the documents incorporated by reference in this consent solicitation statement and should be read in conjunction with our financial statements incorporated by reference in this consent solicitation statement. See "Incorporation of Documents by Reference."

                                                                    JUNE 30, 2001
                                                              -------------------------
                                                               ACTUAL    AS ADJUSTED(1)
                                                              --------   --------------
                                                                    (IN MILLIONS)
Long-term debt to affiliate.................................  $1,839.8      $  494.8
Lease financing.............................................        --       1,612.0
Partners' equity............................................     224.1          91.1
                                                              --------      --------
  Total capitalization......................................  $2,063.9      $2,197.9
                                                              ========      ========

------------------------

(1) The estimated proceeds from the sale-leaseback transaction, net of the assumption of debt by the owner lessors and transaction costs, will be:

--Retained by us as restricted cash.........................   $134.0
--Paid to Edison Mission Finance to retire intercompany
  debt......................................................    515.0
--Distributed to our partners...............................    133.0
                                                               ------
  Total.....................................................   $782.0
                                                               ======

    Upon the repayment of intercompany debt with the proceeds of the sale-leaseback transaction, Edison Mission Finance will repay intercompany indebtedness to Edison Mission Holdings, and our partners will make a distribution to Edison Mission Holdings. Edison Mission Holdings will then retire its $250 million environmental capital term loan, pay estimated transaction expenses of $5 million and make a distribution, estimated to be $393 million, to Edison Mission Energy. Edison Mission Energy intends to repay borrowings under its lines of credits with the distributions received from Edison Mission Holdings.

    We plan to record the sale-leaseback transaction as a lease financing under generally accepted accounting principles. In addition, we will record an extraordinary gain or loss related to the assumption of the outstanding bonds equal to the difference between our book value ($819.3 million at June 30, 2001) and the fair market value of the outstanding bonds on the date of the consummation of the sale-leaseback transaction.

                            SELECTED FINANCIAL DATA

    The following table includes a summary of our financial data as at and for the years ended December 31, 1999 and 2000 and the six months ended June 30, 2000 and 2001 and as at June 30, 2001. We were formed on October 31, 1998 and had no significant activity during 1998. On March 18, 1999, we acquired the facilities for a purchase price of $1.8 billion. Accordingly, the summary financial data pertains to our activities from March 18, 1999 through December 31, 1999. The summary financial data were derived from our audited financial statements. The summary financial data are qualified in their entirety by the more detailed information and financial statements, including notes to the financial statements, incorporated by reference in this consent solicitation statement.

                                                                YEAR ENDED            SIX MONTHS
                                                               DECEMBER 31,         ENDED JUNE 30,
                                                           --------------------   -------------------
                                                             1999        2000       2000       2001
                                                           ---------   --------   --------   --------
                                                                                      (UNAUDITED)
                                                                  (IN MILLIONS, EXCEPT RATIOS)
INCOME STATEMENT DATA
Operating revenues.......................................  $   325.8   $ 421.8     $200.6     $234.2
Operating expenses.......................................      218.7     290.5      145.4      147.0
                                                           ---------   -------     ------     ------
Income from operations...................................      107.1     131.3       55.2       87.2
Interest expense from affiliates.........................     (103.8)   (138.7)     (69.7)     (68.5)
Interest and other income (expense)......................        1.0       3.8        1.5       (1.9)
                                                           ---------   -------     ------     ------
Income before income taxes and extraordinary item........        4.3      (3.6)     (13.0)      16.8
Provision (benefit) for income taxes before extraordinary
  item...................................................        2.2      (0.4)      (4.3)       6.9
                                                           ---------   -------     ------     ------
Income before extraordinary item.........................        2.1      (3.2)      (8.7)       9.9
Extraordinary loss on extinguishments of debt, net of
  tax....................................................       (2.9)       --         --         --
                                                           ---------   -------     ------     ------
Net income...............................................  $    (0.8)  $  (3.2)    $ (8.7)    $  9.9
                                                           =========   =======     ======     ======
CASH FLOW DATA AND FIXED CHARGE COVERAGE RATIO
Cash provided by operating activities....................  $    84.6   $  17.0     $ 17.0     $ 44.7
Cash used in investing activities........................   (1,923.6)   (141.6)     (78.5)     (52.3)
Cash provided by financing activities....................    1,883.5      99.2       62.1       38.6
Ratio of earnings to fixed charges (1)(2)................       1.02      0.91       0.77       1.14

                                                                DECEMBER 31,
                                                           -----------------------    JUNE 30,
                                                              1999         2000         2001
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
                                                               (IN MILLIONS, EXCEPT RATIOS)
BALANCE SHEET DATA
Assets...................................................   $2,021.9     $2,156.6      $2,260.5
Current liabilities......................................       74.7         81.8         101.2
Long-term debt to affiliates.............................    1,700.8      1,801.2       1,839.8
Lease financing..........................................
Other long-term obligations..............................       46.4         76.9          95.3
Partners' equity.........................................      200.0        196.8         224.1

                                                          YEAR ENDED     YEAR ENDED      SIX MONTHS
                                                         DECEMBER 31,   DECEMBER 31,   ENDED JUNE 30,
                                                             1999           2000            2001
                                                         ------------   ------------   --------------
                                                                                        (UNAUDITED)
OTHER DATA
Senior debt coverage ratio (3).........................        3.52           1.77            1.75
Senior debt "pro forma" coverage ratio (4).............        5.07           2.02            2.12

------------------------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of our income (loss) before income taxes and fixed charges (net of capitalized interest). "Fixed charges" represent interest expense (prior to capitalization) and the interest portion of rent expense.

(2) For the six month period ended June 30, 2000, there was a fixed charge deficiency of $16.9 million, and for the year ended December 31, 2000, there was a fixed charge deficiency of $13.8 million.

(3) We have entered into a subordinated intercompany loan agreement with Edison Mission Finance which mirrors the associated senior debt of Edison Mission Holdings, including both the outstanding bonds and the senior bank debt of Edison Mission Holdings. The senior debt coverage ratio represents interest costs related to both the bond portion and senior bank debt portions of the intercompany loan divided by net operating margin as defined in the existing indenture. This coverage ratio is not prepared in accordance with generally accepted accounting principles. This ratio should not be used for comparison to similarly titled captions of other companies due to differences in method of calculations. The calculation of the senior debt coverage ratio is shown below:

                                                           YEAR ENDED              SIX MONTHS
                                                          DECEMBER 31,           ENDED JUNE 30,
                                                     ----------------------      --------------
                                                       1999          2000             2001
                                                     --------      --------      --------------
                                                                                  (UNAUDITED)
                                                            (IN MILLIONS, EXCEPT RATIOS)
Revenues on a cash basis...........................  $ 298.4       $ 412.0          $ 229.2
Operating costs on a cash basis....................   (167.0)       (244.9)          (131.3)
Capital expenditures on a cash basis...............     (7.0)        (21.7)           (23.1)
Net operating margin on a cash basis...............    124.4         145.5             74.9
Interest expense related to intercompany loan......     35.4          82.2             42.8
Senior debt coverage ratio.........................     3.52          1.77             1.75

(4) The senior debt "pro forma" coverage ratio represents, after giving effect to the repayment of the senior bank debt, interest costs related to the bond portion of the intercompany loan under the intercompany loan agreement divided by net operating margin as defined in the existing indenture. This coverage ratio is not prepared in accordance with generally accepted accounting principles. This ratio should not be used for comparison to similarly titled captions of other companies due to differences in method of calculations. The calculation of the senior debt "pro forma" coverage ratio is shown below:

                                                           YEAR ENDED              SIX MONTHS
                                                          DECEMBER 31,           ENDED JUNE 30,
                                                     ----------------------      --------------
                                                       1999          2000             2001
                                                     --------      --------      --------------
                                                                                  (UNAUDITED)
                                                            (IN MILLIONS, EXCEPT RATIOS)
Revenues on a cash basis...........................  $ 298.4       $ 412.0          $ 229.2
Operating costs on a cash basis....................   (167.0)       (244.9)          (131.3)
Capital expenditures on a cash basis...............     (7.0)        (21.7)           (23.1)
Net operating margin on a cash basis...............    124.4         145.5             74.9
Interest expense related to the bond portion of the
  intercompany loan................................     24.5          72.2             35.4
Senior debt "pro forma" coverage ratio.............     5.07          2.02             2.12

                     DESCRIPTION OF THE PASS-THROUGH BONDS

    THE FOLLOWING IS A SUMMARY OF SELECTED PROVISIONS OF THE PASS-THROUGH BONDS OFFERED IN THIS CONSENT SOLICITATION STATEMENT AND IS NOT TO BE CONSIDERED TO BE A FULL STATEMENT OF THE TERMS OF THESE AGREEMENTS. THE SUMMARY MAKES USE OF TERMS MORE FULLY DEFINED IN AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO ALL THE PROVISIONS OF THE PASS-THROUGH BONDS, THE PARTICIPATION AGREEMENTS, THE FACILITY LEASES, THE SITE LEASES, THE SITE SUBLEASES, THE LEASE INDENTURES, THE LESSOR NOTES AND THE AMENDED AND RESTATED INDENTURE, WHICH WE COLLECTIVELY REFER TO AS THE OPERATIVE DOCUMENTS. COPIES OF THESE AGREEMENTS HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS CONSENT SOLICITATION STATEMENT FORMS A PART. SEE "DESCRIPTION OF THE PRINCIPAL SALE-LEASEBACK TRANSACTION DOCUMENTS."

GENERAL

    Homer City Funding LLC will issue the pass-through bonds according to an amended and restated indenture between Homer City Funding and The Bank of New York in place of the outstanding bonds issued by Edison Mission Holdings Co. under the existing indenture dated May 27, 1999. Except as otherwise indicated, the following summary relates to the amended and restated indenture and the pass-through bonds issued under the amended and restated indenture. The pass-through bonds will be issued in fully registered form without coupons.

    The property of Homer City Funding will consist solely of:

    - the lessor notes held by Homer City Funding;

    - all monies at any time paid on the related lessor notes;

    - all monies due and to become due under the related lessor notes;

    - funds from time to time deposited with Homer City Funding in accounts relating to Homer City Funding; and

    - proceeds from the sale by Homer City Funding of any lessor notes.

    Each pass-through bond will correspond to a pro rata share of the outstanding principal amount of the lessor notes held by Homer City Funding and will be issuable in minimum denominations of $100,000 or integral multiples of $1,000 in excess of $100,000.

    The pass-through bonds will be the obligations of Homer City Funding and will not be the obligations of us, any owner lessors or any owner participants, or any of our or their affiliates. The only source of funds for Homer City Funding to make payments on the pass-through bonds will consist of the payments received by it on the lessor notes. The pass-through bonds will be subject to prepayment when and to the extent that the related lessor notes are redeemed, prepaid or purchased. See "Description of the Principal Sale-Leaseback Transaction Documents--The Lease Indentures and Lessor Notes."

FORM OF PASS-THROUGH BONDS

    No person acquiring a beneficial interest in the pass-through bonds, which we refer to as a bond owner, will be entitled to receive a definitive pass-through bond representing that person's interest in the pass-through bonds, except as set forth below under "--Book-Entry; Delivery and Form." A definitive pass-through bond is a physical pass-through bond in fully registered form without interest coupons.

    Unless and until definitive pass-through bonds are issued under the limited circumstances described in this consent solicitation statement, all references to actions by registered holders of pass-through bonds refer to actions taken by The Depository Trust Company upon instructions from any organization that is a participant in The Depository Trust Company system, and all references in this consent solicitation statement to distributions, notices, reports and statements to holders of pass-through bonds refer, as the case may be, to distributions, notices, reports and statements to The Depository Trust Company or its nominee, Cede & Co., as the registered holder of pass-through bonds, or to any organization that is a participant in The Depository Trust Company system for distribution to holders of pass-through bonds in accordance with The Depository Trust Company procedures. See "--Book-Entry; Delivery and Form."

PAYMENTS AND DISTRIBUTIONS

    We refer to scheduled payments of principal and interest on the lessor notes in this consent solicitation statement as scheduled payments, and each April 1 and October 1 of each year as regular distribution dates. Each holder of pass-through bonds will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the lessor notes. All scheduled payments of principal and interest on the lessor notes received by Homer City Funding will be distributed to holders of pass-through bonds on the date that receipt is confirmed.

    INTEREST. Payments of interest on the unpaid principal amount of the lessor notes are scheduled to be received by Homer City Funding on each April 1 and October 1 of each year if that date is a business day, and on the next succeeding business day if that date is not a business day commencing April 1, 2002, at the annual rate of 8.137% for the pass-through bonds due 2019 and 8.734% for the pass-through bonds due 2026, until the final distribution date. Interest will be paid to holders of pass-through bonds at the applicable annual rate, calculated on the basis of a 360-day year of twelve 30-day months.

    PRINCIPAL. The initial principal amount of the pass-through bonds will be as follows:

Series A....................................................  $300,000,000
Series B....................................................  $530,000,000

    Scheduled principal payments on the pass-through bonds will commence on April 1, 2004 if that date is a business day, and on the next succeeding business day if that date is not a business day and are as follows, rounded to the third decimal place:

                                            PERCENTAGE OF PRINCIPAL       PERCENTAGE OF PRINCIPAL
                                               AMOUNT PAYABLE ON             AMOUNT PAYABLE ON
PRINCIPAL PAYMENT DATES                   PASS-THROUGH BONDS DUE 2019   PASS-THROUGH BONDS DUE 2026
-----------------------                   ---------------------------   ---------------------------
April 1 and October 1, 2004.............             1.000%                        0.055%
April 1 and October 1, 2005.............             2.000%                        0.480%
April 1 and October 1, 2006.............             2.000%                        0.590%
April 1 and October 1, 2007.............             2.500%                        0.375%
April 1 and October 1, 2008.............             3.000%                        0.375%
April 1 and October 1, 2009.............             3.000%                        0.415%
April 1 and October 1, 2010.............             3.000%                        1.000%
April 1 and October 1, 2011.............             3.000%                        1.750%
April 1 and October 1, 2012.............             3.000%                        2.000%
April 1 and October 1, 2013.............             3.000%                        1.250%
April 1 and October 1, 2014.............             3.000%                        1.500%
April 1 and October 1, 2015.............             4.000%                        2.000%
April 1 and October 1, 2016.............             4.000%                        2.000%
April 1 and October 1, 2017.............             5.000%                        2.000%
April 1 and October 1, 2018.............             5.000%                        2.000%
April 1 and October 1, 2019.............             3.500%                        2.500%
April 1 and October 1, 2020.............                --                         3.500%
April 1 and October 1, 2021.............                --                         3.500%
April 1 and October 1, 2022.............                --                         3.500%
April 1 and October 1, 2023.............                --                         4.000%
April 1 and October 1, 2024.............                --                         4.000%
April 1 and October 1, 2025.............                --                         5.000%
April 1 and October 1, 2026.............                --                         6.210%

    GENERAL. Holders of record of pass-through bonds will receive all scheduled payments on each regular distribution date if Homer City Funding receives the scheduled payments due on that date by 1:00 p.m. New York time. If a scheduled payment is received after 1:00 p.m. New York time, it will be distributed on the next business day. The record date for each distribution of scheduled payments will be the fifteenth day preceding the regular distribution date, subject to specified exceptions. If a scheduled payment is not received by Homer City Funding on a regular distribution date but is received within five days after a regular distribution date, it will be distributed on the date received to the holders of record of pass-through bonds, if received by 1:00 p.m. New York time on that date.

    Each lease indenture will require that the applicable owner lessor establish and maintain with the security agent, for the related benefit of the holders of the lessor notes and thus the pass-through bonds, an account for the deposit of payments received from us. This account will be called the security agent's account. Under each lease indenture, the applicable owner lessor will be required to immediately deposit any scheduled payments received by it in the security agent's account. All amounts so deposited will be distributed pro rata by the security agent to the lessor notes payment account and to the issuer of the debt service letter of credit for the benefit of the pass-through bonds if any amount is due and payable. The lease indenture trustee will distribute debt service on the lessor notes from the monies on deposit in the lessor notes payment account on a regular distribution date. Each holder of the lessor notes will receive its proportionate share of the aggregate amount in the lessor notes payment account. This proportionate share will be based on the aggregate fractional undivided interest that the holder of the lessor notes holds. Each holder of the pass-through bonds will then receive the equivalent amount paid to the holder of the lessor notes as debt service on the pass-through bonds.

    In addition to scheduled payments with respect to principal, the lessor notes and, consequently, the pass-through bonds, will be subject to partial or full prepayment under specific circumstances. See "The Lease Indentures and Lessor Notes--Redemption of Lessor Notes." Payments of principal, premium, if any, and interest received by Homer City Funding on account of a partial or full prepayment, if any, of the lessor notes and payments received following a default in respect of the lessor notes, will be distributed on the redemption date under the terms of each lease indenture. Homer City Funding will mail notice of redemption to the related holders of record of pass-through bonds. The notice will identify the bonds to be redeemed and state the following:

    - the redemption date;

    - the amount of the redemption price;

    - if the bonds are being redeemed in part, the portion of principal being redeemed and that a pass-through bond to represent the unredeemed portion of the pass-through bonds shall be issued upon cancellation of the redeemed bonds;

    - the name and address of the paying agent;

    - the reason for the redemption;

    - that the pass-through bonds called for redemption must be surrendered to the paying agent;

    - that interest on the pass-through bonds called for redemption will cease; and

    - that no representation is made as to the accuracy of the CUSIP number, if any, on the pass-through bonds.

    Distributions by Homer City Funding from amounts paid on the lessor notes on a distribution date or a redemption date will be made by wire transfer to the paying agent or the trustee in accordance with the amended and restated indenture.

    If any regular distribution date or redemption date is not a business day, distributions scheduled to be made on a regular distribution date or redemption date may be made on the next succeeding business day without any additional interest accruing during the intervening period.

REPORTS TO HOLDERS OF PASS-THROUGH BONDS

    We will notify the trustee who will notify the holders of pass-through bonds of all events of default, as defined below, under the amended and restated indenture known to us within 90 days after the occurrence of a default. However, the trustee will be protected if it withholds notice from the holders of pass-through bonds of an event of default other than a failure to pay principal of, premium, if any, or interest on any lessor note or pass-through bond so long as the board of directors, the executive committee or a trust committee of directors or specified responsible officers of the trustee in good faith determines that the withholding of notice is in the interests of the holders of pass-through bonds.

    As long as any pass-through bonds remain outstanding, we will furnish to the trustee our unaudited quarterly financial statements, as well as our audited annual financial statements, with the accompanying footnotes and audit report. Unaudited quarterly financial statements will be furnished to the trustee within 60 days following the end of our first three fiscal quarters during each fiscal year and our audited annual financial statements (with the accompanying footnotes and audit report) will be furnished to the trustee within 120 days following the end of our fiscal year. In addition, we will be required to furnish to the trustee notice of specific material events related to us within 30 days after they occur.

    We will, upon request, which may include a request to receive this information for subsequent financial reporting periods on an ongoing basis, furnish all the information and any other information required to be delivered to the trustee, directly to holders of pass-through bonds and to prospective purchasers of pass-through bonds designated by the holders of pass-through bonds.

VOTING RIGHTS

    Homer City Funding, as holder of the lessor notes, will have the right under specified circumstances under each lease indenture to vote and give consents and waivers in respect of the lessor notes. Also, in some instances the issuer of the debt service letter of credit will have voting rights equivalent to the amount due and payable on the debt service reserve letter of credit for the benefit of the pass-through bonds. Prior to an event of default, the principal amount of the lessor notes directing any action or being voted for or against any proposal will be in proportion to the principal amount of bonds held by the holders of pass-through bonds taking the corresponding position.

COVENANTS

    The amended and restated indenture will bind Homer City Funding to the following covenants.

    MERGER OR CONSOLIDATION; SALE OF SUBSTANTIALLY ALL ASSETS

    Homer City Funding may not consolidate with or merge with or into any other person, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all its properties or assets in one or a series of transactions to any person or persons.

    In addition to the foregoing provision, Homer City Funding may not sell, transfer, convey, lease or otherwise dispose of any assets or enter into sale-leaseback transactions.

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    RESTRICTIONS ON ABILITY TO INCUR LIENS

    Homer City Funding will agree not to create, incur, assume or otherwise cause or suffer to exist any mortgage, pledge or other lien upon any property at any time owned by it or acquired in the future. However, this restriction will not apply to, or prevent the creation or existence of:

    (1) liens existing at the original date of issuance of the pass-through bonds;

    (2) liens incurred in respect of the pass-through bonds; and

    (3) liens for taxes, assessments or governmental charges or levies that are not yet delinquent nor being contested in good faith.

    ADDITIONAL COVENANTS

    Subject to specific exceptions and qualifications, Homer City Funding will agree to do, among other things, the following:

    - pay debt service on the pass-through bonds;

    - maintain its corporate existence; and

    - comply with all laws applicable to it.

COMPLIANCE WITH COVENANTS AND CONDITIONS PRECEDENT

    If Homer City Funding requests the trustee to take any action under any provision in the amended and restated indenture, it must furnish to the trustee, if so requested by the trustee, an officer's certificate and, if necessary, a legal opinion stating that all conditions precedent and covenants, if any, relating to the proposed action have been met. Every certificate or opinion with respect to compliance with a condition or covenant will include:

    - a statement that each individual signing the certificate or opinion has read the covenant or condition;

    - a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate or opinion are based;

    - a statement that, in the opinion of the individual, he has made the examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenant or condition has been satisfied; and

    - a statement as to whether, in the opinion of the individual, the condition or covenant has been satisfied.

EVENTS OF DEFAULT

    Each of the following will constitute an event of default under the amended and restated indenture:

    - default for five days in the payment when due of any principal of, premium, if any, or interest on the pass-through bonds; or

    - an event of default under any of the lease indentures; or

    - failure by Homer City Funding to comply with covenants regarding limitations on liens, maintenance of existence, compliance with laws or limitations on merger, consolidation or sale of substantially all of the assets of Homer City Funding, which failure continues uncured for 30 or more days from the date an authorized officer of Homer City Funding receives actual notice of the default; or

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    - failure by Homer City Funding to comply with any of its other agreements in the operative documents which failure continues uncured for 60 or more days from the date an authorized officer of Homer City Funding receives actual notice of the default. This cure period may be further extended for a total of up to 90 days, subject to other conditions; or

    - Homer City Funding, pursuant to or within the meaning of bankruptcy law, commences a voluntary case of bankruptcy, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or generally is not paying its debts as they become due; or

    - a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against Homer City Funding in an involuntary case of bankruptcy, appoints a custodian of Homer City Funding or for all or substantially all of the property of Homer City Funding or orders the liquidation of Homer City Funding, and the order or decree remains in effect for 60 consecutive days.

RIGHTS UPON AN EVENT OF DEFAULT

    If any event of default occurs and is continuing, the trustee may, and upon the written direction of the holders of at least 33 1/3% (in the case of any default in the payment of any principal of, premium, if any, or interest on the pass-through bonds) or 50% (in the case of any other event of default) in principal amount of the then outstanding pass-through bonds will, declare all the pass-through bonds to be due and payable. In the case of an event of default arising from specified events of bankruptcy or insolvency with respect to Homer City Funding, all pass-through bonds will be due and payable without further action or notice. Holders of pass-through bonds will not be able to enforce the amended and restated indenture or the pass-through bonds except as provided in the amended and restated indenture. Subject to specified limitations, holders of a majority in principal amount of the then outstanding pass-through bonds will be able to, on behalf of the holders of all of the pass-through bonds, rescind an acceleration of payment and its consequence. The trustee may withhold from holders of the pass-through bonds notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the pass-through bonds then outstanding, by notice to the trustee, may on behalf of the holders of all of the pass-through bonds waive any existing default or event of default and its consequences under the amended and restated indenture except a continuing default or event of default in the payment of the principal of, premium, if any, or interest on the pass-through bonds.

    If any event of default occurs and is continuing, the trustee, in its sole discretion, may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the pass-through bonds or to enforce the performance of any provision of the pass-through bonds or the amended and restated indenture. The trustee may commence a proceeding without possession of any of the pass-through bonds. Any delay by the trustee in exercising a right or remedy upon an event of default will not constitute a waiver of or acquiescence in the event of default. In addition, all remedies are cumulative to the extent permitted by law.

MODIFICATION OF THE INDENTURE

    Subject to specified exceptions, the amended and restated indenture or the pass-through bonds may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding pass-through bonds voting as a single class, and any existing default or compliance with any provision of the amended and restated indenture or the pass-through bonds may be waived with the consent of the holders of a majority in principal amount of the then outstanding pass-through bonds voting as a single class, except for any waiver of a default in the payment of

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principal of, premium, if any, or interest on, the pass-through bonds or the right to receive this payment. The amended and restated indenture, the pass-through bonds or any financing document may be amended or supplemented without the consent of any holder of a pass-through bond to: cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated bonds in addition to or in place of certificated bonds, to alter the provisions of
Article 2 of the indenture (including the related definitions) in a manner that does not affect any holder of pass-through bonds; to provide for the assumption of Homer City Funding's obligations to holders of the pass-through bonds in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the holders of the pass-through bonds or that does not adversely affect the legal rights under the amended and restated indenture of the holder of pass-through bonds; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the amended and restated indenture or any related security document under the Trust Indenture Act.

    Without the consent of each holder of pass-through bonds affected, an amendment or waiver may not, with respect to any pass-through bonds held by a non-consenting holder:

    - reduce the principal amount of pass-through bonds whose holders must consent to an amendment, supplement or waiver;

    - reduce the principal of or change the fixed maturity of any pass-through bond or alter or waive any of the provisions with respect to the redemption of the pass-through bonds;

    - reduce the rate of or change the time for payment of interest, including default interest, on any pass-through bond;

    - waive a default or an event of default in the payment of principal of, premium, if any, or interest on the pass-through bonds, except a rescission of acceleration of the pass-through bonds by the holders of at least 66 2/3% in aggregate principal amount of the then outstanding pass-through bonds and a waiver of the payment default that resulted from the acceleration;

    - make any pass-through bond payable in currency other than that stated in the pass-through bonds;

    - make any change in the provisions of the amended and restated indenture relating to waivers of past defaults or the rights of holders of pass-through bonds to receive payments of principal of, premium, if any, or interest on the pass-through bonds;

    - waive a redemption payment with respect to any pass-through bond; or

    - make any change in the amendment and waiver provisions.

DIRECTION BY HOLDERS OF THE PASS-THROUGH BONDS

    The holders of a majority in principal amount of the outstanding pass-through bonds may direct the time, method and place of conducting any proceeding for exercising any remedy available to or in the power of the trustee. However, the trustee may refuse to follow any direction that conflicts with the law or the amended and restated indenture or may unduly prejudice the rights of the holders of the pass-through bonds. The trustee may take any action consistent with this indenture relating to the direction of the holders of the pass-through bonds.

REDEMPTION AND REPURCHASE

    MANDATORY REDEMPTION

    The pass-through bonds will be subject to mandatory redemption upon the occurrence of a recovery event with respect to the facilities. A recovery event includes any settlement of or payment of $5 million or more in respect of any property or casualty insurance claim relating to the facilities or

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any governmental taking of the facilities or any of their parts. This mandatory redemption will not apply with respect to amounts received in connection with a recovery event for which we elect to restore or replace the facilities or any part of the facilities in respect of which a recovery event occurred and notice is provided within 45 days of a recovery event. With respect to any recovery event of $50 million or more, an independent engineer must have certified as to the reasonableness of the repair and replacement plans in our notice relating to the recovery event. Any mandatory redemption of the pass-through bonds will be without premium or penalty at a redemption price equal to the unpaid principal amount of the pass-through bonds plus accrued and unpaid interest on this amount to the date of redemption.

    OPTIONAL REDEMPTION

    The pass-through bonds will be subject to optional redemption at any time at a redemption price equal to the outstanding principal amount of the pass-through bonds to be redeemed plus all accrued and unpaid interest on the pass-through bonds to the date of redemption, plus a make-whole premium (as described in "Description of Principal Sale-Leaseback Transaction Documents--the Lease Indentures and Lessor Notes--Optional Prepayment with Make-Whole Premium), received in respect of the corresponding lessor notes.

SELECTION AND NOTICE

    If less than all of the pass-through bonds are to be redeemed at any time, selection of pass-through bonds for redemption will be made by the trustee on a proportional basis, by lot or by any method as the trustee deems fair and appropriate. No less than $1,000 of any pass-through bonds will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the date of redemption to each holder of pass-through bonds at its registered address. Notices of redemption may not be conditional. If any pass-through bond is to be redeemed in part only, the notice of redemption that relates to that bond will state the portion of the principal amount of the bond to be redeemed. A pass-through bond in principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon cancellation of the original bond. Pass-through bonds called for redemption become due on the date fixed for redemption. On and after the date of redemption, interest ceases to accrue on pass-through bonds or portions of them called for redemption.

BOOK-ENTRY; DELIVERY AND FORM

    The certificates representing the pass-through bonds will be issued in fully registered form. Except as described below, the pass-through bonds initially will be represented by one or more global bonds, in definitive, fully registered form without interest coupons. The global bonds will be deposited with the trustee as custodian for the Depositary Trust Company, which we refer to as DTC, and registered in the name of Cede & Co. or another nominee as DTC may designate.

    DTC has advised us as follows:

    - DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

    - DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing

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      corporations and other organizations. Indirect access to the DTC system is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    - Upon the issuance of the global bonds, DTC or its custodian will credit, on its internal system, the respective principal amounts of the exchange bonds represented by the global bonds to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the global bonds will be limited to persons who have accounts with DTC or persons who hold interests through the persons who have accounts with DTC. Persons who have accounts with DTC are referred to as "participants." Ownership of beneficial interests in the global bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

    So long as DTC or its nominee is the registered owner or holder of the global bonds, DTC or the nominee, as the case may be, will be considered the sole record owner or holder of the pass-through bonds represented by the global bonds for all purposes under the amended and restated indenture and the pass-through bonds. No beneficial owners of an interest in the global bonds will be able to transfer that interest except according to DTC's applicable procedures, in addition to those provided for under the amended and restated indenture.

    Owners of beneficial interests in the global bonds will not:

    - be entitled to have the pass-through bonds represented by the global bonds registered in their names,

    - receive or be entitled to receive physical delivery of certificated bonds in definitive form, and

    - be considered to be the owners or holders of any pass-through bonds under the global bonds.

    Accordingly, each person owning a beneficial interest in the global bonds must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any right of a holder of pass-through bonds under the global bonds. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global bonds desires to take any action that DTC, as the holder of the global bonds, is entitled to take, DTC would authorize the participants to take that action, and that the participants would authorize beneficial owners owning through the participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payments of the principal of, premium, if any, and interest on the pass-through bonds represented by the global bonds will be made to DTC or its nominee, as the case may be, as the registered owner of the global bonds. Neither we, the trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global bonds will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global bonds, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global bonds held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for these customers. These payments will be the responsibility of these participants.

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    Transfer between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of bonds in certificated form for any reason, including to sell bonds to persons in states which require the delivery of the bonds or to pledge the bonds, a holder must transfer its interest in the global bonds in accordance with the normal procedures of DTC and the procedures described in the amended and restated indenture.

    Unless and until they are exchanged in whole or in part for certificated pass-through bonds in definitive form, the global bonds may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

    Beneficial owners of bonds registered in the name of DTC or its nominee will be entitled to be issued, upon request, bonds in definitive certificated form.

    DTC has advised Homer City Funding that DTC will take any action permitted to be taken by a holder of bonds, including the presentation of bonds for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global bonds are credited. Further, DTC will take any action permitted to be taken by a holder of bonds only in respect of that portion of the aggregate principal amount of bonds as to which the participant or participants has or have given that direction.

    Although DTC has agreed to these procedures in order to facilitate transfers of interests in the global bonds among participants of DTC, it is under no obligation to perform these procedures, and may discontinue them at any time. Neither Homer City Funding nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Subject to specified conditions, any person having a beneficial interest in the global bonds may, upon request to the trustee, exchange the beneficial interest for bonds in the form of certificated bonds. Upon any issuance of certificated bonds, the trustee is required to register the certificated bonds in the name of, and cause the same to be delivered to, the person or persons, or the nominee of these persons. In addition, if DTC is at any time unwilling or unable to continue as a depositary for the global bonds, and a successor depositary is not appointed by us within 90 days, we will issue certificated bonds in exchange for the global bonds.

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       DESCRIPTION OF THE PRINCIPAL SALE-LEASEBACK TRANSACTION DOCUMENTS

    THE FOLLOWING IS A SUMMARY OF SELECTED PROVISIONS OF THE PRINCIPAL AGREEMENTS CONSTITUTING THE SALE-LEASEBACK TRANSACTION, AND IS NOT TO BE CONSIDERED TO BE A FULL STATEMENT OF THE TERMS OF THESE AGREEMENTS. ACCORDINGLY, THE FOLLOWING SUMMARIES OF THESE AGREEMENTS ARE QUALIFIED BY REFERENCE TO EACH AGREEMENT AND ARE SUBJECT TO THE TERMS OF THE FULL TEXT OF EACH AGREEMENT. COPIES OF MOST OF THESE AGREEMENTS HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS CONSENT SOLICITATION STATEMENT FORMS A PART. UNLESS OTHERWISE STATED, ANY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT TO ANY AGREEMENT MEANS THAT AGREEMENT AND ALL SCHEDULES, EXHIBITS AND ATTACHMENTS TO THAT AGREEMENT AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT AS OF THE DATE OF THIS CONSENT SOLICITATION STATEMENT.

THE FACILITY LEASES

    We will enter into eight facility leases that relate to the facilities. Under these eight facility leases, we will lease from each owner lessor an undivided interest in the facilities.

TERM AND RENT

    The term of each facility lease, which we will refer to as the basic lease term, will commence on the closing of the transaction. The basic lease term of each facility lease is expected to continue for a period of 33 years and 9 months following the closing of the sale-leaseback transaction. We will have the right to renew each facility lease for one or more renewal lease terms. We refer to the basic lease term plus all renewal lease terms for each facility lease as its facility lease term.

    Rent payable under each facility lease consists of basic lease rent, which is payable with respect to the basic lease term, renewal lease rent, which is payable with respect to any renewal lease term, and supplemental rent. Supplemental rent includes our obligations arising out of the operative documents, other than basic lease rent and renewal lease rent, to the owner lessors or any other person.

    During the facility lease term, rent will be paid on each April 1 and October 1 if that date is a business day, and on the next succeeding business day if that date is not a business day, which date we refer to as rent payment dates. The first rent payment date will be April 1, 2002. Supplemental rent will be payable when due and owing, or if there is no due date specified, promptly after demand by the person entitled to the payment.

USE AND MAINTENANCE

    Under each facility lease, we agree that we will:

    - maintain the facilities, at our own expense, in as good condition, repair and working order as when delivered on the closing date of the sale-leaseback transaction, ordinary wear and tear excepted, without discrimination as compared to other facilities of a similar type owned or operated by us or any of our affiliates, and in any event, in all material respects:

       - in accordance with prudent industry practice;

       - in compliance with all requirements of law, including without limitation, all environmental laws, safety laws and rules and regulations promulgated by the Federal Energy Regulatory Commission and to the extent commercially reasonable, consistent with the estimated remaining economic useful life of the facilities; and

       - in accordance with the terms of all insurance policies required to be maintained by the documents relating to the sale-leaseback transaction; and

    - cause to be made all repairs, renewals, replacements, betterments and improvements to the facilities, all as in our reasonable judgment may be necessary to operate the facilities in accordance with the operative documents.

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    In the ordinary course of maintenance, service, repair or testing of the facilities or any component of the facilities, we, at no cost to the owner lessors, may remove, cause or permit to be removed from the facilities any component of the facilities, so long as:

    - we cause the component to be replaced as soon as commercially practicable by a replacement component which is free and clear of all liens, other than permitted encumbrances, and is in as good an operating condition as that of the component replaced, assuming that the component replaced was maintained in accordance with the terms of the facility leases, and which has a current and residual value, remaining economic useful life and utility at least equal to that of the component replaced;

    - the manner in which the component is replaced does not diminish the current value, residual value, remaining economic useful life or utility of the facilities as measured immediately before the replacement by more than an immaterial amount, assuming the facilities are then in the condition required to have been maintained by the terms of the facility leases, or cause the facilities to become "limited use property"; and

    - any component so replaced becomes our property and any component so added becomes the property of the owner lessors and becomes immediately subject to the facility leases.

    "PRUDENT INDUSTRY PRACTICE" means, at a particular time:

    - any of the practices, methods and acts engaged in or approved by a significant portion of the competitive coal-fired electric generating industry operating in the eastern United States at that time; or

    - with respect to any matter to which the immediately preceding clause does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.

    Prudent industry practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any governmental authority of competent jurisdiction.

IMPROVEMENTS TO THE FACILITIES

    REQUIRED IMPROVEMENTS

    Without expense to the owner lessors and without the consent of any other party to the operative documents, whom we refer to as the transaction parties, we are required to make or cause to be made any modification, alteration, addition or improvement to the facilities as is required:

    - by requirements of law or any governmental authority;

    - by any insurance policy required to be maintained by us under any operative document; or

    - by the terms of the operative documents.

These improvements are called required improvements. We may, in good faith and by appropriate proceedings, subject to customary conditions, diligently contest the validity or application of any requirement of law in any reasonable manner and according to the terms of the facility leases.

    OPTIONAL IMPROVEMENTS

    So long as no material lease default described below in clauses (1),
(2) and (7) of "--Lease Events of Default" or lease event of default described below in "--Lease Events of Default" has occurred and is continuing, at any time, we may, without expense to the owner lessors and without the consent of

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any other transaction party, make or cause to be made or permit to be made any modification, alteration, addition or improvement to the facilities as we consider desirable in the proper conduct of our business. These improvements are called optional improvements. However, no optional improvement to the facilities may (1) diminish the current or residual value, remaining economic useful life or utility of the facilities by more than an immaterial amount below the current or residual value, (2) diminish the remaining economic useful life or utility of the facilities as measured immediately before the optional improvement (assuming the facilities are then in the condition required to have been maintained by the terms of the facility leases,) or (3) cause the facilities to become "limited use property."

    Improvements that can be removed without causing material damage to the facilities are called severable improvements. Subject to limitations on our ability to incur indebtedness contained in the participation agreements, we may finance improvements other than through the facility leases if the financing does not result in a lien on the facilities or the facility site. All required improvements, non-severable improvements and improvements that are financed through the facility leases automatically become the property of the owner lessors and are subject to the facility leases and the lease indentures upon being affixed to the facilities.

    FINANCING IMPROVEMENTS

    We are not permitted to finance through the facility leases optional or severable improvements which are not also required improvements. If we elect to finance required or non-severable improvements to an undivided interest, the applicable owner participant will be given the opportunity, exercisable in its sole discretion, to finance the improvements in whole or in part with additional equity. We are not obligated to accept, nor will any owner participant be obligated to provide, any additional equity financing. Notwithstanding the above, however, at our request, each owner lessor and, for so long as the lessor notes are outstanding and the lien of the lease indentures has not been terminated, the security agent, will be obligated to finance required or non-severable improvements through the issuance of additional lessor notes under the applicable lease indenture which will rank equally and ratably with the lessor notes then outstanding and which will share in the collateral of the indenture estate securing the original lessor notes, subject to, among others, the following conditions:

    - there may be no more than one financing of this kind in any calendar year, except that this limitation will not apply to required improvements;

    - the additional debt will have a final maturity date no later than two years before the expiration date of the basic lease term, will be fully repaid out of additional basic lease rent, and will be subject to terms and conditions as are customary for leveraged lease financings;

    - appropriate adjustments to basic lease rent and termination value, determined without regard to any tax benefits associated with the improvements, unless the owner participant is financing the improvements with additional equity, will be made to protect the owner participant's expected return, but no change will be made to the amortization schedule or interest amounts and payment dates on the original lessor notes;

    - we will pay, on an after-tax basis, all reasonable costs and expenses of all or any of the parties to the operative documents, which we will refer to as the lease financing parties, including the reasonable fees and expenses of counsel to the other lease financing parties, in connection with the financing of an improvement;

    - no material lease default or lease event of default may have occurred and be continuing, unless the improvement to be made with the financing will cure the default and the improvement will be made in compliance with applicable operative documents;

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    - the financing may be in an amount not less than $5 million, nor greater than 100% of the costs of the improvement being financed, but the aggregate outstanding balance of all lessor notes issued in respect of the facilities may not exceed $300 million;

    - the owner participant will have received from tax counsel a favorable opinion reasonably satisfactory to it to the effect that the financing should not result in any incremental tax risk to the owner participant and will have received from us an indemnity against this risk reasonably satisfactory to the owner participant from or guaranteed by an entity which has a credit rating of at least "BBB-" from Standard & Poor's and at least "Baa3" from Moody's, but if the opinion referred to is that the financing will not result in an incremental tax risk to the owner participant, this minimum credit rating will not be required;

    - the owner participant will not suffer material adverse accounting effects under generally accepted accounting principles as a result of providing the additional financing;

    - we will have made or delivered representations, warranties, covenants, opinions or certificates as the applicable owner participant may reasonably request; and

    - the minimum projected basic lease rent service coverage ratio for any four quarters through the final maturity date of the lessor notes, taken as one accounting period, will be at least [ ] to 1.0, and the average projected basic lease rent service coverage ratio through the final maturity date of the lessor notes will be at least [ ] to 1.0, calculated at the time of issuance of the additional lessor notes and calculated in accordance with certain agreed-upon inputs and the then base case assumptions.

    "BASIC LEASE RENT SERVICE COVERAGE RATIO" means a ratio, the numerator of which is our net cash flow for the period, and the denominator of which is the amount of rent payable during the period.

SUBLEASE

    We may sublease each undivided interest in the facilities without the consent of the applicable owner lessor, owner participant, security agent or lease indenture trustee, under the following conditions:

    - the sublessee is a United States person that:

       - is a solvent corporation, partnership, business trust, limited liability company or other entity not subject to bankruptcy proceedings;

       - is not involved in material pending or unresolved litigation with the applicable owner participant or any of its affiliates; and

       - is, or its obligations under the sublease are, guaranteed by or contracted to be performed by, an experienced operator of United States based coal-fired electric generating assets similar to the facilities;

    - the sublease does not extend beyond the scheduled expiration of the applicable basic lease term or renewal lease term then in effect or elected by us, may be terminated upon early termination of the applicable facility lease, and is expressly subject and subordinate to the applicable facility lease;

    - all terms and conditions of the applicable facility lease and related operative documents and project documents remain in effect and we remain fully and primarily liable for our obligations under the facility leases and the other operative documents and project documents;

    - no lease default or lease event of default under the applicable facility lease has occurred and is continuing or will be created as a result of the sublease;

    - the sublease prohibits further assignment or subletting;

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    - the sublease requires the sublessee to operate and maintain the undivided interest in a manner consistent with the facility leases;

    - the sublessee does not cause the facilities to become "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, unless we make a payment to the applicable owner participant at the time of the execution of the sublease that, in the reasonable judgment of the owner participant, compensates the owner participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property;"

    - the applicable owner lessor and owner participant and, so long as the lessor notes are outstanding, the trustee and security agent, will have received an opinion of counsel reasonably satisfactory to each recipient, to the effect that all material regulatory approvals relating to the sublease have been obtained;

    - the sublessee pays all reasonable documented out-of-pocket expenses incurred by the applicable lease financing parties in connection with the sublease; and

    - neither the sublease nor sublessee will jeopardize the owner lessor's, owner participant's, Homer City Funding's, the trustee's or security agent's exempt status under the Public Utility Holding Company Act of 1935 and other laws relating to electric utilities, generators, wholesalers or retailers.

    It is a condition precedent to any subleasing that we provide the applicable owner lessor, owner participant and, so long as the lessor notes are outstanding and the lien of the lease indenture has not been terminated, the security agent with all documentation related to the sublease and an opinion of counsel reasonably satisfactory to each recipient to the effect that the sublease complies with the above requirements.

TERMINATION FOR BURDENSOME EVENTS

    We have the option, by giving written notice to the applicable owner lessor and owner participant no later than 12 months after the date we receive notice or actual knowledge of the events described below to, on a date occurring not less than 30 days nor more than 60 days after the date of giving the notice, terminate the applicable facility lease if:

    - due to a change in law it becomes illegal for us to continue the facility lease or for us to make payments under the facility lease, and the transaction cannot be restructured to comply with the change in law in a manner reasonably acceptable to the lease financing parties; or

    - one or more events outside our control has occurred which will, or can reasonably be expected to, give rise to an obligation by us to pay or indemnify in respect of general indemnity or tax indemnity payments under the applicable lease documents, but only if (1) the payment or indemnity obligation and the underlying cost or tax can be avoided in whole or in material part by the termination of the facility lease and sale of the owner lessor's undivided interest, and (2) the amount of the avoided payments would exceed (on a present value basis, discounted at the discount rate, compounded on an annual basis to the date of the termination) 2.5% of the owner lessor's purchase price.

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The applicable owner participant may waive its right to indemnity payments in excess of 2.5% of the purchase price payments or arrange for its own account the payment of the indemnity payments.

    In connection with receipt of a burdensome termination notice, the owner lessor may, but has no obligation to, sell its undivided interest and we, as the owner lessor's agent, will use commercially reasonable efforts to obtain cash bids from unaffiliated third parties. We may, but have no obligation to, make an offer to purchase the undivided interest and will have a right of first refusal with respect to any offer received from an unaffiliated third party. If the owner lessor accepts a qualifying cash bid in writing, we will pay the owner lessor on the termination date the following:

    - the termination value, LESS

    - the cash received by the owner lessor in connection with the qualifying cash bid, or zero if the bid is equal to or greater than the termination value, PLUS

    - on an after tax basis, all reasonable documented out-of-pocket costs and expenses of the owner lessor, owner participant, and, so long as the lessor notes are outstanding and the lease indenture lien has not been discharged, the lease indenture trustee and the security agent, PLUS

    - any amount by which basic lease rent paid by us exceeds the amount of basic lease rent allocated to us under the facility lease, PLUS

    - any payments which are due, payable and unpaid under the operative documents on the termination date.

    If the owner lessor rejects a qualifying cash bid and does not elect to retain its undivided interest and ground interest, we will pay the owner lessor on the termination date the following:

    - the termination value, LESS

    - the amount of the rejected qualifying cash bid, or zero if the bid is equal to or greater than the termination value, PLUS

    - on an after tax basis, all reasonable documented out-of-pocket costs and expenses of the owner lessor, owner participant and, so long as the lessor notes are outstanding and the lease indenture lien has not been discharged, the security agent, PLUS

    - any amount by which basic lease rent paid by us exceeds the amount of basic lease rent allocated to us under the facility lease, PLUS

    - any payments which are due, payable and unpaid under the operative documents on the termination date.

    If, in connection with the termination of the facility lease under the circumstances described above, we purchase an owner lessor's undivided interest, execute an assumption agreement and satisfy other conditions contained in the applicable lease indenture, we may, so long as no material lease default or lease event of default has occurred and is continuing after giving affect to the assumption, assume the applicable lessor notes. No termination of a facility lease under the circumstances described above will be effective, regardless of whether the owner lessor elects to sell or retain its undivided interest in connection with the termination, unless and until either we assume the related lessor notes in accordance with the provisions of the related lease indenture and our obligation to pay termination value is reduced by the outstanding principal amount of the lessor notes so assumed, or the applicable owner lessor has paid all outstanding principal and accrued interest on the lessor notes and all other amounts due under the lease indenture on the proposed date of termination. Under the participation agreements, we also have the option of purchasing the ownership interest in the applicable owner lessor under the circumstances and keeping the facility lease in place.

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    We may, so long as no lease event of default has occurred and is continuing, terminate a facility lease at any time on or after the seventh anniversary of the closing date of the sale-leaseback transaction and within six months of the giving of notice, as described below, if we or our general partner determines in good faith that the facilities are economically or technologically obsolete as a result of a change in applicable law, regulation, or tariff of general application or imposition by the Federal Energy Regulatory Commission or any other governmental entity having or claiming jurisdiction over us or the facilities of any burdensome conditions or requirements, including without limitation, requiring significant capital improvements to the facilities.

    In order to exercise the termination option described immediately above, we must give the applicable owner lessor at least six months' prior notice, containing a certification by our general partner as to the basis of exercising an option to terminate. The owner lessor may elect to retain rather than sell the undivided interest by providing notice to us 90 days before the proposed termination date, in which case we will pay to the owner lessor on the termination date all basic and renewal rent and other amounts then owing, and the facility lease will terminate. Notwithstanding the foregoing, we will not terminate a facility lease as described above, unless concurrently with our election to terminate, we elect to terminate all the facility leases.

    In the event of an early termination as described immediately above, we will, as non-exclusive agent for the applicable owner lessor, use commercially reasonable efforts to obtain bids from unaffiliated third parties and sell the applicable owner lessor's undivided interest in the obsolete, surplus or unusable facilities on the termination date, all the proceeds of which will be for the account of the owner lessor. However, so long as the lessor notes are outstanding and the lien of the lease indenture has not been discharged, the proceeds of the sale will be paid directly to the security agent. The purchaser of the undivided interest may not be us, any of our affiliates or any third party with whom we, or any of our affiliates has an arrangement to use or operate the affected facilities to generate power for our benefit, or the benefit of our affiliates. On the termination date, the owner lessor will sell the undivided interest to the highest bidder, and we will pay the owner lessor the excess of the termination value over the proceeds of the sale, plus specified additional amounts. However, if the proceeds of the sale exceed the termination value, the owner lessor will reimburse us for the amount, if any, we paid as termination value.

    Unless the applicable owner lessor enters, with our consent, into a legally binding contract to sell its undivided interest and ground interest, we may, not less than 30 days before the proposed termination date, revoke our notice of termination, but we may not reissue the notice of termination more than once in any five-year period. In the event of a revocation of a termination notice, the applicable facility lease will continue in effect.

LIENS

    We will not, directly or indirectly, create, incur, assume or suffer to exist any liens or other encumbrances on the undivided interest or our interest in any operative document, except for liens expressly permitted as described in "Description of the Proposed Waivers and Proposed Amendments--Amendment to
Section 4.13 of the Existing Indenture (Limitation on Liens)."

INSURANCE

    We will, at our own cost and expense, maintain insurance customarily carried by owners and operators of electric generating facilities similar to the facilities and at a minimum, the following insurance, except in certain circumstances when it is not available on commercially reasonable terms:

    - all risk property insurance covering against physical loss or damage to the facilities, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive

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      boiler and machinery coverage in an amount not less than the greater of the then current termination value or full replacement value, with deductibles of $2 million or less;

    - business interruption insurance in an amount equal to 18 months' continuing expenses, debt service on the lessor notes and net profits of the facility, with deductibles not to exceed 60 days;

    - commercial or comprehensive general liability insurance, insuring against claims for bodily injury and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the facilities and the facility site, with limits of not less than $1,000,000, which will not contain exclusions for punitive or exemplary damages where insurable under law;

    - workers' compensation insurance in accordance with statutory provisions in an amount not less than $1,000,000, which will not contain any occupational disease exclusions;

    - automobile liability insurance with a limit of not less than $1,000,000;
      and

    - excess/umbrella liability insurance providing coverage limits in excess of the primary limits applying under the commercial or comprehensive general liability, workers' compensation and automobile insurance in an amount not less than $50,000,000, which will not contain exclusions for punitive or exemplary damages.

Any liability insurance policy maintained by us or on our behalf will name each of the owner participant, the owner lessor, the security agent, the lease indenture trustee, the security agent, Homer City Funding and the trustee as loss payees.

    Insurance proceeds exceeding $5 million but less than $50 million on account of any damage to or destruction of the facilities or any part of the facilities will be held in the recovery event proceeds account for application in repair or replacement of the affected property. If no material lease default or lease event of default has occurred and is continuing, insurance proceeds in excess of $50 million on account of any damage to, or destruction of, the facilities or any part of the facilities will be paid to us, so long as we deliver a notice supported by a report of an independent engineer as to the nature and cost of the repair, the reasonableness of our repair and replacement plan, sufficiency of the proceeds, together with other financings for the proposed repair and our ability to pay lease rent during the restoration period. If we are unable to obtain an independent engineer's report, the insurance proceeds will be payable in accordance with the event of loss provisions described below or, if the lien of the lease indenture has not been terminated or discharged, will be paid to the security agent for application in accordance with the terms of the lease indenture.

    If any insurance required to be maintained by us ceases to be available on a commercially reasonable basis at the time of renewal, we will enter into good faith negotiations with each owner lessor in order to obtain an alternative to the insurance.

EVENTS OF LOSS

    Any of the following events, by themselves, are events of loss under each facility lease:

    - the loss of the facilities or use of the facilities due to destruction or damage to any facilities or facility site rendering repair uneconomic or rendering the facilities permanently unfit for normal use;

    - any damage to the facilities that results in an insurance settlement on the basis of a total loss or an agreed constructive or a compromised total loss of the facilities;

    - seizure, condemnation, confiscation or taking of, or requisition of title to or use of, the facilities or facility site by any governmental authority that results in loss by the applicable owner lessor of title to or use of its undivided interest or ground interest following exhaustion of all permitted appeals or the election by us not to pursue the appeals and with the applicable owner

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      participant's consent if a material lease default or lease event of default has occurred and is continuing;

    - if elected by the owner participant and only in circumstances where the termination of the facility lease and transfer of the facilities to us removes the basis of the regulation described below, subjection of
      (a) the owner lessor or the owner participant to any rate-of-return regulation by a governmental authority, or (b) the owner participant or the owner lessor to any public utility regulation or law and either regulation, in the reasonable opinion of the owner participant, is burdensome, due to our, the owner lessors' or the owner participants' participation in the transactions contemplated by the operative documents, which we will refer to as a regulatory event of loss; or

    - damage to the facilities which results in an insurance settlement or payment of $50,000,000 or more, and, following the receipt of this payment we fail to repair or rebuild the facilities due to our inability to deliver, within 45 days from the receipt of the proceeds, a notice supported by a report of an independent engineer as to the nature and cost of the repair, the reasonableness of our repair and replacement plan, sufficiency of the proceeds together with other financings for the proposed repair and our ability to pay lease rent during the restoration period.

    In the event of a loss described in the first three bullet points and the fifth bullet point above, we have the obligation to rebuild, replace or repair the facility, subject to satisfaction of rebuild conditions.

    If we elect to terminate a facility lease following the occurrence of an event of loss described in the first three clauses above we will purchase the undivided interest from the applicable owner lessor by paying the termination value plus specified other amounts, and the owner lessor will prepay the outstanding principal of the related lessor notes, along with accrued interest and any premium, on the related lessor notes. Following our purchase of the applicable owner lessor's undivided interest, the relevant facility lease will terminate. As long as we remain liable under the facility lease, we may purchase the ownership interest held by the applicable owner participant instead of purchasing the owner lessor's undivided interest and thus keep the facility lease in place.

    Notwithstanding the preceding provisions, in the case of a regulatory event of loss or an event of loss described in the fifth bullet point above, the facility lease will terminate and the owner lessor will, subject to our right of first refusal, sell the undivided interest to the party submitting the highest cash bid on an "as is," "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of owner lessor and owner participant liens. We will pay to the owner lessor the amount by which the termination value exceeds the sales price received by the owner lessor plus specified other amounts. If no cash bids are received or if cash bids are received but the sale is not consummated, we will pay to the owner lessor the termination value plus specified other amounts, after which our rent obligation will cease, the facility lease will terminate and the owner lessor will sell the undivided interest as scrap, subject to our right of first refusal, so long as shutting down the facilities does not eliminate burdensome regulation on the owner participant. If shutting down the facilities eliminates the burdensome regulation, the facilities will be shut down and we may continue marketing the facilities for up to an additional three months. If one cash bid is received before the end of this extended period, the owner lessor will, subject to our right of first refusal, sell the facilities to the party submitting the highest cash bid on an "as is," "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of owner lessor and owner participant liens, after which we will pay reasonable expenses of the owner participant, owner lessor, security agent, Homer City Funding and the trustee, and the owner lessor will pay the net cash proceeds of the sale to the extent of payments made by us. If there is no extended marketing period or no cash bids are received in this period, the owner lessor will sell the facilities as scrap, subject to our right of first refusal.

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    Notwithstanding the preceding provisions, in the case of a regulatory event of loss or an event of loss described in the fifth bullet point above, and in connection with our purchase of the undivided interest, we may, instead of terminating the facility lease, assume the owner lessor's obligations under the applicable lease indenture and pay an amount equal to the following:

    - the termination value, LESS

    - the outstanding principal amount of the applicable lessor notes, PLUS

    - all reasonable, documented out-of-pocket costs and expenses incurred in connection with the event of loss, PLUS

    - any other rent, other than basic lease rent or renewal rent payable on or after the termination value payment date, due and paid on the termination value payment date, PLUS

    - any amount due and unpaid or accrued and unpaid on the termination value payment date under any other operative document.

    Notwithstanding anything herein to the contrary, upon the occurrence of an event of loss described in the first, second, third and fifth bullet points above after which we do not elect to rebuild and do not deliver a notice supported by an independent engineer's report within 45 days of the settlement of or payment of $5,000,000 or more in respect of such event of loss, then we will pay to the owner lessor as supplemental rent an amount equal to the owner lessor's percentage of the payment.

    If the facilities or any part of the facilities suffer destruction, damage, loss or theft not constituting an event of loss, which we refer to as a partial event of loss, we will rebuild or make repairs necessary (i) to restore the facilities to their current value, residual value, utility and economic useful life immediately before the partial event of loss and (ii) ensure that the facilities do not become "limited use property." However, in connection with a partial event of loss for which we have received a settlement or payment of $5,000,000 or more, we will deliver a notice supported by an independent engineer's report to the owner lessor, owner participant, lease indenture trustee, security agent, Homer City Funding and the trustee within 45 days of receipt of the proceeds.

    At the time of the payment of the amounts listed above, other than in the case of a regulatory event of loss or burdensome buyout, described above in "--Termination for Burdensome Events", where the owner participant sells its membership interest but the facility lease and the lessor notes remain in place, which we will refer to as a special lessee transfer, the facility lease, site lease and site sublease will terminate. Alternatively, we may purchase the owner participant's ownership interest in the owner lessor and elect not to terminate the facility lease.

    Our right to rebuild the facilities in connection with an event of loss will be subject to the satisfaction of the following conditions, among other things:

    - delivery to the owner participant of: (1) an opinion reasonably satisfactory to it from its tax counsel to the effect that the proposed rebuilding should not result in any material unidentified incremental tax risk; (2) an indemnity against this risk in form and substance reasonably satisfactory to the owner participant from, or guaranteed by, an entity which has a credit rating of at least "BBB-" from Standard & Poor's or "Baa3" from Moody's; or (3) any other indemnity arrangement against these risks satisfactory to the owner participant;

    - delivery of a report of an engineering consultant to the effect that the rebuilding of the facilities is technologically feasible and economically viable and that the rebuilding can be completed prior to the end of the facility lease term, including any renewal lease term then in effect or elected by us;

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    - delivery of a report of an independent appraiser to the effect that the facilities will, after completion of the rebuilding, have at least the same value, residual value, utility and useful life as the facilities immediately prior to the event of loss;

    - delivery of a certificate demonstrating that we possess adequate financial resources, from insurance proceeds or otherwise, to complete the rebuilding of the facilities and to pay basic lease rent or renewal rent while the facilities are being rebuilt and that we reasonably expect to be capable of replacing or modifying any project documents that must be replaced or modified in order to avoid a material adverse effect;

    - commencement of the rebuilding as soon as reasonably practicable and, in any event, within 12 months of the occurrence of the event that caused the event of loss;

    - demonstration that the rebuilding will not result in any material adverse accounting effect on the applicable owner participant;

    - demonstration of the absence of any material lease default or lease event of default, unless the default would be cured by rebuilding; and

    - demonstration that all governmental approvals required in connection with the work done or proposed to be done have been obtained or can reasonably be expected to be obtained on or prior to the date required.

    Any proceeds received by us or the owner lessors from a governmental authority or from insurance proceeds related to an event of loss will be paid to the owner lessors, except that we may retain any amounts up to the amount we were to pay to the owner lessors to terminate the facility lease or purchase the undivided interest upon the event of loss. The remainder of these proceeds will be divided between us and the owner lessors in accordance with our respective interests in the facilities. Notwithstanding the preceding provisions, if we have elected to rebuild the facilities, these proceeds will be applied as outlined above in "--Insurance."

    If any portion of the facilities or facility site is requisitioned or otherwise taken by a governmental authority under power of eminent domain or otherwise in a manner which does not constitute an event of loss, our obligation to pay rent will continue, but we will be entitled to receive and retain any amounts payable as compensation for the taking. However, if at the time of the requisition or taking, a material lease default or lease event of default has occurred and is continuing, these amounts will be paid to and held by the owner lessors, or if lessor notes are outstanding, the security agent, as security for our obligations until the default has been cured.

LEASE EVENTS OF DEFAULT

    The occurrence of any of the following events constitutes an event of default under each facility lease:

        (1) our failure to make any payment when due, of any basic or renewal lease rent or termination value if we do not cure the failure within five business days of the failure;

        (2) our failure to make any other payment under the facility lease or any other operative document when due, if we do not cure the failure within 10 days after receiving written notice of the failure;

        (3) our failure to maintain insurance in the amounts and on the terms described in the operative documents;

        (4) our failure to perform or observe in all material respects the covenant restricting mergers and the covenant regarding the maintenance of accounts or our breach of the covenant against liens, to the extent incurred with respect to borrowed money;

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        (5) our failure to perform or observe any other material covenant described in any of the facility leases or any covenant described in the applicable participation agreement or in any other project document or operative document, if the failure is not cured within 30 days after receiving written notice of the failure. However, for any failure other than a failure to comply with the negative covenants set forth in the participation agreements if the failure cannot be remedied within this 30-day period, we will have up to an additional 180 days to cure the failure, so long as we diligently pursue this remedy and the failure is reasonably capable of being remedied within the additional 180-day period. However, in the case of our obligation to maintain the facilities, to the extent we are contesting the non-compliance in good faith and the contest extends no longer than 36 months beyond the scheduled basic lease term expiration, our failure to comply with the requirements of the obligation will not constitute a lease event of default so long as our contest does not expose the facilities to any material risk of foreclosure, sale, forfeiture or loss, or expose any lease financing party to criminal liability, regulation as a public utility, or material risk of material adverse effect on the interests of the applicable owner lessor or owner participant. If the noncompliance relating to maintenance of the facilities is not a type that can be immediately remedied, our failure to comply will not be a lease event of default if we are taking all reasonable action to remedy the noncompliance and if, but only if, the noncompliance does not involve any of the risks to the facilities or lease financing parties just described;

        (6) any of our representations or warranties in the lease financing documents, other than tax representations described in the tax indemnity agreement, prove to have been incorrect in any material respect when made or misleading in any material respect, if the facts or circumstances upon which the breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after we receive written notice of the breach. However, if the breach cannot be remedied within 30 days but could be remedied within 60 additional days, the continuation of the breach would not have a material adverse effect on us, and we diligently pursue a remedy during the 30 days, then the cure period will be extended up to an additional 60 days;

        (7) we, Edison Mission Holdings or any of Edison Mission Holdings' subsidiaries voluntarily commence or have instituted against us bankruptcy proceedings, or consent to any similar relief or the appointment of or taking possession by any governmental official in any voluntary case of bankruptcy or other proceeding commenced against us, or if we file an answer admitting the material allegations of a petition filed against us in any proceedings of this kind, or if we make a general assignment for the benefit of creditors, or are wound up or dissolved, or, in the instance of involuntary proceedings, the case remains undismissed for 90 days;

        (8) we default under any bond, debenture, note or other evidence of indebtedness, except obligations arising under the lease financing documents and non-recourse indebtedness, for money borrowed by us under any mortgage, indenture or instrument, whether the indebtedness exists now or is created in the future, where the indebtedness is in an aggregate principal amount exceeding $5 million at all times, and where the default has resulted in this indebtedness becoming or being declared due and payable before the date on which it would otherwise have become due and payable, without this indebtedness having been discharged, or the acceleration having been rescinded or annulled;

        (9) any security documents to which we, the owner lessor, the owner participant, or, so long as the lessor notes are outstanding and the lien of the lease indenture has not been discharged, the security agent, is a party are declared unenforceable, are terminated, or cease to be in full force and effect;

        (10) specified events occur with respect to ERISA;

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        (11) monetary judgments or orders for the payment of money in excess of
    $1 million in the aggregate, taking into account insurance proceeds where the insurer has accepted coverage without reservation, are entered against us and are not vacated, discharged, stayed or bonded within 60 days from entry of the judgment or order;

        (12) Edison Mission Energy, without prior written consent of the owner lessor, the owner participant and, so long as the lessor notes are outstanding and the lien of the lease indenture has not been discharged or terminated, Homer City Funding or the trustee, ceases to own directly or indirectly in excess of 50% of the ownership interests in us; however, the consent of Homer City Funding or the trustee is not required if at that time either (1) the pass-through bonds are rated at least "BBB-" by Standard & Poor's and "Baa3" by Moody's, and a reaffirmation of these ratings is obtained or (2) the reduction of Edison Mission Energy's ownership interest in us has been approved by holders or more than 66 2/3% of the lessor notes;

        (13) any of the facility leases, site subleases or any other material project document is cancelled, terminated or ceases to be in full force and effect, unless alternative arrangements, satisfactory to the owner lessor, the owner participant or, so long as the lessor notes are outstanding and the lien of the lease indenture has not been released or discharged, the security agent, Homer City Funding and the trustee, have been made and the parties have acknowledged their satisfaction with these alternative arrangements in writing;

        (14) we use funds on deposit in any security account other than for the purposes specified in the operative documents;

        (15) the amended and restated guarantee and collateral agreement or the pledge and collateral agreement ceases to be in full force and effect;

        (16) we fail to remain exempt from the Public Utility Holding Company Act or any regulation under state utility law which would have a material adverse effect on us or any transaction parties;

        (17) any material operative document is terminated, declared unenforceable or ceases to be in full force and effect with respect to us or our affiliates; and

        (18) default under any of the other facility leases.

    The circumstances described in clauses (1), (2) and (7) above, without giving effect to any notice requirements or the passage of time, are referred to in this consent solicitation statement as material lease defaults.

    Upon the occurrence and continuance of any lease event of default, the applicable owner lessor may declare the relevant facility lease to be in default. Except as provided below, the owner lessor may, at any time after the declaration, so long as we have not cured all outstanding lease events of default, exercise one or more of the remedies described in the relevant facility lease, including:

    - seeking performance of our obligations under the facility lease and the other applicable lease documents by appropriate court actions, either at law or equity, or recover damages for breach of obligations under these documents;

    - terminating the facility lease, as a result of which we will be required to return possession of the owner lessor's undivided interest and our right to the possession and use of the undivided interest under the facility lease will absolutely cease and terminate, but we will remain liable as provided in the facility lease;

    - selling the applicable undivided interest and ground interest at public or private sale, free and clear of our rights, as a result of which allocated rent will cease to accrue and rent will no longer become due or payable;

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    - holding, keeping idle or leasing to others the applicable undivided interest and ground interest free and clear of our rights under the facility lease, as a result of which our obligation to pay rent will be reduced by net proceeds, if any, received by the owner lessor; or

    - withdrawing amounts from the equity account in accordance with the provisions of the amended security deposit agreement.

    Upon the occurrence and continuance of any lease event of default, whether or not the applicable owner lessor has sold its undivided interest and ground interest, the owner lessor may require us to pay any due and unpaid or accrued and unpaid rent due and payable through the termination date specified in a termination notice, PLUS, as liquidated damages for the loss of a bargain and not as a penalty, instead of the basic lease rent or renewal lease rent due after the termination date specified in the notice:

    - an amount equal to the excess, if any, of the termination value computed as of the termination date over the fair market sales value of the applicable undivided interest and ground interest, as of the termination date;

    - an amount equal to the excess, if any, of the termination value computed as of the termination date over the present value of the fair market rental value of the owner lessor's undivided interest and ground interest during the fixed lease term or the then current renewal lease term; or

    - an amount equal to the termination value computed as of the termination date and all other rent and other amounts due and unpaid or accrued and unpaid by us, which, together with the other amounts payable in connection with the amounts listed above, will be at least sufficient to pay the outstanding principal of and, accrued interest on the applicable lessor notes.

    Upon payment of the amount referred to in the third clause in the immediately preceding paragraph, the owner lessor will then exercise its commercially reasonable efforts promptly to sell the undivided interest and will pay any net proceeds to us or we can, instead of paying termination value under the third clause in the immediately preceding paragraph, make a rejectable offer to purchase the undivided interest from the owner lessor, and, as part of the purchase, the owner lessor will convey its undivided interest and ground interest to us.

    Upon the occurrence and continuance of any lease event of default, and if the applicable owner lessor has sold its undivided interest and ground interest, the owner lessor may require us to pay as liquidated damages for loss of a bargain and not as a penalty, instead of the basic lease rent or renewal lease rent due for any period after the sale, an amount equal to:

    - any unpaid basic lease rent or renewal lease rent due and unpaid before the date of the sale, PLUS

    - any amount by which basic lease rent paid by us exceeds the amount of basic lease rent allocated to us under the facility lease, PLUS

    - the amount, if any, by which the termination value computed as of the termination date next preceding the date of the sale or, if the sale occurs on a rent payment date or a termination date, then computed as of that date, exceeds the net proceeds of the sale.

    Upon payment of this amount, the facility lease and our obligation to pay periodic rent for any periods after the date of this payment will terminate.

OWNER LESSORS' RIGHT TO PERFORM

    If we fail to make any payment under a facility lease or perform or comply with any other obligations under a facility lease and this failure continues for 10 business days after notice of the

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failure, the applicable owner lessor or owner participant may itself make the payment or perform or comply with the obligation. Amounts so paid by the owner lessor and/or owner participant will be deemed, together with the interest on those amounts at an overdue rate, supplemental lease rent payable by us to the owner lessors on demand. However, the owner lessor's right to perform will not restrict the owner lessor's rights following the occurrence of a lease event of default and, subject to the subordination provisions in the applicable participation agreement, the owner lessor will be entitled to exercise all remedies under the facility lease.

THE SITE LEASE AND SITE SUBLEASES

    We will lease the property on which the facilities are located, which we refer to as the facility site, to the owner lessors under eight separate facility site lease and easement agreements, which we refer to as the site leases. Each owner lessor will, in turn, sublease its undivided interest in the facility site, which we refer to as its ground interest, back to us under eight separate facility site sublease agreements, which we refer to as the site subleases.

TERM AND RENT

    The term of each site lease, which we refer to as the basic site lease term, will commence on the closing date of the sale-leaseback transaction, and will continue for a period of 45 years. The owner lessors will have the right to renew each site lease for one or more renewal terms, which we refer to as the renewal site lease terms. We will refer to the basic site lease term plus all renewal site lease terms for each site lease as the site lease term.

    Each site sublease with respect to each ground interest will have the same term as each facility lease with respect to the related undivided interest. Each site sublease terminates upon the termination of the corresponding facility lease, and is renewed upon the renewal of the facility lease. We will refer to the basic site sublease term plus all renewal site sublease terms as the site sublease term.

    As long as the facility leases and the site subleases are in effect, the rents payable under each site lease and under each site sublease will be automatically offset against each other, so that no amounts will be payable by us or the owner lessors in respect of these agreements.

RIGHTS RESERVED BY US

    We will reserve the right, from time to time, to use the ground interests in connection with the development, construction, use, operation and maintenance of any buildings, improvements or other structures on the facility sites, other than the facilities, including the right to construct, install, operate, use, repair and relocate buildings, improvements and structures on the facility site. However, the work may not have a material adverse effect on the use or operation of the facilities.

EASEMENTS

    We will grant to the owner lessors some non-exclusive easements over specified portions of land retained by us and not subject to the site leases where required to enable the owner lessors to access, use and operate the facilities. In addition, we reserve for ourselves some non-exclusive easements over specified portions of the facility site where required to enable us to access, use and operate the land and facilities retained or developed by us and not subject to the site leases.

THE PARTICIPATION AGREEMENTS

    We will enter into eight participation agreements with the owner lessors, the independent managers of each owner lessor, the owner participants, the lease indenture trustee, the security agent, Homer City Funding and the trustee. Each participation agreement will set forth the agreements of

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these parties to consummate the sale-leaseback transaction, and will set forth the conditions precedent to closing the sale-leaseback transaction. Each participation agreement will set forth the types of claims against which we will indemnify the other parties to the transaction, subject to customary exclusions. Each participation agreement will contain customary representations and warranties from us, the owner lessors, the owner lessors' independent managers, the owner participants, Homer City Funding, the lease indenture trustee and the trustee.

    As more fully described in "The Proposed Waivers and The Proposed Amendments--The Proposed Amendments" our obligations under each participation agreement include:

    - maintaining accounts in accordance with the amended security deposit agreement as further described in "--The Amended Security Deposit Agreement;"

    - refraining from merging, consolidating and selling substantially all our assets other than as specifically permitted;

    - refraining from selling, leasing or otherwise disposing of any assets other than as specifically permitted;

    - refraining from incurring debt, other than specified permitted indebtedness; and

    - refraining from making restricted payments and payments on the equity portion of lease rent other than as specifically permitted.

    In addition, the covenants in the participation agreements will bind us to typical bankruptcy-remote, special-purpose vehicle restrictions; for instance, we must maintain our own books and records, hold title to our own assets in our own name, and observe all limited partnership formalities under applicable law. Additionally, we agree to cause our partners to observe covenants to maintain an independent director, to not make decisions regarding us without their 100% affirmative vote, including their independent directors, if the decision would cause us to incur additional debt or guarantees, enter into any mergers, consolidations or liquidations, dispose of substantially all our assets or admit a new partner to our partnership, in each case other than in accordance with the operative documents, make an assignment for the benefit of creditors, begin proceedings in bankruptcy or admit our inability to pay our debts as they become due.

THE AMENDED SECURITY DEPOSIT AGREEMENT

GENERAL

    Concurrent with the closing of the sale-leaseback transaction, we will enter into an amended security deposit agreement with The Bank of New York, as successor to the United States Trust Company of New York, as collateral agent for the benefit of the owner lessors, under which the following will occur:

    - the lien on the existing accounts established under the security deposit agreement, dated as of March 18, 1999, will be released;

    - the accounts described below will be established with the collateral agent;

    - instructions for deposits into, and payments from, each of the accounts will be established; and

    - we will pledge and assign to the collateral agent for the benefit of the owner lessors a security interest in the revenue account, the senior rent payment account, the recovery event proceeds account and the equity account, which we refer to as the pledged accounts, amounts and instruments on deposit from time to time in these accounts and all proceeds of those instruments.

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ESTABLISHMENT OF ACCOUNTS

    The collateral agent will establish the nine accounts described below and corresponding subaccounts for each facility lease. Please refer to the following chart in connection with the following discussion.

                            FUNDING OF THE ACCOUNTS

                                     [LOGO]

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    The accounts will at all times be in the name of the collateral agent. We will not have any right to withdraw monies from the accounts or any other rights with respect to the accounts other than as follows:

    REVENUE ACCOUNT

    We will deposit all revenues received by us into the revenue account. The collateral agent will transfer funds on deposit in the revenue account on the last business day of each month, which we refer to as the monthly transfer date, as described under "--Priority of Payments" below.

    SENIOR RENT PAYMENT ACCOUNT

    A senior rent payment account will be established for the benefit of the owner lessors. The collateral agent will fund this account from funds on deposit in the revenue account on each monthly transfer date as described under "--Priority of Payments." The owner lessors' representatives will utilize amounts on deposit in the senior rent payment account to pay to the security agent amounts owing under the lease indentures when due.

    PERMITTED INDEBTEDNESS ACCOUNT

    A permitted indebtedness account will be established for the benefit of the persons providing permitted indebtedness. The collateral agent will fund the permitted indebtedness account from funds on deposit in the revenue account on each monthly transfer date as described under "--Priority of Payments." The collateral agent will utilize amounts on deposit in the permitted indebtedness account to pay amounts owing from time to time under permitted indebtedness when due.

    RESERVE ACCOUNT

    The collateral agent will fund the reserve account from the proceeds of the sale of the facilities in the amount of up to $134 million. The collateral agent will utilize the amounts on deposit in the reserve account to make the equity portion of rent payments under each facility lease when due if amounts in the subordinated rent payment account described below are not sufficient to pay the equity portion of rent then due.

    RECOVERY EVENT PROCEEDS ACCOUNT

    The collateral agent will deposit all recovery event proceeds into the recovery event proceeds account. Except during a period when an event of default has occurred and is continuing, which we refer to as a default period, funds on deposit in the recovery event proceeds account will be utilized in one of the following two ways, in each case under the terms of the transaction documents governing senior debt:

    - the collateral agent will transfer to us, from the funds on deposit in the recovery event proceeds account, the amount certified in a request letter to be the aggregate amount then due and payable in respect of the restoration of the asset or assets under which recovery event proceeds were received; or

    - the collateral agent will transfer to the owner lessors' representative the amount certified in a request letter to be the aggregate amount then due and payable under the facility leases in connection with the recovery event.

    EQUITY ACCOUNT

    The equity account collects revenues following the payment of debt service. Under the existing structure, the equity account is pledged to the outstanding bonds. After the consummation of the sale-

                                       46
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leaseback transaction, the funds in the equity account will be released only to the extent there are funds on deposit in the pledged accounts in excess of the sum of the due and unpaid rent and the average of the next two aggregate rent payments less $1 million.

    The collateral agent will fund the equity account from amounts on deposit in the revenue account on each monthly transfer date as described under "--Priority of Payments." Except during a default period, and upon meeting the following requirements, which we refer to as the equity payment requirements, on January 1, April 1, July 1 and October 1 of each year, which we refer to as the restricted payment dates, the collateral agent will transfer to the subordinated rent payment account, from the funds on deposit in the equity account, the amount certified by us in a request letter to be then available for use in making payments of the equity portion of lease rent in accordance with the terms of the facility leases.

    For a more detailed description of the equity payment requirements, see "--The Proposed Amendments--Deletion of Section 4.7 of the Existing Indenture (Limitation on Restricted Payments)."

    If the equity payment requirements are not satisfied, the collateral agent will transfer the amount by which the sum of the balances in each of the revenue account, the senior rent payment account, the recovery event proceeds account and the equity account exceeds the sum of all rent due and unpaid on that date and the average of the next two aggregate rent payments under the facility leases less $1 million, as certified in a request letter, into the supplemental equity account described below.

    SUBORDINATED RENT PAYMENT ACCOUNT

    The collateral agent will fund the subordinated rent payment account from amounts on deposit in the equity account on each restricted payment date as described above under "--Equity Account."

    SUBORDINATED RESERVE ACCOUNT

    The subordinated reserve account will be funded from the funds on deposit in the revenue account on each restricted payment date as described below under "--Priority of Payments." We will be required to maintain a specified scheduled reserve requirement in the amount equal to the difference between [$94 million] and the amount on deposit in the reserve account described above. The amounts on deposit in the subordinated reserve account will be utilized by the collateral agent to make payments of the equity portion of rent under each facility lease when due.

    SUPPLEMENTAL EQUITY ACCOUNT

    The collateral agent will fund the supplemental equity account from the amounts on deposit in the equity account on each monthly transfer date as described under "--Priority of Payments" if the equity payment requirements are met.

PRIORITY OF PAYMENTS

    PRIORITY OF PAYMENTS FROM REVENUE ACCOUNT

    Except during a default period, on each monthly transfer date, the collateral agent will transfer, from the funds on deposit in the revenue account, the following amounts in the following order of priority:

    - First, to the operating account, an account established by us and held by us, the amount certified in a request letter to be the excess, if any, of the aggregate amount of operating expenses then due and payable or projected to become due and payable in the next succeeding month over the balance then on deposit in this account;

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
    - Second, to the collateral agent, the owner lessor's representative, the security agent and the trustee, the amount certified in a request letter to be the sum of the unpaid fees, indemnities, costs and expenses then due and payable to the collateral agent and the owner lessor's representative, the security agent and the trustee in respect of their services in those capacities;

    - Third, to the persons entitled to supplemental rent other than excepted payments under the facility leases;

    - Fourth, into the senior rent payment account, an amount equal to 1/6th of the aggregate amount payable on or within six months following the monthly transfer date on account of rent allocable to the debt service on the lessor notes and the aggregate amount of termination value payable other than in connection with the termination of the facility leases, together with the amount of all deficiencies, if any, with respect to deposits of amount required in all prior months, as certified in a request letter to be transferred to the owner lessors' representative for making of the rent payments under the facility leases;

    - Fifth, into the permitted indebtedness account, an amount sufficient to repay in full the permitted indebtedness then outstanding, as certified in a request letter; and

    - Sixth, into the equity account, the balance remaining in the revenue account.

    PRIORITY OF PAYMENTS FROM EQUITY ACCOUNT

    - First, from the equity account, on each restricted payment date either:

           (a) into the subordinated rent payment account, if the equity payment requirements are met, an amount payable with respect to the equity portion of rent plus all excepted payments, if any, due and payable on the restricted payment date, together with the amount of all deficiencies, if any, with respect to all payments required in all prior months, as certified in a request letter; or

           (b) into the supplemental equity account, if the equity payment requirements are not satisfied, in the amount by which the sum of the balances in each of the revenue account, the senior rent payment account, the recovery event proceeds account and the equity account exceeds the sum of all rent due and unpaid on that date and the average of the next two aggregate rent payments less $1 million, as certified in a request letter;

    - Second, from the equity account, into the subordinated reserve account, an amount equal to the difference between the reserve requirement and the amounts on deposit in the reserve account;

    - Third, the balance remaining in the equity account, either:

           (a) into the distributions account for the making of restricted payments if the conditions to making these payments, as specified in each participation agreement, are satisfied; or

           (b) into the suspended distributions account, if the conditions to the making of restricted payments, as specified in each participation agreement, are not satisfied.

    If, on any monthly transfer date, the funds on deposit in the revenue account are insufficient to make in full any transfer required under clause First, Second, Third or Fourth above, the collateral agent will make this transfer with funds then on deposit in the equity account, the supplemental equity account, the subordinated reserve account or the suspended distributions account, as the case may be.

EQUITY ACCOUNT LETTER OF CREDIT

    Upon the occurrence and continuance of a non-payment of the equity portion of rent, the collateral agent will, at the request of the representative of the owner lessors, make a transfer from the equity account to the representative of the owner lessors the lesser of (1) the amount then on deposit

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
in the equity account and (2) the equity portion of rent then past due, provided that as a condition to the transfer, the owner lessor's representative will deliver to the collateral agent a standby letter of credit issued for account of a party other than the owner lessors or us in the face amount equal to the amount of the transfer requested. The proceeds of this letter of credit will be available for any transfers from the equity account described above.

THE PRIORITY OF PAYMENTS DURING AN EVENT OF DEFAULT

    During a default period, we will be entitled to issue request letters and otherwise direct the transfer of funds from the accounts until the collateral agent receives a notice of action from the owner lessors in accordance with the amended security deposit agreement directing that action be taken.

    At any time after the collateral agent receives a notice of action specifying that action be taken in accordance with the amended security deposit agreement, the collateral agent will transfer all amounts remaining in the accounts in the following order of priority:

    - First, to the collateral agent, the amount certified by the collateral agent to be the sum of the unpaid fees, indemnities, costs and expenses then due and payable to it for its services in this capacity;

    - Second, pro rata to each owner lessor's representative, the amount certified by the owner lessor's representative to be the aggregate amount of the senior portion of rent and supplemental rent other than excepted payments, then due and payable under the related transaction documents;

    - Third, pro rata to each owner lessor's representative, the amount certified by the owner lessor's representative to be the aggregate amount of all other payments, other than principal, premium, if any, and interest, then due and payable in respect of the senior portion of rent under the related transaction documents;

    - Fourth, pro rata to each owner lessor's representative, the amount certified by such owner lessor's representative to be then due and payable in respect of the equity portion of rent and all other fees and indemnities in respect of the equity portion of rent; and

    - Fifth, any remaining surplus will be paid to us or our successors or assigns or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

THE DESIGNATED ACCOUNT REPRESENTATIVE AGREEMENTS

    The facilities are subject to nitrogen oxide budget and allowance trading requirements promulgated by the Pennsylvania Department of Environmental Protection, and are also subject to restrictions on sulphur dioxide emissions under the acid rain program promulgated by the U.S. Environmental Protection Agency. Under these regulations, the owner and/or operator of the facilities must have sufficient allowances to cover nitrous oxide and sulphur dioxide emissions from the facilities either by allocation by the relevant regulatory agency of the allowances or by purchasing sufficient allowances on the open market. We and each of the owner lessors have entered into agreements which provide that, for so long as the facility leases are in effect, we will be irrevocably appointed as the designated account representative on file with the Environmental Protection Agency or the Department of Environmental Protection, as the case may be, entitled to be allocated and to buy, sell and otherwise dispose of these allowances. The agreements also provide that upon termination of a facility lease, the applicable owner lessor will have the right to appoint itself or any other person as a successor designated account representative, to be the beneficiary of any future allowances granted to the facilities and to exercise all rights, including rights of disposition, with respect to these emission allowances.

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THE LEASE INDENTURES AND LESSOR NOTES

    Each owner lessor will enter into an indenture of trust, open-end mortgage and leasehold mortgage and security agreement with the lease indenture trustee and security agent, which we refer to as the lease indentures. Each lease indenture will govern the lessor notes issued by the respective owner lessor to Homer City Funding. Each lease indenture will contain covenants limiting the business activities of the owner lessor to issuing the lessor notes, paying debt service on the lessor notes and performing ancillary activities. Each lease indenture will also contain a requirement that each owner lessor maintain a debt service reserve equal to the next debt service payment on its lessor notes. The collateral and credit support for the lessor notes will include a security interest in the owner lessor's leasehold interest in the relevant facility lease, the relevant undivided interest, the debt service reserve letter of credit and a mortgage on the relevant ground interest.

GENERAL

    The initial lessor notes will be issued in two series, or tranches, under eight separate lease indentures, each among an owner lessor, The Bank of New York, as successor to United States Trust Company of New York, as lease indenture trustee and The Bank of New York, as successor to United States Trust Company of New York, as security agent.

    Each owner lessor will lease its respective undivided interest and sublease its respective ground interest to us under the facility lease and site sublease to which it is a party. We are obligated to make rental and other payments to each owner lessor under each facility lease in amounts that are sufficient to pay the principal of, premium, if any, and interest on the related lessor notes when and as due and payable except for principal and interest payable upon a lease indenture event of default that is not caused by a lease event of default. However, the lessor notes are not obligations of, or guaranteed by, us, unless we assume the obligations of an owner lessor in the specified circumstances described in this consent solicitation statement. See "--Assumption of Lessor Notes." Payments under each facility lease in excess of the amounts required to make required payments on the applicable lessor notes will be paid by the security agent to the applicable owner lessor for distribution by it in accordance with the terms of its limited liability company agreement, except in some cases upon the occurrence of a lease indenture event of default. Our lease payment obligations under each facility lease and the other operative documents to which we are a party are our general obligations.

    The following events are "LEASE INDENTURE EVENTS OF DEFAULT":

        (1) the occurrence and continuance of any lease event of default, other than as a result of non-payment of the equity portion of rent and to specified customary excepted payments or our failure to maintain insurance in the amounts and on the terms set forth in the operative documents, so long as insurance maintained is in accordance with prudent industry practice, and is waived by the respective owner lessor and the owner participant;

        (2) the owner lessor's failure to pay principal, interest or any premium when due under its lessor notes that continues unremedied for 15 days, or the owner lessor's failure to pay other amounts due under any lessor note or the lease indenture that continues unremedied for 30 days after receipt of written demand from the security agent;

        (3) any material representation or warranty made by the owner participant or the owner lessor in the lease indenture or in any other operative document to which it is a party proves to have been inaccurate in any material respect when made or when deemed made, and continues to be material and unremedied for a period of 30 days after receipt by the party of written notice of the misrepresentation or breach of warranty; however, if the misrepresentation or breach of warranty can be remedied, but not within the 30-day period, this period may be extended up to

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    120 days in total so long as the party commences the remedy within the
    30-day period and diligently pursues the remedy;

        (5) failure in any material respect by the owner lessor to observe, perform or comply with any material covenant contained in the lease indenture or in any operative document to which it is a party, other than as provided in (1) above, or failure by the owner participant to observe or perform any material covenant contained in any operative document to which it is a party, other than the tax indemnity agreement, and the covenant remains material and is not remedied for a period of 30 days after receipt by the party of written notice of the covenant non-compliance, provided that, if the non-compliance can be remedied but not within the 30-day period, this non-compliance will not constitute a lease indenture event of default if the non-complying party pursues a corrective action within the 30-day period and diligently pursues the remedy, provided that the total period permitted to cure the non-compliance may not extend beyond 120 days from the day the notice was provided; and

        (6) customary events of bankruptcy and insolvency, whether voluntary or involuntary, with respect to the owner participant or the owner lessor under the applicable lease indenture, and, if the event commenced involuntarily, which continue undismissed or unstayed 60 days after the commencement of the event.

    "MATERIAL ADVERSE EFFECT" means, with respect to any person, any event, development or circumstance that has, had or could reasonably be expected to have a material adverse effect on the following:

    - the business, assets, results of operations or financial condition of the person and its subsidiaries since the closing date of the lease transactions; or

    - the ability of the person to perform its obligations under any of the financing documents.

REMEDIES

    Each lease indenture will provide that the related security agent may exercise specified remedies and all remedies available to it at law, including acceleration of the lessor notes, if a lease indenture event of default has occurred and is continuing. These specified remedies include, in circumstances where a lease event of default under the related facility lease has occurred, remedies with respect to the applicable undivided interest and ground interest afforded to the applicable owner lessor by the facility lease for lease events of default. These remedies may be exercised by the security agent to the exclusion of the applicable owner lessor, owner participant and us. A sale of the undivided interest and ground interest upon the exercise of these remedies will be free and clear of any right of those parties, other than, in some cases, rights of redemption provided by law, including our rights under the facility lease. Under no circumstances may the security agent sell any of the undivided interest or the ground interest or exercise other remedies against the undivided interest or ground interest seeking to deprive the owner lessor or the owner participant of their respective interests in the undivided interest or the ground interest unless the lessor notes have been accelerated.

    Upon the occurrence of a lease indenture event of default arising out of a lease event of default, if the security agent, acting at the instruction of the required holders of the lessor notes and issuers of the debt service reserve letter of credit, which we refer to as the required lease indenture secured parties, can exercise any remedy under the applicable lease indenture which could or would divest the owner lessor or the owner participant of their respective interests in the undivided interest or the ground interest subject to the lease indenture, the security agent will at the same time, if it is then entitled to do so under the facility lease and is not then stayed or otherwise prevented from doing so by operation of law, exercise one or more of the remedies to dispossess us of the applicable undivided interest. However, if the security agent is prevented by operation of law from exercising the remedies

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for a continuous period of one year following the commencement of the stay, the lease indenture trustee may, upon expiration of the one year period, exercise any remedy available to it under the lease indenture.

    Each owner lessor and the security agent will irrevocably agree for our benefit that neither the owner lessor nor the security agent will exercise any remedies on account of a lease event of default resulting from failure to pay the equity portion of lease rent when due. In addition, each owner lessor and the security agent will irrevocably agree that we are a third party beneficiary of the remedies set forth above.

REDEMPTION OF LESSOR NOTES

    The lessor notes will be subject to redemption under the circumstances described below. The security agent will deposit funds sufficient to pay the redemption price of and accrued interest on all lessor notes to be redeemed with the lease indenture trustee or the paying agent, who, in turn, will distribute the redemption price, equal to the outstanding principal amount of the lessor notes to be redeemed plus all accrued and unpaid interest on the lessor notes as of the date of redemption, plus the make-whole premium (defined below), if any, to the holders of the lessor notes being redeemed. The lease indenture trustee or the paying agent will then promptly return to the owner lessor any money deposited with the lease indenture trustee or the paying agent by the owner lessor in excess of the amounts necessary to pay the redemption price of, and accrued interest on, the lessor notes redeemed.

    OPTIONAL PREPAYMENT WITH MAKE-WHOLE PREMIUM

    All lessor notes outstanding under a lease indenture will be subject to optional redemption at any time. Upon the owner lessor's election and in accordance with the operative documents, the lessor notes will be prepaid, in whole or in part, at the principal amount of the lessor notes, plus interest accrued to and unpaid on the prepayment date, plus a make-whole premium.

    "MAKE-WHOLE PREMIUM" means, with respect to any lessor note to be redeemed on any redemption date, an amount calculated by the owner lessor on that date equal to the excess, if any, of the net present value of the then remaining scheduled installments of principal and interest payments, but excluding that portion of any scheduled installment of principal or payment of interest that is actually due and paid on the redemption date, in respect of the lessor note to be redeemed calculated using a discount factor equal to the sum of the treasury yield plus 50 basis points, over the unpaid principal amount of the lessor note. The make-whole premium will be determined in accordance with the following provisions:

    - the average life of the remaining scheduled installments of principal in respect of the lessor note to be redeemed, which we refer to as the remaining average life, will be calculated as of the redemption date; and

    - the treasury yield will be calculated for the United States Treasury security having an average life equal to the remaining average life and trading in the secondary market at the price closest to par, which we refer to as the primary issue. However, if no United States Treasury security has an average life equal to the remaining average life, the yields, which we refer to as the other yields, for maturities of the two United States Treasury securities having average lives most closely corresponding to the remaining average life and trading in the secondary market at the price closest to par will be calculated, and the yield to maturity for the primary issue will be the yield interpolated or extrapolated from the other yields on a straight-line basis, rounding in each relevant periods to the nearest month.

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    MANDATORY PREPAYMENT WITHOUT MAKE-WHOLE PREMIUM

    Each series of lessor notes outstanding under a lease indenture will be redeemed by the owner lessor, in whole or in part, ratably at the unpaid principal amount of the lessor notes, together with interest accrued and unpaid as of the prepayment date, but without any premium, upon receipt by us or a lease indenture trustee of proceeds in connection with any of the following events:

    - any event of loss, other than a regulatory event of loss, occurs with respect to the facilities, unless we elect to rebuild or replace the facilities and can meet the conditions to the rebuilding; or

    - any destruction or damage to the facilities not constituting an event of loss and receipt by us or the lease indenture trustee of an insurance settlement or payment of $5,000,000 or more and we fail to rebuild or replace the facilities due to our inability to deliver within 45 days of the receipt of the proceeds a notice as to the nature and cost of the repair, the reasonableness of our repair and replacement plan, sufficiency of the proceeds together with other financings for the proposed repair and our ability to pay lease rent during the restoration period.

    We will, prior to any prepayment described above, deliver notice to the owner lessor setting forth in reasonable detail the basis on which we are exercising the termination right.

OWNER LESSOR'S OR OWNER PARTICIPANT'S RIGHT TO CURE

    Within 10 business days of the earlier of receipt by the owner lessor or owner participant of notice of, or obtaining actual knowledge of, but in no event later than 15 days following our failure to make a required payment under a facility lease, each owner lessor and owner participant may, but is not obligated to, make the payment of principal, interest and other amounts payable with respect to the related lessor notes, or perform or comply with the facility lease. The amount of the payment and the reasonable expenses incurred by the owner lessor or the owner participant may, together with interest at the overdue rate, be deemed supplemental rent, payable to the owner lessor by us on demand. In determining whether a lease indenture default has occurred, a payment by the owner participant or the owner lessor in accordance with the previous paragraph will be deemed to remedy any lease default or lease event of default in the payment of periodic lease rent and to remedy any default by the owner lessor in the payment of any amounts due and payable under the lessor notes or the lease indenture. Any performance by the owner lessor of any of our obligations pursuant to the related facility lease will be deemed to remedy any lease default or lease event of default. Payment or performance by the applicable owner lessor will not relieve us from our obligation to pay rent and perform our obligations under the related facility lease.

    The right of each owner lessor to cure lease defaults or lease events of default will not apply with respect to any cure of any default in the payment of period lease rent if such cure has been exercised with respect to (a) four consecutive payments of periodic lease rent immediately preceding the date of such default, or (b) more than eight payments of periodic lease rent.

ASSUMPTION OF LESSOR NOTES

    Upon the occurrence an event of loss due to burdensome governmental regulations or due to a partial damage to the facility of the nature described in bullet point 5 under "--The Facility Leases--Events of Loss" above, and in connection with the purchase by us of the facilities following an event of loss described in the first, second and third bullet points of the event of loss definition, we may assume

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the lessor notes, in whole, but not in part. This assumption is subject to, among other conditions, the following:

    - no lease event of default shall have occurred and be continuing after giving effect to the assumption and all payments required to be made to the holders of lessor notes from the proceeds received in connection of the event of loss have been made;

    - the security agent will have received a lease indenture supplement
      (1) confirming the release of the applicable owner lessor and reflecting our assumption of the owner lessor's obligations under the lease indenture; (2) incorporating the provisions of the operative documents, as appropriate; and (3) protecting and maintaining the lien on the indenture estate;

    - the security agent and holders of the lessor notes will have received an opinion of our counsel to the effect that the assumption agreement or other instruments or agreements executed in connection with the contemplated assumption (1) have been duly authorized, executed and delivered by us; (2) do not contravene our organic documents, our contractual obligations, requirements of law or required governmental approvals; (3) except as limited by bankruptcy, insolvency or similar laws, are legal, valid, binding and enforceable obligations; (4) will not cause a tax event to occur as to any direct or indirect holder of the lessor notes or the pass-through bonds; and (5) will not impair the lease indenture's lien as a first priority perfected lien on the security interest in the undivided interest, unless we provide a tax indemnity against the risk that assumption of the lessor notes will cause a taxable event; and

    - the security agent will have received copies of required governmental approvals, Uniform Commercial Code lien searches, title reports, opinions and other evidence demonstrating that no condition exists that would impair the first priority perfected lien and security interest in the undivided interest and ratings letters from Standard & Poor's and Moody's stating that the ratings of the pass-through bonds will not be downgraded as a result of the assumption.

MODIFICATION OF SALE-LEASEBACK AGREEMENTS

    The security agent may, if so directed upon a notice of action, who we refer to as the required holders, execute a supplement to the lease indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the lease indenture as specified in the request. Except with respect to excepted payments including certain indemnities, insurance proceeds and other payments and fees described in annex A to the participation agreement, the security agent, if so directed upon a notice of action, may enter into a written amendment of, or supplement to, any documents relating to the indenture estate, which include, among other things, the facility site lease, the facility site sublease, the facility lease, the facility deed, the bill of sale, the limited liability company agreement between the owner lessors and the owner participants by which the owner lessors will be governed, which we will refer to as the owner lessor limited liability company agreement, the amended security deposit agreement, the debt service letter of credit, the amended and restated guarantee and collateral agreement, the pledge and collateral agreement and each other operative document to which the owner lessor is a party, as may be specified in the directive. However, without the consent of each lease indenture secured party, except with respect to excepted payments, no amendment of, or supplement to, any indenture estate document, and no waiver or modification of the terms of any document relating to the indenture estate, may:

    - reduce the percentage of lease indenture secured parties who must consent to an amendment, supplement or waiver;

    - alter or modify the manner of payment or the order of priorities of distribution between the holders of the lessor notes, the issuer of the debt service letter of credit and the owner lessor or owner participant;

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    - waive a lease indenture event of default in the payment of principal of, premium, if any, or interest on the lessor notes, except a rescission of acceleration of the lessor notes;

    - change the amount or the time of payment of any amount owing or payable under any related lessor note or reduce the rate or change the manner of calculation of interest payable on any related lessor note;

    - make any lessor notes payable in money other than that stated in the lessor notes;

    - make any change in the provision of the lease indenture relating to waivers of past defaults or the rights of the holders of the lessor notes to receive payments of principal of, premium, if any, or interest on the lessor notes;

    - reduce the amount of, or extend the time of payment of, basic lease rent or termination value, except as expressly provided in the related facility lease, or waive a redemption payment of the lessor notes;

    - deprive the security agent of the lien on the indenture estate, or permit creation of new lien on the indenture estate ranking equal or prior to the lien of the security agent; or

    - make any change in the amendment and waiver provisions listed above.

Notwithstanding the foregoing, without the consent of each holder of lessor notes, no supplement, waiver or modification of a lease indenture or any other related operative document may permit the creation of any lien on the related indenture estate or any part of the related indenture estate, or deprive the lease indenture trustee or any holder of the related lessor notes of the benefit of the lien created under the related lease indenture.

    The owner lessor, the security agent and the lease indenture trustee may enter into a supplement to the lease indenture at any time without the consent of the holders of the lessor notes or the required holders for one or more of the following purposes:

    - to provide for uncertificated lessor notes in addition to or in place of certificated lessor notes or to alter the provisions of the lease indenture relating to, among other things, the issuance, payment, registration and assumption of the lessor notes in a manner that does not adversely affect any holder of lessor notes;

    - to evidence the succession of another corporation as the manager under the owner lessor limited liability company agreement, not in its individual capacity, but solely as independent manager, which we will refer to as the owner manager, or the appointment of a co-manager;

    - to make any change that would provide additional rights or benefit to the holders of all or any series of lessor notes that does not adversely affect the legal rights of the holders of the lessor notes under the lease indenture;

    - to cure any ambiguity, omission, defect or inconsistency or to correct, confirm or amplify the description of any property at any time subject to the lien on the indenture estate;

    - to establish the form and terms of the lessor notes of any series;

    - to effect, in accordance with the terms of the lease indenture, an assumption of the owner lessor's obligations to the holders of the lessor notes; or

    - to evidence and provide for removal of the lease indenture trustee or security agent and for appointment of a successor lease indenture trustee or security agent.

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DEBT SERVICE RESERVE LETTER OF CREDIT

    Under each lease indenture, each owner lessor will be required, for so long as the lessor notes and pass-through bonds are outstanding, to maintain the debt service reserve account. Amounts in the debt service reserve account will be applied in some instances to the payment of principal, interest, fees and amounts due in respect of funding losses, increased capital costs, taxes and indebtedness then due and payable in respect of the lessor notes.

    The required balance in each debt service reserve account on each payment date will be 100% of the projected debt service on the applicable lessor notes for the succeeding six-month period, which requirement may be satisfied by acceptable credit support in the form of one or a combination of the following: cash or a letter of credit issued by a bank or trust company that is an acceptable credit provider. A bank or trust company will be an acceptable credit provider if (1) the entity has a combined capital surplus of at least
$1 billion and whose long term unsecured debt is rated "A" or higher by Standard & Poor's or "A2" or higher by Moody's and (2) the entity is exempt from SEC registration under Section 3(a)(2) of the Securities Act.

THE AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT AND CHANGES TO THE COLLATERAL PACKAGE

PLEDGE; GRANT OF SECURITY INTEREST

    We and the collateral agent on behalf of the owner lessors will enter into an amended and restated guarantee and collateral agreement. Under the amended and restated guarantee and collateral agreement, we will grant to the collateral agent a lien on all of our general intangibles, excluding all emissions allowances and credits and all contracts, agreements, instruments and indentures in any form as collateral security for the payment and performance of the aggregate amount of all of our obligations to the owner lessors under the operative documents.

COVENANTS

    We will covenant with the collateral agent that, until all our obligations under the operative documents are paid in full, we will:

    - deliver to the collateral agent amounts payable with respect to the collateral which become evidenced by any certificated securities, with all relevant endorsements, to be held as collateral for the owner lessors;

    - take all reasonable and necessary actions to maintain the security interest in the collateral as a first priority perfected security interest;

    - upon written request of the collateral agent, at our sole expense, deliver, execute and record further instruments and documents for the purpose of obtaining or preserving the full benefits of the amended and restated guarantee and collateral agreement, including (1) filing any financing or continuation statements under the Uniform Commercial Code and
      (2) taking actions necessary to enable the collateral agent to obtain "control" within the meaning of the Uniform Commercial Code;

    - not, except upon 30 days written notice to the collateral agent and delivery to the collateral agent of all executed financing statements and other documents reasonably requested, change our jurisdiction of organization, chief executive office location, name, identity or corporate structure in a way that would cause any financing statement to become misleading; and

    - advise the collateral agent of (1) any liens, other than security interests created according to the operative documents, that could reasonably be expected to have a material adverse effect on the collateral agent's ability to exercise remedies under the amended and restated guarantee and

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      collateral agreement and (2) the occurrence of other events that could reasonably be expected to have a material adverse effect on the aggregate value of the collateral or the security interests.

REMEDIAL PROVISIONS

    If a lease event of default has occurred and is continuing:

    - all cash, checks or near-cash proceeds received by us with respect to the collateral will be turned over to the collateral agent in the form received to be held as collateral for our obligations under the operative documents but will not constitute payment until applied in accordance with the agreement;

    - the collateral agent may apply all or any proceeds held with respect to the collateral in payment of our obligations under the operative documents and the balance of any funds not applied in this manner will be paid to us; and

    - the collateral agent, in addition to the remedies outlined above, may exercise all rights and remedies under the New York Uniform Commercial Code or other applicable law, including the right to collect, receive, appropriate, realize, sell, lease, assign or otherwise dispose of the collateral. Upon any public sale and to the extent permitted by law, the collateral agent may purchase the collateral free of any right or equity of redemption, which we will waive and release.

    The collateral agent will apply the net proceeds of any remedial action to the payment in whole or in part of our obligations under the operative documents and will pay any surplus to us.

THE COLLATERAL AGENT

    Under the amended and restated guarantee and collateral agreement, we will appoint the collateral agent as our attorney-in-fact and give the collateral agent the power and right on our behalf and without its notice and assent, to do the following:

    - file claims or other actions in our name for purpose of collecting money due with respect to the collateral;

    - pay or discharge taxes and liens levied or threatened against the collateral or effect repairs or insurance and pay all or part of the premiums;

    - execute endorsements, assignments or instruments for the conveyance or transfer of the collateral;

    - (1) direct any party liable for payment under the collateral to make payments due to the collateral agent; (2) ask, demand, collect and receive payment of moneys due or to become due with respect to the collateral;
      (3) commence or prosecute suits, actions or proceedings at law or in equity to collect the collateral or any portion of the collateral;
      (4) defend, settle, compromise or adjust any suit, action or proceeding brought against us with respect to the collateral; or (5) sell, transfer, pledge or make any agreement with respect to the collateral; and

    - file or record financing statements and other filings of documents or instruments with respect to the collateral without our signature.

CHANGES TO THE COLLATERAL PACKAGE

    As described above in "Summary--The Sale-Leaseback Transaction," the implementation of the sale-leaseback transaction will cause our corporate structure to change dramatically and, as a result of these structural changes, the collateral package and the security documents relating to the outstanding bonds will have to be amended. Currently, because the outstanding bonds are issued by one entity, and

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the assets are owned by a different entity, the existing financing structure provides for guarantees of Edison Mission Holdings' obligations by the subsidiary guarantors. In the sale-leaseback transaction, the obligations on the outstanding bonds will be assumed by us and then transferred as part of the sale price of the facilities to the owner lessors and finally assumed by Homer City Funding. These structural changes will result in the following material amendments to the guarantee and collateral agreement between us and the collateral agent:

    - the guarantees made by the subsidiary guarantors, including us, will be released;

    - the pledges of equity interests in us, Edison Mission Holdings, Edison Mission Finance, Homer City Property Holdings and Chestnut Ridge Energy will be released;

    - the blanket liens granted by us, Edison Mission Holdings, Edison Mission Finance, Homer City Property Holdings, Chestnut Ridge Energy and Mission Energy Westside will be released and the security interest in all our general intangibles will be changed to exclude emission allowances and all contracts, agreements, instruments and indentures (the security interest will cover only those intangibles, such as licenses and permits, which are inseparable from the facilities);

    - the concept of the collateral agent holding and controlling the collateral for different categories of senior debt will be deleted and a similar concept will be moved to the lease indenture, which will provide that a security agent will hold and control the mortgage for the benefit of the lessor notes and for the issuers of the debt service reserve letter of credit; and

    - the credit support guarantee for $42 million by Edison Mission Energy, which expires on December 31, 2001, will be released.

    In addition, because the funds generated by the revenues of the facilities will no longer flow from us to Edison Mission Holdings to service the outstanding bonds, the entire account structure will change. As a result of this change in account structure, the security interests in the accounts that are currently granted by us, Edison Mission Holdings, Edison Mission Finance, Homer City Property Holdings, Chestnut Ridge Energy and Mission Energy Westside will be released. New security interests in specified accounts will be granted by us under the amended security deposit agreement to secure payment obligations under each facility lease. See "--The Amended Security Deposit Agreement" for a description of the new account structure.

    The sale-leaseback transaction will involve a sale of our assets. Because we will not be the continuing owner of the facilities, the blanket lien on the assets which we provide to the outstanding bonds will be released. In place of the blanket lien, we will grant a security interest in our general intangibles, excluding emissions credits and allowances and all of our contracts, agreements, instruments and indentures, in favor of the owner lessors to secure our obligations under the facility leases. Also, in the pledge and collateral agreement described below, Edison Mission Holdings will grant to the collateral agent a lien on all shares of the capital stock of Mission Energy Westside.

    In addition, since we will no longer own the facilities, we will not be able to give a mortgage on the facilities. As a result, on the closing date of the sale-leaseback transaction, concurrently with the closing of the sale-leaseback transaction, the following will occur:

    - the mortgage liens currently encumbering the facilities, which are currently granted by us in favor of the indenture trustee as security for, among other things, the existing credit facilities of Edison Mission Holdings and the outstanding bonds, will be released;

    - following the sale of the undivided interests in the facilities to each owner lessor, each owner lessor will grant a first mortgage lien on, and security interest in, its respective undivided interest; and

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    - each mortgage will be granted in favor of a collateral agent, who will hold the mortgages on the undivided interests, as security and for the benefit of the holders of the lessor notes issued by each owner lessor and the debt service reserve letters of credit, as described above.

    The lessor notes issued by each owner lessor and each debt service reserve letter of credit will be secured by a first priority security interest in the mortgage. We refer to the mortgage lien and the collateral granted to the applicable security agent as security for the lessor notes as the indenture estate. The indenture estate includes the following:

    - the owner lessor's applicable undivided interest;

    - the owner lessor's ground interest;

    - rights under the related facility lease, including the right to receive payments of any kind under the facility lease, other than the excepted payments;

    - the owner lessor's site sublease and the ground interest under the site sublease;

    - the owner lessor's fixtures;

    - the facility deed;

    - the owners lessor's bill of sale;

    - specified other agreements of the owner lessor related to the operation of the facilities and the undivided interest; and

    - any interest in any property now or later granted to the owner lessor under any provision of the site lease, the facility lease or the site sublease and each other operative document, other than the tax indemnity agreement, to which the owner lessor is a party.

    So long as no lease indenture event of default shall have occurred and be continuing under a lease indenture, the applicable owner lessor will be entitled to exercise all of the rights of the owner lessor under the operative documents, subject to the lease subordination agreement and some specific exceptions, including with respect to amendments, waivers, modifications and consents under specified provisions of some of the operative documents. The owner lessor's rights, however, do not include the right to receive payments of rent and specified other amounts due under the facility leases. Payments made under each facility lease will be made directly to the security agent. The assignment by the owner lessor to the security agent of its rights under the documents constituting the indenture estate also excludes specified rights of the owner lessor, including rights relating to indemnification for specified matters and insurance proceeds payable to the owner lessors under liability insurance maintained under the facility leases.

    Finally, under the amended and restated indenture, the lessor notes and the respective indenture estate will be pledged as security for the pass-through bonds. The pledge of the lessor notes will give the holders of the pass-through bonds a first priority interest in the lessor notes and indenture estate. See "Summary--The Sale-Leaseback Transaction--Collateral Package Following the Sale-Leaseback Transaction" for a list of collateral that secures the outstanding bonds.

LIMITATION OF LIABILITY

    The lessor notes are not obligations of, or guaranteed by, us, the owner participants, Wilmington Trust Company as independent manager of the owner lessor, the security agent or the lease indenture trustee or any of their respective affiliates. None of the owner participants, Wilmington Trust Company or the lease indenture trustee, the security agent or any of their respective affiliates, are personally liable to any holder of a lessor note or to the security agent for any amounts payable under any lessor notes or, except as provided in the applicable lease indenture, for any liability under the lease

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indenture. All payments of principal of, and any premium, and interest on all lessor notes, other than payments made in connection with an optional redemption or purchase by the applicable owner lessor or the owner participants, will be paid or caused to be paid from the assets subject to the lien of the related lease indenture or the income and proceeds received by the lease indenture trustee therefrom, including lease rent payable by us under the related facility lease.

    Except as otherwise provided in the lease indenture, the lease indenture trustee or the security agent will not be answerable or accountable under any lease indenture or lessor notes under any circumstances except for its own willful misconduct or gross negligence not caused by an error of judgment made in good faith by a responsible officer, unless the lease indenture trustee or the security agent was negligent in ascertaining the pertinent facts or by direction of a principal majority of the then outstanding lessor notes.

THE PLEDGE AND COLLATERAL AGREEMENT

PLEDGE; GRANT OF SECURITY INTEREST

    Edison Mission Holdings and the collateral agent on behalf of the owner lessors will enter into a pledge and collateral agreement. Under the pledge and collateral agreement, Edison Mission Holdings will grant to the collateral agent a lien on all shares of the capital stock of Mission Energy Westside as collateral security for the payment and performance of the aggregate amount of all of our obligations to the owner lessors under the operative documents.

COVENANTS

    Edison Mission Holdings will covenant with the collateral agent that, until all our obligations under the operative documents are paid in full, it will:

    - deliver to the collateral agent amounts payable with respect to the collateral which become evidenced by any certificated securities, with all relevant endorsements, to be held as collateral for the owner lessors;

    - take all reasonable and necessary actions to maintain the security interest in the collateral as a first priority perfected security interest;

    - upon written request of the collateral agent, at its sole expense, deliver, execute and record further instruments and documents for the purpose of obtaining or preserving the full benefits of the pledge and collateral agreement, including (1) filing any financing or continuation statements under the Uniform Commercial Code and (2) taking actions necessary to enable the collateral agent to obtain "control" within the meaning of the Uniform Commercial Code;

    - not, except upon 30 days written notice to the collateral agent and delivery to the collateral agent of all executed financing statements and other documents reasonably requested, change its jurisdiction of organization, chief executive office location, name, identity or corporate structure in a way that would cause any financing statement to become misleading;

    - advise the collateral agent of (1) any liens, other than security interests created according to the operative documents, that could reasonably be expected to have a material adverse effect on the collateral agent's ability to exercise remedies under the pledge and collateral agreement and (2) the occurrence of other events that could reasonably be expected to have a material adverse effect on the aggregate value of the collateral or the security interests;

    - upon receipt of any certificate representing a stock dividend or distribution, deliver the certificate to the collateral agent, duly endorsed in the form received, and if requested by the collateral agent, with an undated stock power covering the certificate duly executed in blank by

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      Edison Mission Holdings with signature guaranteed to be held by the collateral agent as further collateral;

    - not, without prior written consent of the collateral agent (1) vote to enable Mission Edison Westside to issue stock or other equity securities,
      (2) sell, assign, transfer, exchange or otherwise dispose of the collateral except according to the participation agreements; (3) create, incur or permit the existence of any lien on the collateral, other than the security interests created under the pledge and collateral agreement, or (4) enter into any agreement or undertaking restricting its or the collateral agent's ability to sell, assign or transfer the collateral;

    - preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary for fulfillment of its obligations under the pledge and collateral agreement;

    - pay all taxes, assessments or other governmental or non-governmental levies assessed or levied against the collateral before the attachment of any fine or penalty, except if (1) the taxes, assessments or levies are being contested in good faith; (2) adequate reserves consistent with generally accepted accounting principles requirements are established and maintained in an amount sufficient to pay the taxes, assessments or levies; and (3) any tax, assessment or levy is immediately paid after the contest; and

    - not authorize, seek, cause or permit Mission Energy Westside to commence voluntary or involuntary bankruptcy proceedings.

REMEDIAL PROVISIONS

    Unless a lease event of default has occurred and is continuing and the collateral agent has given Edison Mission Holdings notice of its intent to exercise its rights under the pledge and collateral agreement, Edison Mission Holdings will be permitted to receive all cash dividends with respect to the collateral and to exercise all voting and corporate rights with respect to the collateral, so long as no vote would impair the collateral or violate any provisions of any operative document.

    If a lease event of default has occurred and is continuing:

    - the collateral agent will, after giving notice of its intent to exercise rights under the pledge and collateral agreement, have the right to receive cash dividends, distributions, payments or other proceeds in respect of the collateral for application to our obligations under the operative documents;

    - the collateral may be registered in the name of the collateral agent, and the collateral agent, after giving notice of its intent to exercise rights under the pledge and collateral agreement, may exercise voting, corporate, conversion, exchange, subscription and other rights pertaining to the collateral as if it were the absolute owner, without liability except to account for the property received;

    - all cash, checks or near-cash proceeds received by Edison Mission Holdings with respect to the collateral will be turned over to the collateral agent in the form received to be held as collateral for our obligations under the operative documents but will not constitute payment until applied in accordance with the immediately following clause;

    - the collateral agent may apply all or any proceeds held with respect to the collateral in payment of our obligations under the operative documents and the balance of any funds not applied in this manner will be paid to Edison Mission Holdings; and

    - the collateral agent, in addition to the remedies outlined above, may exercise all rights and remedies under the New York Uniform Commercial Code or other applicable law, including the right to collect, receive, appropriate, realize, sell, lease, assign or otherwise dispose of the

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      collateral. Upon any public sale and to the extent permitted by law, the collateral agent may purchase the collateral free of any right or equity of redemption, which Edison Mission Holdings will waive and release.

    The collateral agent will apply the net proceeds of any remedial action to the payment in whole or in part of our obligations under the operative documentsand will pay any surplus to Edison Mission Holdings. The collateral agent may engage in one or more private sales of the collateral, so long as the purchasers agree to acquire the collateral for investment and not with a view toward distribution.

CONTINUING ASSIGNMENT

    The pledge and collateral agreement will create a continuing pledge, assignment of, hypothecation of and security interest in the collateral and will:

    - remain in full force and effect until the payment of the obligations and the expiration and termination of the facility lease;

    - be binding upon Edison Mission Holdings, its successors and assigns, but Edison Mission Holdings will not be permitted to transfer its rights or obligations under the pledge and collateral agreement without the prior written consent of the owner lessors; and

    - inure to the benefit of and be enforceable by the owner lessors, its successors and assigns.

THE COLLATERAL AGENT

    Under the pledge and collateral agreement, Edison Mission Holdings will appoint the collateral agent as its attorney-in-fact and give the collateral agent the power and right on its behalf and without its notice and assent, to do the following:

    - file claims or other actions in the name of Edison Mission Holdings for purpose of collecting money due with respect to the collateral;

    - pay or discharge taxes and liens levied or threatened against the collateral or effect repairs or insurance and pay all or part of the premiums;

    - execute endorsements, assignments or instruments for the conveyance or transfer of the collateral;

    - (1) direct any party liable for payment under the collateral to make payments due to the collateral agent; (2) ask, demand, collect and receive payment of moneys due or to become due with respect to the collateral;
      (3) commence or prosecute suits, actions or proceedings at law or in equity to collect the collateral or any portion of the collateral;
      (4) defend, settle, compromise or adjust any suit, action or proceeding brought against Edison Mission Holdings with respect to the collateral; or
      (5) sell, transfer, pledge or make any agreement with respect to the collateral; and

    - file or record financing statements and other filings of documents or instruments with respect to the collateral without the signature of Edison Mission Holdings.

OUR AMENDED AND RESTATED PARTNERSHIP AGREEMENT

    In order to grant the owner lessors rights to future allocations of emission allowances that are granted to the owner or operator of the facilities from time to time, as discussed above in "--The Designated Account Representative Agreements", our existing partnership agreement will be amended to reduce the economic interest of Mission Energy Westside, our general partner, in us, to 0.1% of the partnership. Edison Mission Holdings, the 100% owner of Mission Energy Westside, will pledge the equity in Mission Energy Westside to the owner lessors pursuant to the pledge and collateral

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agreement as described in "--The Pledge and Collateral Agreement". Upon termination of the facility leases, the owner lessors may foreclose on this pledge and will then own Mission Energy Westside and be able to exercise all the powers of the general partner.

    Our partnership agreement will be amended and restated as follows:

    - the general partner's interest will be reduced from 1% to 0.1%;

    - the general partner's ability to make partnership distributions will be explicitly made subject to the limitations contained in the amended security deposit agreement;

    - no sales of emission allowances or credits or the proceeds of these sales will be permitted other than in accordance with the sale-leaseback transaction documents;

    - the general partner's powers will specifically include the power to pledge the partnership interest, sell emission allowances and credits, and maintain bank accounts, so long as maintained in accordance with the amended security deposit agreement and the other transaction documents, and the general partner not be deemed to be in violation of its partnership duties for undertaking these activities;

    - the general partner will be explicitly authorized to be a creditor of the partnership;

    - the general partner's liability will be limited to willful misconduct or recklessness, and to the fullest extent permissible under Pennsylvania law, the general partner will be allowed to consider the interests of creditors of the partnership, including the general partner as a creditor, when making decisions for the partnership, or when deciding to file for bankruptcy;

    - the partnership will indemnify the general partner to the extent permitted under Pennsylvania law;

    - a resignation or removal of the general partner must be approved by the majority of the limited partner interest holders;

    - the rights of the limited partners to request partnership information will be limited to annual financial information, instead of "true and full information;"

    - the limited partners' explicit right to request other information will be limited to such information as is "just and reasonable;"

    - transfers of limited partner interests will not be permitted if the partnership has filed for bankruptcy; and

    - the general partner will agree not to file voluntary bankruptcy, except in accordance with the organic documents of the general partner. Further, no action will be permitted to be taken to file for partnership bankruptcy unless specified conditions are met indicating the partnership would be considered "insolvent" under bankruptcy law.

LEASE SUBORDINATION AGREEMENTS

    Each owner lessor, owner participant and the security agent will enter into a lease subordination agreement. Each lease subordination agreement will subordinate all of our obligations to the respective owner lessor and owner participant, with respect to the equity portion of basic lease rent, the equity portion of termination value and any supplemental rent constituting excepted payments, excluding any excepted payments owing to the owner lessors on account of fees and indemnities owed to the owner managers and rent paid from the reserve account, to the claims and rights of the holders of the respective lessor notes, with respect to (1) basic lease rent (other than the equity portion of rent), (2) termination value (other than the equity portion of termination value), (3) supplemental rent with

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respect to excepted payments and (4) any other sum now or hereafter owed by us with respect to the initial lessor notes, which we will refer to as the senior claims.

SUBORDINATION PROVISIONS

    Under each lease subordination agreement, until all senior claims have been paid in full:

    - the aggregate amount of all of our obligations to the owner lessors and the owner participants with respect to the equity portion of basic lease rent, the equity portion of termination value and any supplemental rent, excluding (1) any excepted payments owing to the owner lessors on account of fees and (2) indemnities to the owner manager and rent paid from the reserve account, which we will refer to as the subordinated claims, will be subordinate to the prior payment of any senior claims;

    - we will be prohibited from directly or indirectly (except with respect to withdrawals from the equity account pursuant to the amended security deposit agreement and the facility leases) making any payment on account of, or transferring any collateral for any part of, the subordinated claims, but so long as no lease event of default (other than an equity event) has occurred and is continuing, we may make payments of basic lease rent, renewal lease rent and supplemental rent under the facility leases; and

    - without the consent of the lease indenture trustee, the owner lessors and the owner participants will be prohibited from demanding, suing for or accepting (other than with respect to withdrawals from the equity account pursuant to the amended security deposit agreement and the facility leases) from us any payment or collateral relating to the subordinated claims or taking any other actions to enforce its rights or exercise remedies in respect of the subordinated claims; and

    - neither we nor the owner lessors and owner participants will take action prejudicial to or inconsistent with the priority position of the senior claims.

WRONGFUL COLLECTIONS

    If the owner lessors or the owner participants receive any payments on account of, or collateral for any part of, the subordinated claims in violation of the lease subordination agreements, the owner lessors and owner participants will be required to deliver this payment or collateral to the security agent in its original form with all necessary endorsements. Until delivery, this payment or collateral will be held in trust for the holders of the senior claims.

PROCEEDINGS

    The owner lessors and owner participants will be prohibited from commencing or joining with other creditors to commence any creditor proceedings against us without the consent of the lease indenture trustee. In the event that creditor proceedings are commenced against us, any distributions that would otherwise be payable with respect to the subordinated claims will be paid to and held by the security agent until all senior claims have been paid in full, and no holder of subordinated claims will be entitled to receive payments, distributions or any benefit from the subordinated claims.

    After the commencement of any creditor proceedings, the holders of the senior claims may (1) file a proof of debt claim suit, or otherwise;
(2) collect assets of the owner lessors, distributed, divided or applied on account of the subordinated claims and apply the same to the senior claims until such senior claims have been paid in full, the surplus of which will be returned to the subordinated party; (3) vote claims comprising the subordinated claims to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and (4) take any action in connection with any creditor proceeding which the subordinated party might otherwise take; provided,

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however, that after the commencement of any creditor proceeding, if the security agent in a reasonable time after receipt of an inquiry from the subordinated party does not in writing inform the subordinated party of its intention to exercise its rights to assert subordinated claims under clauses (1), (2),
(3) and (4) above, the subordinated party may file a proof of claim with respect to the subordinated claims and take such further steps, not inconsistent with the lease subordination agreements, that it deems proper. However, the owner lessors and the owner participants will have no rights of subrogation, reimbursement, indemnity or rights of recourse to any security held for the lessor notes until all senior claims have been paid in full, after which time the owner lessors and the owner participants will be subrogated to the rights of the holders of senior claims to receive payments or distributions of our cash, property or securities applicable to the subordinated claims.

LIMITATION ON ACTIONS

    Until all senior claims have been paid in full, the owner lessors and owner participants will not, without the prior written consent of the security agent:

    - take, obtain or hold, by administrative, legal or equitable action, any of our assets in violation of the subordination provisions of the lease subordination agreements;

    - accelerate payment of any subordinated claim;

    - commence, prosecute or participate in any administrative, legal or equitable action against or involving us, relating to the payment or collection of any subordinated claims;

    - enforce or collect any judgment obtained in respect of the subordinated claims; or

    - enforce or exercise remedies to collect payment of any subordinated claims or under any lien or other security interest securing any subordinated claims.

ABSOLUTE SUBORDINATION

    The rights of the holders of the senior claims against the owner lessors and owner participants will remain in full force and effect and will not be impaired of affected by any circumstances.

OWNER LESSOR SUBORDINATION AGREEMENTS

    Each owner lessor, owner participant and the security agent will enter into an owner lessor subordination agreement. Each owner participant will fund its respective owner lessor in part with an intercompany loan. All payment obligations on these intercompany loans will be subject to those subordination agreements. Under each owner lessor subordination agreement, the applicable owner participant, which we will refer to as the subordinated party, will agree to subordinate the owner lessor's obligations to it under the intercompany loan agreement to the claims of the security agent against the owner lessors in respect of the owner lessor's obligations under the operative documents in respect of the lessor notes, the debt service letter of credit and the lease indenture, which we will refer to as the senior claims.

SUBORDINATION PROVISIONS

    Under each lease subordination agreement, until the holders of the senior claims have been indefeasibly paid in full, in cash or cash equivalents:

    - the aggregate amount of all obligations of the owner lessors under the intercompany loan, which we will refer to as the subordinated claims, will be subordinate to the prior payment of any senior claims;

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    - without the consent of the lease indenture trustee, the owner lessors will be prohibited from directly or indirectly making any payment on account of, or transferring any collateral for any part of, the subordinated claims, but the owner lessor may make payments of interest and principal on account of the subordinated claims, to the extent of proceeds received from payment of rent permitted pursuant to the covenant in the participation agreement which limits payments made with respect to the equity portion of rent or to the extent such proceeds are proceeds from common equity received from the applicable owner participant;

    - without the consent of the lease indenture trustee, the subordinated party will be prohibited from demanding, suing for or accepting from the owner lessors any payment or collateral relating to the subordinated claims or cancelling, setting-off or otherwise discharging any part of any subordinated claims, regardless of the occurrence or continuance of an event of default under the promissory notes evidencing the subordinated claims; and

    - without the consent of the lease indenture trustee, neither the owner lessors nor the subordinated party will take any actions prejudicial to or inconsistent with the priority position of the senior claims.

WRONGFUL COLLECTIONS

    If the subordinated party receives any payments on account of, or collateral for any part of, the subordinated claims in violation of the owner lessor subordination agreements, the subordinated party will be required to deliver this payment or collateral to the security agent. Until delivery, this payment or collateral will be held in trust for the holders of the senior claims.

PROCEEDINGS

    The subordinated party will be prohibited from commencing or joining with other creditors of the owner lessors to commence any creditor proceedings against the owner lessors without the consent of the lease indenture trustee. In the event that creditor proceedings are commenced against the owner lessors, any distributions that would otherwise be payable with respect to the subordinated claims will be paid to and held by the security agent until all senior claims have been indefeasibly paid in full, in cash or cash equivalents, and no holder of subordinated claims will be entitled to receive payments, distributions or any benefit from the subordinated claims.

    After the commencement of any creditor proceedings, the holders of the senior claims may (1) file a proof of debt claim suit, or otherwise;
(2) collect assets of the owner lessors, distributed, divided or applied on account of the subordinated claims and apply the same to the senior claims until such senior claims have been indefeasibly paid in full, in cash or cash equivalents, the surplus of which will be returned to the subordinated party;
(3) vote claims comprising the subordinated claims to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and (4) take any action in connection with any creditor proceeding which the subordinated party might otherwise take; provided, however, that after the commencement of any creditor proceeding, if the security agent in a reasonable time after receipt of an inquiry from the subordinated party does not in writing inform the subordinated party of its intention to exercise its rights to assert subordinated claims under clauses (1), (2), (3) and (4) above, the subordinated party may file a proof of claim with respect to the subordinated claims and take such further steps, not inconsistent with the owner lessor subordination agreements, that it deems proper. However, the subordinated party will have no rights of subrogation, reimbursement, indemnity or rights of recourse to any security held for the senior claims until all senior claims have been indefeasibly paid in full, in cash or cash equivalents, after which time the subordinated party will be subrogated to the rights of the holders of senior claims to receive payments or distributions of cash, property or securities applicable to the subordinated claims.

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LIMITATION ON ACTIONS

    Until all senior claims have been indefeasibly paid in full, in cash or cash equivalents, the subordinated party, without the prior written consent of the security agent may not:

    - take, obtain or hold, by administrative, legal or equitable action, any of the owner lessors' assets, except as they relate to the owner lessors' interest in the facility or the facility site, in violation of the subordination provisions of the owner lessor subordination agreements;

    - commence, prosecute or participate in any administrative, legal or equitable action against or involving the owner lessors, relating to the payment or collection of any subordinated claims;

    - enforce or collect any judgment obtained in respect of the subordinated claims;

    - enforce or exercise remedies to collect payment of any subordinated claims or under any lien or other security interest securing any subordinated claims; or

    - enforce or exercise remedies with respect to any covenant, agreement, representation or other undertaking contained in any promissory notes evidencing the subordinated claims.

ABSOLUTE SUBORDINATION

    The rights of the holders of the senior claims against the subordinated party will remain in full force and effect and will not be impaired or affected by any circumstances.

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          DESCRIPTION OF THE PROPOSED WAIVERS AND PROPOSED AMENDMENTS

    We are seeking the consent of the holders of outstanding bonds to the effectuation of the sale-leaseback transaction. In connection with the sale-leaseback transaction, we are seeking the requisite consents to the waiver of all provisions of the existing indenture necessary in order to effect the sale-leaseback transaction.

    Set forth below is a description of the proposed waivers and proposed amendments. The proposed waivers and proposed amendments will be approved at the consent date if Edison Mission Holdings has received the requisite consents, and the requisite consents have not been revoked at the consent date. You should refer to the form of the amended and restated indenture for the full and complete terms of the proposed amendments. The form of the amended and restated indenture, which may be modified or supplemented prior to its execution in a manner that would require additional consents, is filed as an exhibit to the registration statement of which this consent solicitation statement forms a part.

    In connection with the sale-leaseback transaction, an amended and restated indenture governing the pass-through bonds will be executed. Although the amended and restated indenture will become effective upon execution, the proposals will only become operative concurrently with the execution of, among other documents, the facility leases, the lease indentures, the lease subordination agreements and the participation agreements, the consummation of the sale-leaseback transaction and the making of the consent payment. For a description of these documents, see "Description of the Principal Sale-Leaseback Transaction Documents." If the sale-leaseback transaction has not been
consummated and the consent payment has not been made on or before     , 2001,
none of the proposals will become effective.

    As a part of the sale-leaseback transaction, Homer City Funding will assume all the obligations of Edison Mission Holdings under the indenture, as amended and restated, and the subsidiary guarantors, including us, will be released from our and their respective obligations under the indenture. The proposed amendments will move all of the operational covenants and events of default from the existing indenture to the participation agreements and the facility leases where they will apply to us. The proposed amendments will also add covenants that will bind us. The covenants and events of default remaining in the amended and restated indenture will insure that Homer City Funding exists only to service the debt service obligations under the pass-through bonds and that holders of pass-through bonds have essentially the same rights and remedies regarding redemption, amount of payments and exercise of remedies as the holders of outstanding bonds have under the existing indenture. In connection with the sale-leaseback transaction, the subsidiary guarantors, including us, will be released from their obligations under the existing indenture and, therefore the amended and restated indenture will contain no references to the subsidiary guarantors. The following discussion sets forth several amendments to the existing indenture.

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THE PROPOSED AMENDMENTS

DELETION OF SECTION 4.3 OF THE EXISTING INDENTURE (INFORMATION REQUIREMENTS)

    This covenant requires Edison Mission Holdings to, among other things, furnish financial statements at the end of the first three quarters of each fiscal year and at the end of each fiscal year. Under the existing indenture, the financial statements for the first three quarters of each fiscal year must be accompanied by a company certificate stating that the financial statements fairly represent the financial condition of Edison Mission Holdings and results of operations in accordance with generally accepted accounting principles. Under section 5.1 of each participation agreement, we will have an obligation to provide our financial statements for the first three quarters and at the end of each fiscal year which will need to be accompanied by an officer's certificate stating:

    - that to the knowledge of the officer no event of default, as discussed below, exists, or if any exists, the nature of the event of default and the corrective actions that have been taken; and

    - that the calculations of the debt service coverage ratios are true and correct.

    Under the existing indenture, this covenant also requires Edison Mission Holdings to provide, within 10 days of actual knowledge, written notice of an event of default and within 15 days of actual knowledge, written notice of any pending or threatened litigation which has or could reasonably be expected to have a material adverse effect. Each participation agreement will require us to provide, promptly upon obtaining actual knowledge, notice of any litigation involving claims in excess of $5 million per claim or $10 million in the aggregate, notice of any event of default and notice of any matter which has resulted or is likely to result in a material adverse effect.

    This covenant will be deleted with respect to Homer City Funding.

DELETION OF SECTION 4.7 OF THE EXISTING INDENTURE (LIMITATION ON RESTRICTED
  PAYMENTS)

    Under the existing indenture, Edison Mission Holdings may make a restricted payment on January 1, April 1, July 1 or October 1 if that date is a business day, and on the next succeeding business day if that date is not a business day if the following conditions are met:

    - no event of default has occurred and is continuing or would occur as a consequence of the restricted payment;

    - the amounts in each accrued interest account and in each principal account are at or above the levels required by the security deposit agreement;

    - the debt service reserve accounts are fully funded;

    - the debt service coverage ratio for the preceding four quarters, taken as one accounting period, has been at least 1.5 to 1.0 for periods ending on or prior to December 31, 2001 and 1.7 to 1.0 thereafter; and

    - the projected debt service coverage ratio for each four-quarter period during the next eight quarters, taken as one accounting period, is at least 1.5 to 1.0 for periods ending on or prior to December 31, 2001 and
      1.7 to 1.0 after December 31, 2001.

    "DEBT SERVICE COVERAGE RATIO" is defined as a ratio, the numerator of which is net cash flow for the period and the denominator of which is the aggregate of all principal, interest and other fixed charges payable during the period on the outstanding bonds.

    The proposed amendments will split this limitation into two parts: limitations on restricted payments and limitations on payments of the equity portion of the lease rent. Under Section 6.10 of

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each participation agreement, in order for us to make a restricted payment, the following conditions will have to be met:

    - the payment date must be January 1, April 1, July 1 or October 1 if that date is a business day, and on the next succeeding business day if that date is not a business day or within 5 days after;

    - no lease default or lease event of default, other than the failure to make any payment of the equity portion of basic lease rent when due and the failure shall continue unremedied for a period of 5 business days, which we will refer to as an equity event, shall have occurred and be continuing, and no equity event (other than due to decreased revenue attributable to force majeure) shall have occurred and be continuing for 9 months;

    - the debt service reserve letter of credit must be in full force and effect and the amount available must be at least equal to the debt service reserve amount;

    - all our accounts maintained with the collateral agent must be funded at their required levels;

    - the historical and projected senior rent service coverage ratios, for each four quarter period, taken as one accounting period, for the next two consecutive four-quarter periods, must be at least 1.5 to 1.0 for periods ending on or prior to December 31, 2001 and 1.7 to 1.0 respectively, thereafter; and

    - we must be current on all payments on the equity portion of rent.

    "SENIOR RENT SERVICE COVERAGE RATIO" means, for any period, without duplication, a ratio the numerator of which is the net cash flow for the period, and the denominator of which is the senior portion of the rent payable during the period.

    Under section 6.9 of each participation agreement, before we can make any payments on the equity portion of the lease rent, the following conditions must be met:

    - the payment date shall be January 1, April 1, July 1 or October 1 if that date is a business day, and on the next succeeding business day if that date is not a business day or within 5 days after;

    - no material lease default or lease event of default has occurred and will be continuing;

    - the debt service reserve letter of credit for the benefit of the pass-through bonds shall be in full force and effect and the amount available shall be at least equal to six months of debt service of the outstanding bonds;

    - all our accounts maintained with the collateral agent shall be funded at their required levels or supported by a letter of credit, if allowed to be so supported according to the amended security deposit agreement; and

    - either (A) the historical and projected senior rent service coverage ratios, for each four quarter period, taken as one accounting period, for the next two consecutive four-quarter periods, must be at least 1.5 to 1.0 for periods ending on or before December 31, 2001 and 1.7 to 1.0 after December 31, 2001, or (B) if we have missed a rent payment triggering a cash trap, and for the previous 18 months, any amounts have been on deposit in the equity account, then we must meet a senior rent service coverage ratio of at least 1.3 to 1.0 for the preceding four quarters, taken as one accounting period, and each four-quarter period, taken as one accounting period, for the next two consecutive four-quarter periods, respectively, and we must meet a modified senior rent service coverage ratio (modified to include in the numerator, in addition to revenue, the amounts on deposit in the equity account) of at least 1.7 to 1.0 for the periods (or 1.5 to 1.0 for periods ending prior to December 31, 2001).

    This covenant will be deleted with respect to Homer City Funding.

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AMENDMENT TO SECTION 4.9 OF THE EXISTING INDENTURE (LIMITATION ON INCURRENCE OF
  INDEBTEDNESS)

    This covenant limits Edison Mission Holdings' ability to incur additional debt, other than permitted indebtedness. Under the indenture, permitted indebtedness includes, among other things, capital lease obligations entered into in the ordinary course of business in an amount not to exceed $10 million outstanding at any one time, indebtedness to any of Edison Mission Holdings' wholly owned subsidiaries and indebtedness for required capital improvements subject to specified requirements. The amended and restated indenture will restrict Homer City Funding's ability to incur additional debt.

    Under section 6.7 of each participation agreement, we will be further limited from incurring additional indebtedness to only allow subordinated debt to our affiliates according to the terms of the existing subordination agreement, and additional permitted indebtedness in the aggregate total amount of up to $50 million in any combination of the following: working capital, interest rate hedging obligations (up to $10 million), and ordinary course letters of credit, surety or performance bonds. The amended definition of permitted indebtedness in each participation agreement will exclude capital lease obligations, indebtedness to any of Edison Mission Holdings' wholly owned subsidiaries and indebtedness for required capital improvements. In addition, each participation agreement will limit indebtedness in the form of guarantees entered into in connection with fuel procurement or sales, purchases or exchanges related to physical or financial capacity, energy and emission credits to guarantees with respect to permitted trading activities only. Further, no indebtedness, including permitted indebtedness, may be incurred if lease event of default has occurred and is continuing.

DELETION OF SECTION 4.10 OF THE EXISTING INDENTURE (LIMITATION ON INCURRENCE OF
  SUBSIDIARY GUARANTOR INDEBTEDNESS)

    This covenant limits the ability of the subsidiary guarantors to incur, directly or indirectly, indebtedness, other than subordinated indebtedness or indebtedness incurred in the ordinary course of business not in excess of $15 million.

    The proposed amendments will permanently delete this covenant due to the fact that there will no longer be any subsidiary guarantors. As noted above, we will be subject to the limitations on debt incurrence set forth in section 6.7 of each participation agreement.

    This covenant will be deleted with respect to Homer City Funding.

AMENDMENT TO SECTION 4.11 OF THE EXISTING INDENTURE (LIMITATION ON SALE OF
  ASSETS)

    This covenant limits Edison Mission Holdings' ability, except in connection with a merger, consolidation or sale of substantially all of its assets, to dispose of any assets or enter into sale-leaseback transactions. The amended and restated indenture will restrict Homer City Funding from disposing of any assets or entering into any sale-leaseback transactions, but there will no longer be an exception in the case of a merger, consolidation or sale of substantially all its assets.

    Under section 6.2 of each participation agreement, we will not be permitted to sell, transfer, convey, lease or otherwise dispose of any assets other than the following:

    - sales of inventory, products or obsolete items and other similar dispositions and sales of energy, emission allowances, capacity, and ancillary services in the ordinary course of business;

    - making of restricted payments;

    - pursuant to a permitted merger, consolidation or sale of substantially all assets; and

    - any permitted assignment of our leasehold interest in the facilities.

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AMENDMENT OF SECTION 4.12 OF THE EXISTING INDENTURE (LIMITATION ON TRANSACTIONS
  WITH AFFILIATES)

    This covenant limits Edison Mission Holdings' ability to enter into any transaction with an affiliate that would not be as favorable to it as an "arm's-length transaction" with a third party, other than specified arrangements that were in effect on the date of the indenture.

    The amended and restated indenture will not permit Homer City Funding to enter into any transaction with affiliates.

    Under section 6.6 of each participation agreement, we will be permitted to enter into a transaction with an affiliate that would be as favorable to us as an "arm's-length transaction" with a third party. However, section 6.6 of each participation agreement will specifically state that the following transactions will be considered to be on an "arm's-length basis":

    - agreements for cost reimbursement and other compensation;

    - some Edison Mission Marketing & Trading risk management arrangements; and

    - permitted trading activities with Edison Mission Marketing & Trading.

AMENDMENT TO SECTION 4.13 OF THE EXISTING INDENTURE (LIMITATION ON LIENS)

    This covenant limits Edison Mission Holdings' ability to incur additional liens, other than permitted liens. Under the amended and restated indenture, Homer City Funding will be bound by a similar covenant. However, there will be fewer permitted liens.

    We will be bound by a similar covenant in each participation agreement, which will change the name of the term from "permitted liens" to "permitted encumbrances" and add the following: (1) interests under the operative documents related to the sale-leaseback transaction; (2) all owner lessor liens, owner participant liens and the security interest granted by the owner lessor to the security agent for the benefit of the holders of the lessor notes and the issuer of the debt service reserve letter of credit in the indenture estate under the lease indenture and in connection with the issuance of the lessor notes, which we will refer to as the security interest; (3) our reversionary interests in the facilities; (4) liens created or expressly permitted by any of the operative documents for the sole purpose of paying all amounts due and owing under the operative documents; (5) liens arising solely by order of a court or other governmental authority, or by any agreement of similar effect; (6) the interest of the owner lessors in the ownership and operation agreement to be entered into among all of the eight the owner lessor; and (7) all matters shown as exceptions to the title policies on the closing date of the sale-leaseback transaction and other customary permitted encumbrances such as liens for taxes, water, sewage, license permits, construction, materialmen's and mechanics' liens, ordinary course of business liens and zoning and building regulations.

    Under the existing indenture, this covenant contains a prohibition on Edison Mission Holdings' ability to enter into any lease with respect to any asset. Pursuant to section 19 of each facility lease, we will be permitted to sublease the undivided interest under the conditions as described in "Description of the Principal Sale-Leaseback Transaction Documents--The Facility Leases."

    Under section 6.3 of each participation agreement, we will also be prohibited from permitting the validity of the lien of the collateral documents to be impaired, subordinated or terminated and from permitting the lien of the collateral documents to not constitute a valid first priority perfected security interest in the lessee rights, except for permitted encumbrances.

AMENDMENT TO SECTION 4.14 OF THE EXISTING INDENTURE (LIMITATION ON BUSINESS
  ACTIVITIES)

    This covenant prohibits Edison Mission Holdings from engaging in any business activities other than the ownership and general operation of the facilities.

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    The amended and restated indenture will prevent Homer City Funding from engaging in any business other than servicing the debt service obligations under the pass-through bonds. We, pursuant to section 6.24 of each participation agreement, will be prohibited from engaging in any business other than the general ownership, leasing and operation of the facilities and related activities.

AMENDMENT TO SECTION 4.15 OF THE EXISTING INDENTURE (MAINTENANCE OF EXISTENCE)

    This covenant requires Edison Mission Holdings to maintain its existence in good standing and to maintain and renew our rights and privileges, except where the failure to do so could not reasonably be expected to cause any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the (1) the business, assets, property, financial condition or operations of Edison Mission Holdings and the subsidiary guarantors, taken as a whole, since the issuance of the outstanding bonds, or
(2) the ability of Edison Mission Holdings or any subsidiary guarantor to perform its obligations under the indenture or other financing documents, which we will refer to as a material adverse effect.

    The amended and restated indenture will continue to bind Homer City Funding to the same restrictions. Pursuant to section 5.4 of each participation agreement, we will be bound by similar restrictions, except in the instance of a permitted merger, consolidation or sale of all or substantially all of our assets as described below.

AMENDMENT TO SECTION 4.17 OF THE EXISTING INDENTURE (COMPLIANCE WITH LAWS)

    This covenant requires Edison Mission Holdings to comply with all applicable laws and regulations, and to reserve against any disputed legal requirements. The amended and restated indenture will continue to bind Homer City Funding by the covenant. Pursuant to section 5.5 of each participation agreement, we will be required to comply with all requirements of law. Under each participation agreement, "requirements of law" will mean any law, treaty, rule, regulation, judgment or order of any court arbitration board or governmental authority and rule, regulation, order, ordinance, license and permit of any governmental authority applicable to or binding upon us.

DELETION OF SECTION 4.18 OF THE EXISTING INDENTURE (GOVERNMENTAL APPROVALS)

    This covenant requires Edison Mission Holdings to obtain and maintain in full force and effect all requisite governmental approvals required to conduct its business and to perform its obligations under the financing documents related to the issuance of the bonds, except where the failure to do so could not reasonably be expected to have a material adverse effect. Pursuant to section 5.4 of each participation agreement, we will be required to do all things reasonable to maintain government approvals necessary to conduct business. Under section 5.8 of each participation agreement, we will also be required to comply in all material respects with the applicable requirements of the Federal Energy Regulatory Commission imposed on us as a public utility.

    This covenant will be deleted with respect to Homer City Funding.

DELETION OF SECTION 4.19 OF THE EXISTING INDENTURE (MAINTENANCE OF PROPERTY;
  INSURANCE)

    This covenant currently requires Edison Mission Holdings to maintain all property in good working order and to maintain good and valid title to its properties, unless the failure to do so could not reasonably be expected to have a material adverse effect. Each participation agreement would restrict us in the same manner.

    Under the participation agreements, we will be required to maintain insurance policies customary for facilities of this nature. See "Description of Principal Sale-Leaseback Transaction Documents--The Participation Agreements."

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    This covenant will be deleted with respect to Homer City Funding.

DELETION OF SECTION 4.20 OF THE EXISTING INDENTURE (BOND SERVICE RESERVE
  ACCOUNT)

    This covenant requires Edison Mission Holdings to establish and maintain the bond debt service reserve account with a balance equal to the projected debt service on the bonds for the succeeding six-month period for the benefit of the holders of the outstanding bonds. Under the existing indenture, the debt service reserve account is the account established by us with the collateral agent for the benefit of the holders of the outstanding bonds. On any date that a restricted payment is made, the required balance in the account must be 100% of the projected debt service reserve on the bonds for the succeeding six month period and may be satisfied by cash, a letter of credit from an acceptable credit provider or a guarantee made by Edison Mission Energy (if their corporate credit rating is "BBB+" from Standard & Poor's or higher or "Baa1" or higher by Moody's), or a combination thereof. At present, this covenant is satisfied by a letter of credit.

    Homer City Funding will not be subject to a similar covenant, but pursuant to an applicable lease indenture each owner lessor will be required to establish and maintain a debt service reserve equal to the next debt service payment on its respective lessor notes for the benefit of the holders of the lessor notes. This debt service reserve can be satisfied by a letter of credit from an acceptable credit provider, which is an entity with a combined capital surplus of at least $1 billion, which is exempt from SEC registration under the Securities Act and whose long term unsecured debt is rated "A" or higher by Standard & Poor's or "A2" or higher by Moody's.

    This covenant will be deleted with respect to Homer City Funding.

DELETION OF SECTION 4.21 OF THE EXISTING INDENTURE (PERFECTION OF SECURITY
  INTERESTS)

    This covenant requires Edison Mission Holdings and its subsidiary guarantors to undertake all actions which are necessary or appropriate in the reasonable judgment of the trustee to (1) maintain the security interest of the collateral agent in the collateral in full force and effect at all times and (2) preserve and protect the collateral and protect and enforce Edison Mission Holdings' rights and title and the rights of the collateral agent to the collateral, including, without limitation, the making or delivery of all filings and recordations, the payments of fees and other charges and the issuance of supplemental documentation for these purposes.

    Pursuant to section 5.6 of the participation agreement, we will be bound by a substantially similar covenant.

    This covenant will be deleted with respect to Homer City Funding.

AMENDMENT TO SECTION 5.1 OF THE EXISTING INDENTURE (LIMITATION ON MERGER,
  CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS)

    This covenant restricts Edison Mission Holdings from merging, consolidating or selling substantially of its assets, unless (1) it is merging or consolidating and it is the surviving entity and both before and after giving effect, no default or event of default exists; or (2) it consolidates, merges or transfers substantially all its assets to an affiliate who has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or form of organization if its debt is not increased and the successor assumes its obligations under the bonds. The amended and restated indenture, with no exceptions, will prohibit Homer City Funding from merging, consolidating or selling substantially all of its assets.

    Pursuant to section 6.1 of each participation agreement, we will be permitted to merge, consolidate or sell substantially all of our assets if the following conditions are met: (1) the transferee or resulting entity is
(A) organized under the laws of the United States, any state of the United States or the

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District of Columbia and assumes all of our obligations under the operative documents, (B) a corporation, limited liability company or limited partnership,
(C) substantially engaged in the wholesale power generating business, experienced in coal-fired generation and, together with its affiliates, owns and operates at least 5,000 MW of capacity, and (D) the consolidation, merger or succession shall not subject the owner lessor or the owner participant to regulation under the Public Utility Holding Company Act; (2) we provide a customary officer's certificate and legal opinions; and (3) if the entity with whom we have consolidated or merged has any indebtedness, we would have been permitted to incur the indebtedness.

AMENDMENT TO SECTION 6.1 OF THE EXISTING INDENTURE (EVENTS OF DEFAULT)

    Under Section 6.1 of the existing indenture, an "Event of Default" is defined as each of the following: (1) default for 15 days in the payment of principal, premium or interest on the bonds; (2) Edison Mission Holdings' failure to comply with specified covenants in the indenture, with a 30-day grace period to cure; (3) Edison Mission Holdings' failure to comply with any of its agreements in the existing indenture, bonds or security documents, with a 60 to 90-day grace period to cure; (4) the occurrence of a change of control; (5) any portion of the security interests granted under the security documents ceasing to be a senior security interest, which has a material adverse effect, with 10 days to cure; (6) default resulting in acceleration under any mortgage, indenture or other instrument of indebtedness in excess of $15 million in the aggregate; (7) Edison Mission Holdings' failure to pay judgments in excess of $15 million in the aggregate for 90 days; (8) under bankruptcy law, Edison Mission Holdings commences a voluntary case, consents to the entry of an order in an involuntary case, consents to the appointment of a custodian for our property, makes a general assignment for the benefit of our creditors or generally does not pay its debts when due; or (9) a court enters an order under any bankruptcy law that is for relief against it in an involuntary case, appoints a custodian of its property or orders its liquidation and the case remains unstayed for 60 days.

    The amended and restated indenture would include items (1) (with a grace period reduced from 15 to 5 days), (2), (3), (8) and (9) above with respect to us, plus any event of default under the lease indentures. The remainder of the current events of default will be deleted with respect to Homer City Funding.
Section 16 of each facility lease will revise the events of default with regard to us as follows:

    - reduce the grace period for default on payments of the rent that will service the pass-through bonds from 15 days to 5 days and add an event of default for failure to make payments under any of the other operative documents within 10 days of written notice of the default;

    - include a requirement to also comply with covenants in the applicable participation agreement, facility lease, any project document or other operative document, with a 30-day grace period and eliminate the grace periods for failure to comply with covenants in the applicable participation agreement restricting mergers, and the covenant dealing with the maintenance of accounts;

    - amend the requirement that the security interest remain a senior security interest to add the requirement that the security interest not be declared unenforceable, terminated or cease to be in full force and effect;

    - decrease the threshold of failure to pay judgments from $15 million to $1 million and decrease the grace period from 90 days to 60 days;

    - decrease the threshold of failure to pay any mortgage or other instrument from $15 million to $5 million;

    - include our consent or failure to controvert any relief and our filing of an answer admitting material allegations in any voluntary case of bankruptcy; and

    - increase the grace period from 60 days to 90 days in the event of an unstayed bankruptcy case.

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    Section 16 of each facility lease will also include the following as events of default:

    - our failure to maintain the required insurance;

    - any of our representations or warranties prove to be incorrect;

    - any of the security documents are declared unenforceable or are terminated (the material adverse effect requirement and the grace period have been deleted);

    - any event occurs which results in ERISA related liability in excess of $5 million;

    - any material operative documents, any project document, the amended and restated guarantee and collateral agreement or the pledge and collateral agreement is cancelled or terminated;

    - funds on deposit in any account are used for any other purpose than as specified;

    - we fail to remain exempt from regulation under the Public Utility Holding Company Act;

    - Edison Mission Energy, without the prior written consent of the owner lessor, the owner participant, Homer City Funding or the trustee, ceases to own (directly or indirectly) in excess of 50% of the ownership interests in us; provided, however, the consent of Homer City Funding or the trustee will not be required if at such time either (1) a reaffirmation of the pass-through bonds has been obtained or (2) Edison Mission Energy's reduction in ownership of us has been approved by holders of more than 66 2/3% of the lessor notes (other than in accordance with the provisions of the operative documents); and

    - a default under any of the other facility leases.

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                            THE CONSENT SOLICITATION

GENERAL

    Edison Mission Holdings is soliciting your consent, upon the terms and subject to the conditions set forth in this consent solicitation statement, in the accompanying consent form, and, except as expressly set forth in this consent solicitation statement, and in the existing indenture.

    The consent solicitation will expire on         , 2001. If Edison Mission
Holdings receives the requisite consents, and the consents are not revoked on or before the expiration date, and the other conditions described in this consent solicitation statement are satisfied or waived, Edison Mission Holdings will pay to each holder who has validly delivered and has not revoked a consent on or
before the expiration date, no later than         , 2001, a consent payment in
the amount of $    for each $1,000 in principal amount of outstanding bonds in respect of which a consent has been validly delivered.

    The proposed amendments will be effected by the amended and restated indenture, which will be executed by Homer City Funding and the trustee on the consent date. Although the amended and restated indenture will become effective upon execution, the proposals will only become operative concurrently with the execution of the principal sale-leaseback documents, the consummation of the sale-leaseback transaction and the making of the consent payment. The existing indenture will remain in effect, without giving effect to the proposed amendments, until the sale-leaseback transaction is consummated and the consent payment is made. If the sale-leaseback transaction has not been consummated and
the consent payment has not been made on or before         , 2001, the proposals
will not become effective.

    Following the making of the consent payment, all current holders of outstanding bonds, including non-consenting holders, and all subsequent holders, will be bound by the proposals. No accrued interest will be paid on the consent payment. If the consent solicitation is terminated for any reason before the consent date, any consents received by the trustee will be voided, the first amended and restated indenture will not be executed and the consent payment will not be made to any holders of outstanding bonds.

    Notwithstanding any subsequent transfer of the outstanding bonds, any holder whose properly executed consent form, which indicates a consent, has been received, and not revoked, on or before the expiration date, will be eligible to receive any consent payment due in respect of the outstanding bonds. Holders of outstanding bonds who do not validly deliver consents, or who revoke their consents before, or deliver consents after the expiration date, will not be entitled to receive the consent payment, even though the amended and restated indenture, if it is executed, and the proposals will be binding with respect to any outstanding bonds held by the holders.

REQUISITE CONSENTS

    Holders of outstanding bonds must validly deliver, and not revoke, consents in respect of a majority in aggregate principal amount of the outstanding bonds and not owned by us, or any person or entity directly or indirectly controlling or controlled by, or under common control with us, voting as a single class, in order to approve the proposals. As of the date of this consent solicitation statement, $830 million aggregate principal amount of the outstanding bonds were issued and outstanding. The failure of a holder to deliver a consent will have the same effect as if the holder had voted against the proposals.

ALL HOLDERS BOUND IF REQUISITE CONSENTS ARE RECEIVED

    If Edison Mission Holdings receives requisite consents, the consents are not revoked on or before the expiration date, and the other conditions described in this consent solicitation statement are satisfied or waived, all holders of outstanding bonds, including non-consenting holders, will receive pass-through bonds in exchange for their outstanding bonds.

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CONSEQUENCES OF FAILING TO CONSENT

    Holders of outstanding bonds who do not consent to the proposals as set forth in this consent solicitation statement will not be paid the consent payment and will nevertheless be subject to the amended and restated indenture and their outstanding bonds will be replaced with pass-through bonds, if the requisite consents are received and not revoked on the expiration date and the sale-leaseback transaction is effected.

RECORD DATE

    The record date for the purposes of this consent solicitation is         ,
2001. Edison Mission Holdings reserves the right to establish from time to time any new date as the record date and at that time, the new date will be the record date for purposes of this consent solicitation.

    If the requisite consents are obtained and the proposals become effective, they will be binding on all holders of outstanding bonds and their transferees, whether or not those holders have delivered their consent forms.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

    The consent solicitation will expire at 5:00 p.m., New York City time, on
        , 2001, unless extended by Edison Mission Holdings. Consents may be revoked at anytime up to the consent date, but may not be revoked after the consent date. See "--Revocation of Consents."

    Edison Mission Holdings expressly reserves the right to extend the consent solicitation at any time and from time to time by giving oral or written notice to the solicitation agents, the information agent and the trustee, whether or not the requisite consents have been received. For purposes of this consent solicitation, a notice given by Edison Mission Holdings before 9:00 a.m., New York City time, on any day will be deemed to have been made on the preceding day. Any extension will be followed as promptly as practicable by notice of extension by press release or other public announcement, or by written notice to the holders of outstanding bonds. The announcement or notice may state that Edison Mission Holdings is extending the consent solicitation for a specified period of time or on a daily basis until 5:00 p.m., New York City time on the date on which the requisite consents have been received.

    Edison Mission Holdings expressly reserves the right for any reason to abandon, terminate or amend the consent solicitation at any time prior to the expiration date by giving oral or written notice of the abandonment, termination or amendment to the solicitation agents, the information agent and the trustee. If Edison Mission Holdings, whether or not the requisite consents have been received, abandons or terminates the consent solicitation, or if the conditions to the execution of the amended and restated indenture are not satisfied or waived, or if the sale-leaseback transaction is not consummated, no consent payment will be made to any holder of outstanding bonds. Moreover, if the conditions to the execution of the amended and restated indenture are not satisfied or waived, the amended and restated indenture will not be executed and the proposals will not become effective. Any action by Edison Mission Holdings will be followed as promptly as practicable by notice of the action by press release or other public announcement, or by written notice to the holders of outstanding bonds.

CONSENT PROCEDURES

    Only holders of outstanding bonds may execute and deliver a consent form. A beneficial owner of outstanding bonds who is not the holder (for example, a beneficial holder whose outstanding bonds are registered in the name of a nominee such as a bank or a brokerage firm) must arrange for the registered holder to either:

    - execute a consent form and deliver it either to the trustee on the beneficial owner's behalf or to the beneficial owner for forwarding to the trustee by the beneficial owner; or

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    - to forward a duly executed proxy from the registered holder authorizing the beneficial holder to execute and deliver a consent form with respect to the outstanding bonds on behalf of the registered holder.

    FOR PURPOSES OF THIS CONSENT SOLICITATION STATEMENT THE TERM "REGISTERED HOLDER," "REGISTERED OWNER" OR "HOLDER" WILL BE DEEMED TO INCLUDE DTC PARTICIPANTS WHO HOLD OUTSTANDING BONDS. IT IS EXPECTED THAT DTC WILL AUTHORIZE THE DTC PARTICIPANTS WHO HOLD OUTSTANDING BONDS TO EXECUTE CONSENTS AS IF THEY WERE HOLDERS OF RECORD. GIVING A CONSENT WILL NOT AFFECT A HOLDER'S RIGHT TO SELL OR TRANSFER OUTSTANDING BONDS.

    Holders of outstanding bonds who wish to consent should mail, hand deliver, send by overnight courier or facsimile, confirmed by physical delivery, completed, dated and signed consent forms to the trustee at the address set forth on the back cover page of this consent solicitation statement and in the consent form in accordance with the instructions set forth in this consent solicitation statement. Consent forms should be delivered to the trustee, and not to us, Edison Mission Holdings, the solicitation agents or the information agent. However, Edison Mission Holdings reserves the right to accept any consent received by us, Edison Mission Holdings, the solicitation agents or the information agent. In no event should you tender any outstanding bonds. If and when Edison Mission Holdings receives the requisite consents and the sale-leaseback transaction is consummated, we will replace all outstanding bonds with a like amount of pass-through bonds. Consent forms delivered by facsimile will be binding only if the original consent form is subsequently delivered on or before the expiration date.

    Any consent forms that are properly completed, signed and delivered to the trustee on or before the expiration date will be given effect in accordance with their specifications. Holders of outstanding bonds who desire to consent to the proposals should mark the "Consent" box and complete, sign and date the consent form included with this consent solicitation statement and mail, deliver or send by overnight courier or facsimile, confirmed by physical delivery, the signed consent form to the trustee at the address listed on the back cover page of this consent solicitation statement and on the consent form. IF YOU FAIL TO INDICATE THE PRINCIPAL AMOUNT OF OUTSTANDING BONDS FOR WHICH YOU ARE GIVING YOUR CONSENT, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSALS WITH RESPECT TO ALL OUTSTANDING BONDS REGISTERED IN YOUR NAME. If none of the boxes on the consent form are marked, but the consent form is otherwise properly completed and signed, you will be deemed to have consented to the proposals. Delivery of consents should be made promptly in order to assure that the trustee receives the consents before 5:00 p.m., New York City time, on the expiration date.

    Consent forms must be executed in exactly the same manner as the registered holder(s) name(s) appear on the outstanding bonds. If outstanding bonds to which a consent relates are held of record by two or more joint holders, all the holders must sign the consent form. If a consent form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the person must so indicate when signing and must submit with the consent form appropriate evidence satisfactory to Edison Mission Holdings of authority to execute the consent form. In addition, if a consent relates to less than the total principal amount of outstanding bonds registered in the name of the holder, the holder must list the serial numbers and principal amount of bonds registered in the name of the holder to which the consent relates. If outstanding bonds are registered in different names, separate consents must be executed covering each form of registration. If a consent form is executed by a person other than the registered holder, it must be accompanied by a proxy duly executed by the registered holder.

    The record ownership of an outstanding bond will be proven by the register maintained by the trustee as registrar of the bonds, subject, in the case of bonds held by DTC, to the information furnished by DTC concerning DTC participants owning outstanding bonds. All questions as to the validity, form and eligibility, including time of receipt, regarding the consent procedures will be determined by Edison Mission Holdings in its sole discretion, which determination will be conclusive

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and binding. Edison Mission Holdings reserves the right to reject any or all consents that are not in proper form or the acceptance of which could, in its opinion or its counsel's opinion, be unlawful. Edison Mission Holdings also reserves the right to waive any defects or irregularities in connection with the deliveries of particular consents. Unless waived, any defects or irregularities in connection with deliveries of consents must be cured within the amount of time as Edison Mission Holdings determines. Neither Edison Mission Holdings nor any of its affiliates, the solicitation agents, the trustee, the information agent or any other person will be under any duty to give notification of any defects or irregularities or waiver, nor will any of them incur any liability for failure to give the notification. Deliveries of consents will not be deemed to have been made until any irregularities or defects in this consent solicitation statement have been cured or waived. Edison Mission Holdings' interpretations of the terms and conditions of the consent solicitation will be conclusive and binding.

REVOCATION OF CONSENTS

    Each properly completed and executed consent form will be counted, notwithstanding any transfer of the outstanding bonds to which the consent relates, unless the procedure for revocation of consents described below has been followed.

    Before the consent date, holders of outstanding bonds may revoke their consent in part or in whole, but in multiples of $1,000. To revoke their consent, holders must, before that time, deliver to the trustee at the address set forth on the back cover page of this consent solicitation statement and on the consent form a written revocation of the consent containing its name, the serial numbers of the outstanding bonds to which the revocation relates, the principal amount of the outstanding bonds to which the revocation relates and its signature. Holders' consents cannot be revoked after the consent date.

    If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of consent will only be effective as to outstanding bonds listed on the revocation. Holders may revoke a consent only if the revocation complies with the provisions of this consent solicitation statement. Only a holder as reflected in the register of the trustee is entitled to revoke a consent previously given. A beneficial owner of outstanding bonds who is not the holder of the bonds must arrange with the registered holder to execute and deliver to the trustee on the beneficial owner's behalf, or to the beneficial owner for forwarding to the trustee by the beneficial owner, either a revocation of any consent already given with respect to the bonds or the duly executed proxy from the registered holder authorizing the beneficial owner to act on behalf of the registered holder as to the consent. A revocation of a consent may only be rescinded by the execution and delivery of a new consent, in accordance with the procedures in this consent solicitation statement described by the holder who delivered the revocation.

    Edison Mission Holdings reserves the right to contest the validity of any revocation, and all questions as to validity, including the time of receipt, of any revocation will be determined by Edison Mission Holdings in its sole discretion. Neither Edison Mission Holdings nor any of its affiliates, the solicitation agents, the trustee, the information agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor will any of them incur any liability for failure to give notification.

CONDITIONS OF EXECUTION OF AMENDED AND RESTATED INDENTURE

    The execution of the amended and restated indenture and the making of the consent payment are conditioned on the following:

    - there being validly delivered, and not revoked, before the expiration date, the requisite consents;

    - the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding, pending or threatened, which, in the case of any action or proceeding, if adversely determined, would, make unlawful or invalid or enjoin the implementation of the proposals, the entering into of the amended and restated indenture or the making of any consent payment or question the legality or validity; and

    - with respect to the making of the consent payment only, the consummation of the sale-leaseback transaction together with the execution of certain operative documents.

    If the sale-leaseback transaction is not consummated, the consent payment will not be made to any holders of outstanding bonds.

    The consent solicitation may be abandoned or terminated by Edison Mission Holdings at any time before the consent date, for any reason, in which case consents with respect to the outstanding bonds will be voided and no consent payment will be made to you. Each of the conditions to the consent solicitation, the execution of the amended and restated indenture and the making of the consent payment set forth in this consent solicitation statement are for the sole benefit of Edison Mission Holdings and may be waived by Edison Mission Holdings at any time.

SOLICITATION AGENTS AND INFORMATION AGENT

    Edison Mission Holdings has retained Credit Suisse First Boston Corporation and Lehman Brothers Inc. as solicitation agents in connection with the consent solicitation. The solicitation agents will solicit consents and will receive a customary fee for their services and reimbursement for reasonable out-of-pocket expenses. Edison Mission Holdings has agreed to indemnify the solicitation agents against specified liabilities and expenses, including liabilities under the securities laws in connection with the consent solicitation. Questions and requests for assistance may be directed to the solicitation agents at their addresses and telephone numbers set forth on the back of this consent solicitation statement.

    Edison Mission Holdings has retained D.F. King & Co., Inc. to act as information agent. Requests for assistance in completing and delivering consents or for additional copies of this consent solicitation statement or the consent form may be directed to the information agent at its address and telephone numbers set forth on the back of this consent solicitation statement.

THE TRUSTEE

    United States Trust Company of New York was originally the trustee under the existing indenture. On June 26, 2001, U.S. Trust Corporation, of which United States Trust Company of New York is a part, sold its Corporate Trust and Agency division to The Bank of New York. All of United States Trust Company of New York's corporate trust business and assets are currently in the process of being transferred to The Bank of New York. In the interim, United States Trust Company of New York acts as agent of The Bank of New York in monitoring, maintaining and administering the corporate trust accounts which are being transferred to The Bank of New York. Currently, the timing for the completion of the sale has been scheduled for the fourth quarter of 2001.

FEES AND EXPENSES

    The owner lessors will bear the costs of this consent solicitation. The trustee will be reimbursed for expenses that the trustee incurs in connection with this consent solicitation. The owner lessors will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding consent forms and other materials to beneficial owners of outstanding bonds.

                                 OUR MANAGEMENT

GENERAL PARTNER

    All powers to control and manage our business and affairs are exclusively vested in our general partner, Mission Energy Westside Inc., a California corporation and wholly-owned subsidiary of Edison Mission Holdings Co. The members of Mission Energy Westside's current board of directors are elected by, and serve until their successors are elected by, Edison Mission Holdings Co. All officers are elected from time to time by Mission Energy Westside's board of directors and hold office at its discretion. Mission Energy Westside's board of directors currently contains five members. The board of directors of Mission Energy Westside may elect to appoint additional directors from time to time.

    Listed below are the current directors and the executive officers of Mission Energy Westside and their positions.

NAME                               AGE                                POSITION
----                             --------   ------------------------------------------------------------
John K. Deshong................     47      Director and Vice President

Ronald L. Litzinger............     42      Director and Vice President

Georgia R. Nelson..............     51      Director and President

Kevin M. Smith.................     43      Director, Treasurer and Vice President

Raymond W. Vickers.............     58      Director

Paul C. Gracey, Jr.............     42      Vice President and General Counsel

Michelle J. Johnson............     39      Secretary Pro Tem

    Set forth below are the principal occupations and business activities of the directors and executive officers of Mission Energy Westside for the past five years, in addition to their positions described above.

    Mr. Deshong has been Vice President of Edison Mission Energy since
June 2000. From November 1998 until May 2000, Mr. Deshong was Regional Vice President--Tax of Edison Mission Energy's Americas region. Mr. Deshong has serviced as Director, Tax Planning & Special Projects to Edison Mission Energy since 1997. Prior to joining Edison Mission Energy, Mr. Deshong was Director of Tax at United States Enrichment Corporation from December 1995 to April 1997. Prior to that, Mr. Deshong was Senior Tax Advisor at Mobil Corporation from April 1993 to December 1995.

    Mr. Litzinger has been Senior Vice President, Worldwide Operations, of Edison Mission Energy since June 1999. Mr. Litzinger served as Vice President-O&M Business Development from December 1998 to May 1999.
Mr. Litzinger has been with Edison Mission Energy since November 1995, serving as both Regional Vice President, O&M Business Development and Manager, O&M Business Development until 1998. Prior to joining Edison Mission Energy,
Mr. Litzinger was a Reliability Supervisor with Texaco Refining and
Marketing, Inc. from 1995 to October 1995 and prior to that held numerous management positions with Southern California Edison since June 1986.

    Ms. Nelson has been Senior Vice President of Edison Mission Energy since January 1996 and has been President of Midwest Generation EME, LLC since
May 1999. From January 1996 until June 1999, Ms. Nelson was Senior Vice President, Worldwide Operations. Ms. Nelson was Division President of Edison Mission Energy's Americas region from January 1996 to January 1998. Prior to joining Edison Mission Energy, Ms. Nelson served as Senior Vice President of Southern California Edison from June 1995 until December 1995 and Vice President of Southern California Edison from June 1993 until May 1995.

    Mr. Smith has been Senior Vice President and Chief Financial Officer of Edison Mission Energy since May 1999 and Regional Vice President--Finance of Edison Mission Energy's Americas region since March 1998. Mr. Smith has served as Treasurer of Edison Mission Energy since September 1992.

    Mr. Vickers has been Senior Vice President and General Counsel of Edison Mission Energy since March 1, 1999. Prior to joining Edison Mission Energy, Mr. Vickers was a partner with the law firm of Skadden, Arps, Slate, Meagher & Flom since 1989.

    Mr. Gracey has been Vice President of Edison Mission Energy since January 2000 and General Counsel,

    Ms. Johnson has been Corporate Secretary Pro Tem of Edison Mission Energy since April 2001. Ms. Johnson has held various positions in Edison Mission Energy's Law Department since 1990.

EXECUTIVE COMPENSATION

    The officers of Mission Energy Westside receive compensation from Edison Mission Energy and receive no compensation from Mission Energy Westside or us. For information concerning the compensation of the chief executive officer and four most highly paid executive officers, other than the chief executive officer, of Edison Mission Energy, see Edison Mission Energy's Form 10-K for the year ended December 31, 2000. For information concerning the benefit plans for our officers and employees, see Edison Mission Holdings' Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this consent solicitation statement.

DIRECTORS COMPENSATION

    Our directors receive no compensation for their service as directors.

              INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS

    THE FOLLOWING IS A SUMMARY OF THE INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS. WE BELIEVE THAT THE TERMS OF THESE TRANSACTIONS ARE NO MORE FAVORABLE THAN THOSE THAT WOULD HAVE BEEN AGREED UPON BY THIRD PARTIES ON AN ARM'S LENGTH BASIS.

ENERGY SALES AGREEMENT

    We have entered into a contract with Edison Mission Marketing & Trading Co., a marketing affiliate, for the sale of energy and capacity produced by the facilities, which enables this marketing affiliate to engage in forward sales and hedging transactions to manage our electricity price exposure. Net gains or losses on hedges by the marketing affiliate that are settled are recognized in the same manner as the hedged item. We receive the net transaction price on all contracts that are settled. We pay the marketing affiliate a nominal fee currently set at $0.02/MWh. For the period ended December 31, 2000, these commission fees totaled 1.5 million. All revenue from physical sales transactions executed by the marketing affiliate are and will be deposited into the revenue account described in "Description of the Principal Sale-Leaseback Transaction Documents--The Amended Security Deposit Agreement--Revenue Account."

    Edison Mission Holdings provides credit support for Edison Mission
Marketing & Trading related to various electric energy transactions, including futures and swap agreements. These credit support guarantees are not subordinate to the outstanding bonds [and will not be subordinate to the pass-through bonds] and are senior unsecured obligations of Edison Mission Holdings. At June 30, 2001, Edison Mission Holdings provided guarantees totaling $178.4 million in support of contracts entered into by affiliates.

    During 2001, we entered into 3 transactions for unforced capacity with our marketing affiliate as follows: 450 MW for the period of June 2001 to December 2001, 150 MW for the period of January 2002 to December 2002, and 125 MW for the period January 2002 to May 2002. Each was at fair market value for such unforced capacity at the time. Total payments for the three transactions will amount to approximately $25,342,000.

INTERCOMPANY LOANS

    Edison Mission Holdings entered into an intercompany loan agreement with Edison Mission Finance, under which Edison Mission Holdings agreed to make loans to Edison Mission Finance from time to time with the proceeds of the offering of the outstanding bonds and the proceeds of the loans made to Edison Mission Holdings under its senior bank facility. Edison Mission Finance has entered into a corresponding intercompany loan agreement with us under which it has agreed to make loans to us from time to time with the proceeds of loans made to Edison Mission Finance by Edison Mission Holdings. The loans described in this paragraph, and all other obligations owed by a subsidiary guarantor to another subsidiary guarantor or to Edison Mission Holdings, are subordinated to all of the subsidiary guarantors' obligations under the financing documents relating to the outstanding bonds. As part of the sale-leaseback transaction, we will repay the amounts we owe to Edison Mission Finance under the intercompany loan agreement relating to the proceeds of the outstanding bonds and Edison Mission Finance will use the amount of our repayment to repay in turn, a portion of its obligations under the intercompany loan agreement between it and Edison Mission Holdings.

OUR RELATIONSHIP AND THE RELATIONSHIP OF EDISON MISSION HOLDINGS TO EDISON MISSION ENERGY

    Each of Edison Mission Holdings and each subsidiary guarantor, including us, has been organized and operated as a legal entity separate and apart from Edison Mission Energy, Edison International and any other affiliates of Edison Mission Energy or Edison International, and, accordingly, our assets and the assets of Edison Mission Holdings and the other subsidiary guarantors will not be generally available to satisfy the obligations of Edison Mission Energy, Edison International or any other affiliates of Edison Mission Energy or Edison International. However, our unrestricted cash and that of Edison Mission Holdings and the other subsidiary guarantors or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements of these parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to Edison International, Edison Mission Energy or any of their affiliates. Edison Mission Energy and Edison International are not obligated to make any payments under the outstanding bonds, except for the credit support guarantee. As part of the sale-leaseback transaction, the credit support guarantee will be released, and Edison Mission Energy and Edison International will not be obligated to make any payments under the pass-through bonds.

SERVICES AGREEMENTS

    Administrative services such as payroll, employee benefit programs, insurance and information technology, all performed by Edison International or Edison Mission Energy, are shared among all affiliates of Edison International, and the costs of these corporate support services are allocated to all affiliates, including us. Costs are allocated based on one of the following formulas: percentage of time worked, equity in investment and advances, number of employees, or multi-factor, including operating revenues, operating expenses, total assets and number of employees. In addition, services of Edison International or Edison Mission Energy are sometimes directly requested by us, and those services are performed for our benefit. Labor and expenses of these directly requested services are specifically identified and billed at cost. We believe the allocation methodologies utilized are reasonable. We made reimbursements for the cost of these programs and other services, which amounted to $30.0 million and $18.1 million for the years ended December 31, 2000 and 1999, respectively.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material United States federal income tax consequences of the proposed amendments and the consent payment to holders of the outstanding bonds. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this consent solicitation statement and all of which are subject to change or differing interpretations possibly with retroactive effect. The discussion does not address all of the tax consequences that may be relevant to you in particular or to holders of outstanding bonds subject to special treatment under federal income tax laws, such as banks and some other financial institutions, insurance companies, tax-exempt organizations, partners in partnerships that are holders of outstanding bonds, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, and persons holding certificates that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction. This discussion is limited to persons who are holders of outstanding bonds at the time the proposed amendments are adopted and who hold their outstanding bonds as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed in this consent solicitation statement. We can give no assurance that the IRS would not assert, or that a court would not sustain, a different position. YOU MUST CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PROPOSED AMENDMENTS, THE CONSENT PAYMENT AND OF HOLDING AND DISPOSING OF THE OUTSTANDING BONDS, AS WELL AS THE EFFECTS OF STATE, LOCAL AND NON-U.S. TAX LAWS.

    As used in this consent solicitation statement, the term United States holder means a beneficial owner of an outstanding bond that is:

    - a citizen or resident of the United States;

    - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

    - an estate whose income is includible in gross income for United States federal income tax purposes regardless of source; or

    - a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. We refer to any beneficial owner of an outstanding bond that is not a United States holder as a non-United States holder.

ADOPTION OF THE PROPOSED AMENDMENTS

    The adoption of the proposed amendments will be treated as a taxable exchange of "old" outstanding bonds for "new" pass-through bonds for United States federal income tax purposes, and may also be a taxable transaction under applicable state, local and foreign tax laws. The tax consequences of this exchange may vary upon, among other things, your particular circumstances. In general, as a result of adoption of the proposed amendments, you will recognize gain or loss, if any, equal to the difference between:

    - the sum of (1) the issue price for the "new" pass-through bonds which is generally the fair market value of the "new" pass-through bonds as of the date of the deemed exchange, constructively received, plus (2) the amount of any consent payment received, subject to the discussion below, over

    - your adjusted tax basis in your "old" outstanding bonds constructively surrendered in exchange for the "new" pass-through bonds.

    Generally, your adjusted tax basis in your "old" outstanding bonds is the price you paid for the bonds, increased by any original issue discount and market discount previously included in your income, and reduced, but not below zero, by any amortized premium. Subject to the discussion below regarding consent payments, any gain or loss, other than accrued but unpaid interest that you have not included in gross income previously, which will be taxable as ordinary income, will be capital gain or loss, and will be long-term capital gain or loss if at the time of the adoption of the proposed amendments you have held your outstanding bonds for more than one year. Your initial tax basis in your "new" pass-through bonds will generally be equal to the issue prices of the "new" pass-through bonds. Your holding period with respect to your "new" pass-through bonds will begin upon the day following the day on which the you are deemed to receive your "new" pass-through bonds.

CONSENT PAYMENTS

    Consent payments you receive should be treated as either additional consideration received on the constructive exchange or a separate payment in the nature of a fee for the consent. If the consent payments are treated as additional consideration received on the constructive exchange, the consent payments will be added to the amount you realize in computing your gain or loss in the manner described above. If the consent payments are treated as a separate fee, you would likely recognize ordinary income in an amount equal to the consent payment received. Although there is no authority directly on point, Edison Mission Holdings intends to take the position that the consent payments constitute additional consideration received in the constructive exchange. We cannot assure you, however, that the IRS would not assert a different position.

NON-UNITED STATES HOLDERS

    Subject to the discussion of backup withholding below, if you are a non-United States holder, any gain you realize as a result of the adoption of the proposed amendments will generally not be subject to United States federal income taxation unless:

    - this gain is effectively connected with your conduct of a United States trade or business, as determined for United States federal income tax purposes; or

    - you are an individual who is present for 183 days or more in the taxable year of the constructive exchange and specified other requirements are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to the consent payments. A backup withholding tax may apply to the payments if you fail to provide an accurate taxpayer identification number in the manner required by the Treasury Regulations or otherwise establish an exemption or fail to report in full interest income. If you are a non-United States holder, consent payments you receive will generally not be subject to information reporting requirements or backup withholding tax if you provide the required certification of your non-United States status or otherwise establish an exemption.

                                 LEGAL MATTERS

    The legality of the pass-through bonds will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The financial statements of EME Homer City Generation L.P. included in Edison Mission Holdings Co.'s Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this consent solicitation statement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 MISCELLANEOUS

    Any statement contained in a document incorporated by reference in this consent solicitation statement will be deemed to be modified or superseded for purposes of this consent solicitation statement to the extent that a statement contained in this consent solicitation statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this consent solicitation statement except as so modified or superseded.

    The consent solicitation is not being made to, nor will consent forms be accepted from or on behalf of, holders of outstanding bonds in any jurisdiction in which the making of the consent solicitation or the acceptance of the consent solicitation would not be in compliance with the laws of the jurisdiction. However, we may in our discretion take any action as we may deem necessary to make the consent solicitation in any jurisdiction and extend the consent solicitation to holders of outstanding bonds in any jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the consent solicitation to be made by a licensed broker or dealer, the consent solicitation will be deemed to be made on behalf of Edison Mission Holdings by the solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of the applicable jurisdiction.

    The statements contained in this consent solicitation statement are made as of the date of this consent solicitation statement, and the delivery of this consent solicitation statement and the accompanying materials will not, under any circumstances, create any implication that the information contained in this consent solicitation statement is correct at any time subsequent to the date of this consent solicitation statement.

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF US, EDISON MISSION HOLDINGS, THE TRUSTEE, THE INDENTURE TRUSTEE, THE SOLICITATION AGENTS OR THE INFORMATION AGENT NOT CONTAINED IN THIS CONSENT SOLICITATION STATEMENT OR IN THE ACCOMPANYING CONSENT FORM AND OTHER MATERIALS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS CONSENT SOLICITATION STATEMENT DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THIS CONSENT SOLICITATION STATEMENT RELATES, AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE PASS-THROUGH BONDS.

    Manually signed facsimile copies of the consent form will be accepted and should be confirmed by physical delivery no later than 5:00 p.m. New York City time on the expiration date. The consent form and any other required documents should be sent or delivered by each holder of outstanding bonds or the holder's broker, dealer, commercial bank, trust company or other nominee, to the trustee at its address set forth below.

                  The trustee for the consent solicitation is:
                              The Bank of New York
                              as Successor Trustee

By courier, hand delivery, mail, first class postage prepaid or facsimile, confirmed by physical delivery,

                  c/o United States Trust Company of New York
                              114 West 47th Street
                                   25th Floor
                            New York, New York 10036
                   Attention: Corporate Trust Administration
                           Telephone: (212) 852-1034
                           Facsimile: (212) 852-1625

    Questions and requests for assistance or for additional copies of this consent solicitation statement and the consent form may be directed to the information agent or the solicitation agents at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitation.

             The information agent for the consent solicitation is:

                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                Banks and Brokers: (212) 269-5550 (call collect)
                     All Others: (800) 290-6427 (toll free)

           The solicitation agents for the consent solicitation are:

                     Credit Suisse First Boston Corporation
                             Eleven Madison Avenue
                         New York, New York 10010-3629
                    Telephone: (212) 538-8474 (call collect)
                        (800) 820-1653 (call toll free)
                     Attention: Liability Management Group

                              Lehman Brothers Inc.
                            3 World Financial Center
                            New York, New York 10285
                    Telephone: (212) 528-7581 (call collect)
                        (800) 438-3242 (call toll free)
              Attention: Scott Macklin, Liability Management Group

                                    PART II
           INFORMATION NOT REQUIRED IN CONSENT SOLICITATION STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    We are a limited partnership organized under the laws of the State of Pennsylvania. Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are described in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever; if, however, such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    Section 8.7 of our Agreement of Limited Partnership, which we refer to as the agreement, provides that the general partner, as defined in the agreement, will not be liable to us or the limited partners, as defined in the agreement, for any act or omission by the general partner under the authority granted to it by the agreement, except by reason of fraud, bad faith, willful misfeasance, gross negligence or any act in breach of the agreement. The general partner will indemnify and save harmless us and the limited partners from any loss or liability arising out of its fraud, bad faith, willful misfeasance, gross negligence or breach of the agreement. Moreover, we will indemnify and save harmless the general partner from any loss or liability incurred by the general partner by reason of any act performed by the general partner on our behalf or in furtherance of our interest other than by reason of the general partner's fraud, bad faith, willful misfeasance, negligence or breach of the agreement. In the event the general partner is found personally liable for any debts of ours, other than any debt or liability incurred by reason of the general partner's fraud, bad faith, willful misfeasance, negligence or breach of the agreement, and is required to and does satisfy a liability of ours out of its personal assets, the general partner will have a right of reimbursement out of our assets which we refer to as right of reimbursement. The right of reimbursement will accrue to the general partner 30 days after written notice of such right is given to each of the other partners. Upon such accrual of the right of reimbursement, the general partner will be reimbursed out of our assets in the order of priority specified in Section 8.7 of the agreement, but only to the extent necessary to satisfy such right of reimbursement. To the extent not reimbursed as provided in the agreement, the general partner will have no right of contribution from the limited partners.

    Upon the consummation of the sale-leaseback transaction, the partnership agreement will be amended so that the general partner will only be liable to the partnership or limited partners for any act or ommission by the general partner constituting willful misconduct, recklessness or any act in breach of the agreement. In determining whether the general partner's acts constitute willful misconduct or recklessness, it will not constitute misconduct or recklessness to comply with provision of the sale-leaseback transaction documents. The general partner shall also be entitled to consider, to the fullest extent permitted by Pennsylvania law, the effects of any action that it might take upon creditors of the partnership, even if the general partner is a creditor or an affiliate of a creditor, so long as its determination does not constitute willful misconduct or recklessness. We will indemnify and save harmless the general partner from any loss or liability incurred by it in furtherance of our interest other than by reason of willful misconduct, recklessness or breach of the partnership agreement, to the broadest extent permitted under Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act or successor statute.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1                     EME Homer City Generation L.P. Agreement of Limited
                        Partnership incorporated by reference to Exhibit 3.13 to
                        Edison Mission Holding Co.'s registration statement on Form
                        S-4 filed with the Securities and Exchange Commission on
                        December 3, 1999 (File No. 333-92047).

3.2                     Form of Amended and Restated Agreement of Limited
                        Partnership of EME Homer City Generation L.P.(1)

4.1                     Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings Co. and United States Trust Company of New York, as
                        Trustee, incorporated by reference to Exhibit 4.1 to Edison
                        Mission Holdings Co.'s registration statement on Form S-4
                        filed with the Securities and Exchange Commission on
                        December 3, 1999 (File No. 333-92047).

4.1.1                   Form of First Amended and Restated Indenture dated as of
                        December    , 2001.(1)

4.1.2                   Form of 8.137% Senior Secured Bond due 2019 (included in
                        Exhibit 4.1.1).(1)

4.1.3                   Form of 8.734% Senior Secured Bond due 2026 (included in
                        Exhibit 4.1.2).(1)

4.1.4                   Form of Assumption Agreement, dated as of December    ,
                        2001, among Homer City OL1 LLC, Homer City OP2 LLC, Homer
                        City OP3 LLC, Homer City OP4 LLC, Homer City OL5 LLC, Homer
                        City OP6 LLC, Homer City OP7 LLC, Homer City OP8 LLC, Homer
                        City Funding and The Bank of New York as Trustee.(1)

4.2                     Form of Indenture of Trust, Mortgage and Leasehold Mortgage
                        and Security Agreement, dated as of December , 2001, between
                        Homer City OL1 LLC and The Bank of New York as Lease
                        Indenture Trustee and Security Agent.(1)

4.2.1 Schedule identifying substantially identical agreements to Lease Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.2 hereto.(1)

4.2.2                   Form of Lessor Note (included in Exhibit 4.2).(1)

4.3                     Form of Facility Lease Agreement, dated as of December    ,
                        2001, between Homer City OL1 LLC and EME Homer City
                        Generation L.P.(1)

4.3.1                   Schedule identifying substantially identical agreements to
                        Facility Lease Agreement constituting Exhibit 4.3 hereto.(1)

4.4                     Form of Participation Agreement, dated as of December    ,
                        2001, among EME Homer City Generation L.P., Homer City OL1
                        LLC, the Owner Participant, the Owner Manager, The Bank of
                        New York as the Security Agent, The Bank of New York as
                        Lease Indenture Trustee, Homer City Funding LLC and The Bank
                        of New York as Trustee.(1)

4.4.1                   Schedule identifying substantially identical agreements to
                        Participation Agreement constituting Exhibit 4.4 hereto.(1)

4.5                     Form of Intercompany Loan Subordination Agreement, dated as
                        of December   , 2001, by and among Homer City OL1 LLC, the
                        Owner Lessor, the Owner Participant and The Bank of New
                        York, as the Lease Indenture Trustee.(1)

4.5.1 Schedule identifying substantially identical agreements to Intercompany Loan Subordination Agreement constituting
                        Exhibit 4.5 hereto.(1)

4.6                     Form of Lease Subordination Agreement, dated as of December
                           , 2001, by and among the Owner Lessor, the Owner
                        Participant and The Bank of New York as Security Agent.(1)

4.6.1 Schedule identifying substantially identical agreements to Lease Subordination Agreement constituting Exhibit 4.6 hereto.(1)

4.7                     Form of Pledge and Collateral Agreement made by Edison
                        Mission Holdings Co. in favor of The Bank of New York, as
                        successor to United States Trust Company of New York, as
                        Collateral Agent, dated as of December    , 2001.(1)

5.1                     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to EME Homer City Generation L.P., as to the
                        legality of the 8.137% Senior Secured Bonds due 2019 and
                        8.734% Senior Secured Bonds 2026 being registered hereby.(1)

10.1                    Exchange and Registration Rights Agreement, dated as of May
                        27, 1999, by and among the Initial Purchasers named therein, the Guarantors named therein and Edison Mission Holdings
                        Co., incorporated by reference to Exhibit 10.1 to Edison
                        Mission Holding Co.'s registration statement on Form S-4 to the Securities and Exchange Commission on December 3, 1999
                        (File No. 333-92047).

10.2 Executive Supplemental Benefit Program, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

10.3 1981 Deferred Compensation Agreement, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

10.4                    1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

10.5                    1987 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

10.6                    1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

10.7                    1989 Deferred Compensation plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

10.8                    1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

10.9                    Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).

10.10 Executive Retirement Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

10.11                   Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (File No. 1-9936).

10.12                   Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc., incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

10.13 Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.

10.14                   Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

10.15                   Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.55 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

10.16                   Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        Edison Mission Energy in favor of United States Trust
                        Company of New York, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.56 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

10.16.1                 Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings Co.,
                        Edison Mission Finance Co., Homer City Property Holdings,
                        Inc., Chestnut Ridge Energy Company, Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and Edison
                        Mission Energy in favor of United States Trust Company of
                        New York, incorporated by reference to Exhibit 10.56.1 to
                        Amendment No. 1 of Edison Mission Holdings Co.'s
                        registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000 (File No.
                        333-92047).

10.16.2                 Open-End Mortgage, Security Agreement and Assignment of
                        Lease and Rents, dated March 18, 1999, from EME Homer City
                        Generation L.P. to United States Trust Company of New York,
                        incorporated by reference to Exhibit 10.56.2 to Amendment
                        No. 1 of Edison Mission Holdings Co.'s registration
                        statement on Form S-4 filed with the Securities and Exchange
                        Commission on February 8, 2000 (File No. 333-92047).

10.16.3                 Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.56.3 to Amendment No. 1 of Edison Mission Holdings Co.'s
                        registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000 (File No.
                        333-92047).

10.16.4                 Form of Amended and Restated Guarantee and Collateral
                        Agreement, dated as of December    , 2001, made by EME Homer
                        City Generation L.P. in favor of The Bank of New York as
                        successor to the United States Trust Company of New York, as
                        Collateral Agent.(1)

10.17                   Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P., The
                        Secured Parties' Representative, Citicorp USA, Inc., as
                        Administrative Agent and United States Trust Company of New
                        York, as Collateral Agent, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.57 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

10.18                   Security Deposit Agreement among Edison Mission Holdings
                        Co., Edison Mission Finance Co., Homer City Property
                        Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        State Trust Company of New York, as Collateral Agent, dated as of March 18, 1999, incorporated by reference to Exhibit
                        10.58 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

10.18.1                 Amendment No. 1 to the Security Deposit Agreement, dated May
                        27, 1999, between Edison Mission Holdings Co., Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and United States Trust
                        Company of New York, as Collateral Agent, incorporated by
                        reference to Exhibit 10.58.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s registration statement on Form S-4
                        filed with the Securities and Exchange Commission on
                        February 8, 2000 (File No. 333-92047).

10.18.2                 Form of Amended Security Deposit Agreement, dated as of
                        December    , 2001, among EME Homer City Generation L.P. and
                        The Bank of New York as Collateral Agent.(1)

10.19 Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.59 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

10.19.1                 Amendment No. 1 to the Credit Support Guarantee, dated May
                        27, 1999, made by Edison Mission Energy in favor of United
                        States Trust Company of New York, incorporated by reference to Exhibit 10.59.1 to Amendment No. 1 of Edison Mission
                        Holdings Co.'s registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000
                        (File No. 333-92047).

10.20                   Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parties to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

10.20.1                 Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York, incorporated by
                        reference to Exhibit 10.60.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s registration statement on Form S-4
                        filed with the Securities and Exchange Commission on
                        February 8, 2000 (File No. 333-92047).

10.20.2                 Amendment No. 2 to the Debt Service Reserve Guarantee, dated as of March 18, 2001, made by Edison Mission Energy in favor of United States Trust Company of New York, incorporated by reference to Exhibit 10.60.2 to Edison Mission Energy's Form
                        10-Q for the quarter ended June 30, 2001.

10.20.2                 Bond Debt Service Reserve Guarantee, dated May 27, 1999,
                        made by Edison Mission Energy in favor of United States
                        Trust Company of New York, incorporated by reference to
                        Exhibit 10.60.2 to Amendment No. 1 of Edison Mission
                        Holdings Co.'s registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000
                        (File No. 333-92047).

10.20.3                 Intercompany Loan Subordination Agreement, dated March 18,
                        1999, among Edison Mission Holdings Co., Edison Mission
                        Finance Co., Homer City Property Holdings, Inc., Chestnut
                        Ridge Energy Co., Mission Energy Westside, Inc., EME Homer
                        City Generation L.P. and United States Trust Company of New
                        York, incorporated by reference to Exhibit 10.60.3 to
                        Amendment No. 2 of Edison Mission Holdings Co.'s
                        registration statement on Form S-4 filed with the Securities and Exchange Commission on February 29, 2000 (File No.
                        333-92047).

10.21                   Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA Inc., incorporated by reference to Exhibit
                        10.61 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

10.21.1                 Amendment One to Credit Agreement, dated as of August 17,
                        2000, by and among Edison Mission Energy, Certain Commercial
                        Lending Institutions, and Citicorp USA, Inc., as
                        Administrative Agent, incorporated by reference to Exhibit
                        10.61.1 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 2000.

10.22                   Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

10.23                   Form of Agreement for 2000 Employee Awards under the Equity
                        Compensation Plan, incorporated by reference to Exhibit
                        10.78 to Edison Mission Energy's Form 10-Q for the quarter ended Mach 31, 2000.

10.24 Edison International 2000 Equity Plan, incorporated by reference to Exhibit 10.1 to Edison International's Form
                        10-Q for the quarter ended March 31, 2000. (File No.
                        1-9936).

10.25                   Form of Agreement for 2000 Employee Awards under the 2000
                        Equity Plan, incorporated by reference to Exhibit 10.2 to
                        Edison International's Form 10-Q for the quarter ended June
                        30, 2000. (File No. 1-9936).

10.26                   Amendment No. 1 to the Edison International Equity
                        Compensation plan (as restated January 1, 1998), incorporated by reference to Exhibit 10.4 to Edison
                        International's Form 10-Q for the quarter ended June 30,
                        2000. (File No. 1-9936).

12.1 Statement regarding the ratio of earnings to fixed charges for EME Homer City Generation L.P.*

21.1                    List of Subsidiaries of EME Homer City Generation L.P.*

23.1                    Consent of Arthur Andersen LLP.*

23.2                    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1).(1)

25.1                    Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York for the 8.137% Senior Secured Bonds due
                        2019 and 8.734% Senior Secured Bonds due 2026.*

99.1                    Form of Consent Form.(1)

99.2                    Form of Letter to Our Clients.(1)

99.3                    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.(1)

99.4                    Form of Solicitation Agency Agreement, dated as of     ,
                        2001, among EME Homer City Generation L.P., Edison Mission
                        Holdings Co., Credit Suisse First Boston Corporation and
                        Lehman Brothers Inc.(1)

------------------------

*   Filed herewith.

(1) To be filed by Amendment.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

    (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (e) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) of clause (b) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this consent solicitation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 24th day of September, 2001.

                                                       EME HOMER CITY GENERATION L.P.
                                                       (Registrant)

                                                       By: Mission Energy Westside Inc., as General
                                                           Partner

                                                                    By: /s/ GEORGIA R. NELSON
                                                            ------------------------------------------
                                                                        Georgia R. Nelson
                                                                            PRESIDENT

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----
            /s/ JOHN K. DESHONG
-------------------------------------------            Director                    September 24, 2001
            John K. Deshong

            /s/ RONALD L. LITZINGER
-------------------------------------------            Director                    September 24, 2001
            Ronald L. Litzinger

            /s/ GEORGIA R. NELSON
-------------------------------------------            Director                    September 24, 2001
            Georgia R. Nelson

            /s/ KEVIN M. SMITH
-------------------------------------------            Director                    September 24, 2001
            Kevin M. Smith

                               INDEX TO EXHIBITS

3.1                     EME Homer City Generation L.P. Agreement of Limited
                        Partnership incorporated by reference to Exhibit 3.13 to
                        Edison Mission Holding Co.'s registration statement on Form
                        S-4 filed with the Securities and Exchange Commission on
                        December 3, 1999 (File No. 333-92047).

3.2                     Form of Amended and Restated Agreement of Limited
                        Partnership of EME Homer City Generation L.P.(1)

4.1                     Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings Co. and United States Trust Company of New York, as
                        Trustee, incorporated by reference to Exhibit 4.1 to Edison
                        Mission Holdings Co.'s registration statement on Form S-4
                        filed with the Securities and Exchange Commission on
                        December 3, 1999 (File No. 333-92047).

4.1.1                   Form of First Amended and Restated Indenture, dated as of
                        December   , 2001.(1)

4.1.2                   Form of 8.137% Senior Secured Bond due 2019 (included in
                        Exhibit 4.1.1).(1)

4.1.3                   Form of 8.734% Senior Secured Bond due 2026 (included in
                        Exhibit 4.1.2).(1)

4.1.4                   Form of Assumption Agreement, dated as of December   , 2001,
                        among Homer City OL1 LLC, Homer City OP2 LLC, Homer City OP3
                        LLC, Homer City OP4 LLC, Homer City OL5 LLC, Homer City OP6
                        LLC, Homer City OP7 LLC, Homer City OP8 LLC, Homer City
                        Funding and The Bank of New York as Trustee.(1)

4.2                     Form of Indenture of Trust, Mortgage and Leasehold Mortgage
                        and Security Agreement, dated as of December   , 2001,
                        between Homer City OL1 LLC and The Bank of New York as Lease
                        Indenture Trustee and Security Agent.(1)

4.2.1 Schedule identifying substantially identical agreements to Lease Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.2 hereto.(1)

4.2.2                   Form of Lessor Note (included in Exhibit 4.2).(1)

4.3                     Form of Facility Lease Agreement, dated as of December   ,
                        2001, between Homer City OL1 LLC and EME Homer City
                        Generation L.P.(1)

4.3.1                   Schedule identifying substantially identical agreements to
                        Facility Lease Agreement constituting Exhibit 4.3 hereto.(1)

4.4                     Form of Participation Agreement, dated as of December   ,
                        2001, among EME Homer City Generation L.P., Homer City OL1
                        LLC, the Owner Participant, the Owner Manager, The Bank of
                        New York as the Security Agent, The Bank of New York as
                        Lease Indenture Trustee, Homer City Funding LLC and The Bank
                        of New York as Trustee.(1)

4.4.1                   Schedule identifying substantially identical agreements to
                        Participation Agreement constituting Exhibit 4.4 hereto.(1)

4.5                     Form of Intercompany Loan Subordination Agreement, dated as
                        of December   , 2001, by and among Homer City OL1 LLC, the
                        Owner Participant and The Bank of New York, as the Lease
                        Indenture Trustee.(1)

4.5.1 Schedule identifying substantially identical agreements to Intercompany Loan Subordination Agreement constituting
                        Exhibit 4.5 hereto.(1)

4.6                     Form of Subordination Agreement, dated as of December   ,
                        2001, by and among the Owner Lessor, the Owner Participant and United States Trust Company of New York. as Security
                        Agent.(1)

4.6.1 Schedule identifying substantially identical agreements to Lease Subordination Agreement constituting Exhibit 4.6 hereto.(1)

4.7                     Form of Pledge and Collateral Agreement, made by Edison
                        Mission Holdings Co. in favor of The Bank of New York, as
                        successor to United States Trust Company of New York, as
                        Collateral Agent, dated as of December   , 2001.(1)

5.1                     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to EME Homer City Generation L.P., as to the
                        legality of the 8.137% Senior Secured Bonds due 2019 and
                        8.734% Senior Secured Bonds 2026 being registered hereby.(1)

10.1                    Exchange and Registration Rights Agreement, dated as of May
                        27, 1999, by and among the Initial Purchasers named therein, the Guarantors named therein and Edison Mission Holdings
                        Co., incorporated by reference to Exhibit 10.1 to Edison
                        Mission Holding Co.'s registration statement on Form S-4 to the Securities and Exchange Commission on December 3, 1999
                        (File No. 333-92047).

10.2 Executive Supplemental Benefit Program, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

10.3 1981 Deferred Compensation Agreement, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

10.4                    1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

10.5                    1987 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

10.6                    1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

10.7                    1989 Deferred Compensation plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

10.8                    1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

10.9                    Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).

10.10 Executive Retirement Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

10.11                   Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (File No. 1-9936).

10.12                   Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc., incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

10.13 Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.

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10.14                   Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

10.15                   Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.55 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

10.16                   Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        Edison Mission Energy in favor of United States Trust
                        Company of New York, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.56 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

10.16.1                 Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings Co.,
                        Edison Mission Finance Co., Homer City Property Holdings,
                        Inc., Chestnut Ridge Energy Company, Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and Edison
                        Mission Energy in favor of United States Trust Company of
                        New York, incorporated by reference to Exhibit 10.56.1 to
                        Amendment No. 1 of Edison Mission Holdings Co.'s
                        registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000 (File No.
                        333-92047).

10.16.2                 Open-End Mortgage, Security Agreement and Assignment of
                        Lease and Rents, dated March 18, 1999, from EME Homer City
                        Generation L.P. to United States Trust Company of New York,
                        incorporated by reference to Exhibit 10.56.2 to Amendment
                        No. 1 of Edison Mission Holdings Co.'s registration
                        statement on Form S-4 filed with the Securities and Exchange
                        Commission on February 8, 2000 (File No. 333-92047).

10.16.3                 Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.56.3 to Amendment No. 1 of Edison Mission Holdings Co.'s
                        registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000 (File No.
                        333-92047).

10.16.4                 Form of Amended and Restated Guarantee and Collateral
                        Agreement, dated as of December   , 2001, made by EME Homer
                        City Generation L.P. in favor of The Bank of New York as
                        successor to United States Trust Company of New York, as
                        Collateral Agent.(1)

10.17                   Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P., The
                        Secured Parties' Representative, Citicorp USA, Inc., as
                        Administrative Agent and United States Trust Company of New
                        York, as Collateral Agent, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.57 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

10.18                   Security Deposit Agreement among Edison Mission Holdings
                        Co., Edison Mission Finance Co., Homer City Property
                        Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        State Trust Company of New York, as Collateral Agent, dated as of March 18, 1999, incorporated by reference to Exhibit
                        10.58 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
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                                       3
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10.18.1                 Amendment No. 1 to the Security Deposit Agreement, dated May
                        27, 1999, between Edison Mission Holdings Co., Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and United States Trust
                        Company of New York, as Collateral Agent, incorporated by
                        reference to Exhibit 10.58.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s registration statement on Form S-4
                        filed with the Securities and Exchange Commission on
                        February 8, 2000 (File No. 333-92047).

10.18.2                 Form of Amended Security Deposit Agreement, dated as of
                        December   , 2001, among EME Homer City Generation L.P. and
                        The Bank of New York as Collateral Agent.(1)

10.19 Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.59 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

10.19.1                 Amendment No. 1 to the Credit Support Guarantee, dated May
                        27, 1999, made by Edison Mission Energy in favor of United
                        States Trust Company of New York, incorporated by reference to Exhibit 10.59.1 to Amendment No. 1 of Edison Mission
                        Holdings Co.'s registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000
                        (File No. 333-92047).

10.20                   Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parties to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

10.20.1                 Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York, incorporated by
                        reference to Exhibit 10.60.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s registration statement on Form S-4
                        filed with the Securities and Exchange Commission on
                        February 8, 2000 (File No. 333-92047).

10.20.2                 Amendment No. 2 to the Debt Service Reserve Guarantee, dated as of March 18, 2001, made by Edison Mission Energy in favor of United States Trust Company of New York, incorporated by reference to Exhibit 10.60.2 to Edison Mission Energy's Form
                        10-Q for the quarter ended June 30, 2001.

10.20.2                 Bond Debt Service Reserve Guarantee, dated May 27, 1999,
                        made by Edison Mission Energy in favor of United States
                        Trust Company of New York, incorporated by reference to
                        Exhibit 10.60.2 to Amendment No. 1 of Edison Mission
                        Holdings Co.'s registration statement on Form S-4 filed with the Securities and Exchange Commission on February 8, 2000
                        (File No. 333-92047).

10.20.3                 Intercompany Loan Subordination Agreement, dated March 18,
                        1999, among Edison Mission Holdings Co., Edison Mission
                        Finance Co., Homer City Property Holdings, Inc., Chestnut
                        Ridge Energy Co., Mission Energy Westside, Inc., EME Homer
                        City Generation L.P. and United States Trust Company of New
                        York, incorporated by reference to Exhibit 10.60.3 to
                        Amendment No. 2 of Edison Mission Holdings Co.'s
                        registration statement on Form S-4 filed with the Securities and Exchange Commission on February 29, 2000 (File No.
                        333-92047).

10.21                   Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA Inc., incorporated by reference to Exhibit
                        10.61 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
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                                       4
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10.21.1                 Amendment One to Credit Agreement, dated as of August 17,
                        2000, by and among Edison Mission Energy, Certain Commercial
                        Lending Institutions, and Citicorp USA, Inc., as
                        Administrative Agent, incorporated by reference to Exhibit
                        10.61.1 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 2000.

10.22                   Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

10.23                   Form of Agreement for 2000 Employee Awards under the Equity
                        Compensation Plan, incorporated by reference to Exhibit
                        10.78 to Edison Mission Energy's Form 10-Q for the quarter ended Mach 31, 2000.

10.24 Edison International 2000 Equity Plan, incorporated by reference to Exhibit 10.1 to Edison International's Form
                        10-Q for the quarter ended March 31, 2000. (File No.
                        1-9936).

10.25                   Form of Agreement for 2000 Employee Awards under the 2000
                        Equity Plan, incorporated by reference to Exhibit 10.2 to
                        Edison International's Form 10-Q for the quarter ended June
                        30, 2000. (File No. 1-9936).

10.26                   Amendment No. 1 to the Edison International Equity
                        Compensation plan (as restated January 1, 1998), incorporated by reference to Exhibit 10.4 to Edison
                        International's Form 10-Q for the quarter ended June 30,
                        2000. (File No. 1-9936).

12.1 Statement regarding the ratio of earnings to fixed charges for EME Homer City Generation L.P.*

21.1                    List of Subsidiaries of EME Homer City Generation L.P.*

23.1                    Consent of Arthur Andersen LLP.*

23.2                    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1).(1)

25.1                    Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York for the 8.137% Senior Secured Bonds due
                        2019 and 8.734% Senior Secured Bonds due 2026.*

99.1                    Form of Consent Form.(1)

99.2                    Form of Letter to Our Clients.(1)

99.3                    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.(1)

99.4                    Form of Solicitation Agency Agreement, dated as of   , 2001,
                        among EME Homer City Generation L.P., Edison Mission
                        Holdings Co., Credit Suisse First Boston Corporation and
                        Lehman Brothers Inc.(1)

------------------------

*   Filed herewith.

(1) To be filed by Amendment.

                                       5